Exhibit 10.1

CONSOLIDATED AGREEMENTS
BETWEEN
DMS HEALTH TECHNOLOGIES, INC.
AND
PHILIPS HEALTHCARE
A DIVISION OF
PHILIPS ELECTRONICS NORTH AMERICA CORPORATION

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 2 of 99

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 3 of 99

PHILIPS HEALTHCARE
GENERAL GOVERNING TERMS ACROSS
SCHEDULES A, B, C
between
DMS HEALTH TECHNOLOGIES, INC.
and
PHILIPS HEALTHCARE
A division of
PHILIPS ELECTRONICS NORTH AMERICA CORPORATION
This arrangement of General Terms ("Terms") shall be applied to and govern all DMS Health Technologies, Inc.'s and its wholly owned entities ("DMS") contracts with Philips Healthcare ("Philips" and collectively with DMS "Parties"), attached hereto as: Schedule A (Master Distributor Agreement #MD228), Schedule B (Independent Manufacturer Representative Agreement #971036), and Schedule C (Service Agreement dated January 1, 2009) (separately "Agreement"; collectively "Agreements"). Schedules A, B, and C set forth the specific products, terms and conditions governing the transactions for each business relationship between the Parties.
RECITALS
WHEREAS, subject to the terms of these separate Agreements, the Parties intend that those enterprise specific terms and conditions shall govern future transactions between the Parties; and
WHEREAS, common terms and conditions prevail between the Agreements;
NOW, THEREFORE, the Parties agree to consolidate the common terms across all Agreements, maintain, in the Schedules, those specific terms and conditions for each business enterprise and agree that each Schedule is independent of the other and may be administered separately.

COMMON TERMS
1. DEFINITIONS

a.	"Account" means those customers listed on an Account Exhibit or located in the designated territory or market segment.

b.
"Active Deals" means a potential transaction with a customer to which the representative is able to provide the following (i) current contact information (name, email address and telephone number) of the decision maker(s) at the customer site and (ii) a formal Philips SAP quotation or similar Philips generated quotation that has been provided to said customer within 60 days or less before the termination or expiration date of this Agreement.

c.
"Affiliates" means any corporation or business entity that controls, is controlled by or under common control with a party to this Agreement. For this purpose "control" means that more than 50% of the controlled entity's shares or ownership interest representing the right to make decisions for such entity are owned or controlled, directly or indirectly, by the controlling entity.

d.
"Change of Control" means (a) the sale of all or substantially all of DMS assets or (b) a merger, consolidation or other reorganization of DMS which results in more than 50% of the voting stock of the resulting or surviving entity being owned or held by persons other than those owning or holding the voting stock in DMS on the date of this Agreement, or (c) the sale by one or more stockholders of DMS, in a single transaction or series of related transactions, of more than 50% of the voting stock of DMS to one or more third parties who are at the time of such sale unaffiliated with any stockholders of the DMS.

e.	"Commissionable Items" are commissionable items identified a such in Philips plan year Terms and Conditions,

f.
"Confidential Information" is defined as any information marked as confidential or proprietary, and any information, while not identified as confidential or proprietary, that is of such a nature that a reasonable person would believe it to be confidential or

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 4 of 99

proprietary including processes or general business operations, sales costs, profits, pricing methods, organization and employee and customer lists.

g.	''Demonstration Products" means Products, accessories and supplies required for the purpose of demonstrating the Product capabilities in the sales process.

h.
"Distributor" means a company or individual that purchases a product(s) from an original equipment manufacturer and then independently sells that product to an end user. A distributor takes title, physical possession and owns the products. Philips Distributor/Master Distributor is an independent entity authorized by Philips to promote and sell Philips products in accordance with the terms of a fully executed Philips Master Distributor Agreement (Schedule A).

i.	"Effective Date" means the date the agreement becomes operational. This agreement shall become effective on the date of last signature.

j.
"End user customer" means a person or entity purchasing a Product from DMS where that Customer will take possession and be the direct user of the Product. End user customer does not include a Sub-Distributor or other reseller of the Product.

k.
"Federal Government" means any entity eligible to purchase goods from the General Services Administration (GSA) or Veterans Administration (VA) schedule or contract or any federal procurement schedule or data base.

l.	"Fiscal Quarters" means the annual accounting quarters beginning January 1st and running through December 31.

m.	"Net Commissionable Value" means the list price of commissionable items, less discounts, GPO fees, sales promotions, and applicable taxes unless otherwise defined in the Product Exhibit.

n.	"Ordering Period" is any calendar year or any portion thereof.

o.	"Performance Standard" means the total orders to be achieved during the Term of the Agreement. Performance Standards vary with each Product Exhibit and Schedule.

p.	"Product(s)" means any item listed on the attached Product Exhibits or on Philips corporate price list.

q.	"Product Territory" means the territory identified with a Product set forth in the attached Schedules.

r.	"Released" means when Philips completes order review, accepts the order, and sends the order for fulfillment, unless otherwise specified on the individual Product Exhibit.

s.	"Service or Service Packages" means those service offerings listed on any of the Schedules attached hereto.

t.	"Sub-Distributor" means a party selected by a Philips authorized Distributor to promote and sell Philips products in accordance with a fully executed Philips Sub-Distributor Agreement.

u.	"Territory" means the geographical location defined in the Product Exhibit.
2. TERM AND TERMINATION

a.
The term of these Agreement(s) is five (5) years from the Effective Date unless otherwise provided in the Schedules. Renewal, if any, shall be contingent upon written agreement by both Parties to revised terms and conditions and discount levels.

b.	Either Party may terminate this Agreement or any Exhibit(s) without cause at any time upon one-hundred (180) days prior written notice to the other Party.

c.	Philips may increase the price for any of the Products during the term of this Agreement upon sixty (60) days prior written notice DMS.

d.
Either party may terminate this Agreement and any or all of the Schedules immediately if: (i) proceedings, whether voluntary or involuntary, in bankruptcy or insolvency by or against DMS; (ii) appointment, with or without either party's consent, ofa receiver or an assignee for the benefit of creditors; and (iii) if either party promotes or sells Products to customers outside their prescribed territories of each Schedule; Either party may terminate this Agreement and any or all of its Schedules for cause upon thirty (30) days written notice to the other party provided it has first given the other party written notice of its intent to do so, its grounds, and an opportunity not less than two weeks to cure. Grounds for termination with cause include, without limitation:

(i)	Breach of this Agreement or any of the Schedules.

(ii)	If either party fails to pay any sum when due or fails to perform under this Agreement or any other agreement.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 5 of 99

(iii)	The Parties shall advise each other of any Change of Control within ten (10) days of its occurrence. The notified Party may terminate this Agreement immediately upon a Change of Control.

3. COMPLIANCE WITH LAWS
DMS shall:

a.
During the performance of this Agreement, Supplier agrees, at all times, to comply with all Federal, State and local laws, regulations, and policies, including without limitation, non-discrimination, OSHA, environmental and if applicable, Government-mandated flow-downs as amended from time-to-time, as follows: 52.222-21 Prohibition of Segregated Facilities, 52-222.26 Equal Opportunity, 52-222.35 Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Disabled Veterans, 52.222-36 Affirmative Action for Workers with Disabilities, 52.219-8 Utilization of Small Business Concerns, 52.222- 50 Combating Trafficking in Persons, 52.223-18 Encouraging Contractor Policies to Ban Text Messaging While Driving, 52.222-54 Employment Eligibility Verification (eVerify), 52.203-15 Whistleblower Protections Under the American Recovery and Reinvestment Act of 2009, 52-204-11 American Recovery and Reinvestment Act - Reporting Requirements, 52.212-5 Contract Terms and Conditions required to Implement Statutes or Executive Orders-- Commercial Items ALT II; 52.203-13 Contractor Code of Business Ethics and Conduct, and 52.204-10 Reporting Executive Compensation and First-Tier Subcontract Awards. Supplier's failure to so comply shall constitute a material breach of this Agreement."

b.
not cause or allow Product to be adulterated or misbranded and shall comply with all requirements of applicable laws including the Federal Food and Drug and Cosmetic Act applicable to its activities under this Agreement.

c.
understand that Philips subscribes to the codes of ethics of the Medical Imaging & Technology Alliance (MITA) and the Advanced Medical Technology Association (AdvaMed) and DMS shall abide by said codes of ethics in all its dealings with health are providers with respect to Products purchased hereunder. See www.medicalimaging.org and www.advamed.org.

d.
promote and sell Products consistent with Product labeling, documentation and clearances. Upon Philips' request, DMS shall provide Philips with DMS's marketing and sales materials used in connection with the Products.

e.
assume all duties and accountability for training direct employees as well as authorized Sub-Distributor(s ), or other authorized representative in a manner compliant with the U.S. Food and Drug Administration ("FDA") regulations governing such training.

f.
maintain a program for ensuring compliance with Section l 128B of the Social Security Act, 42 USC sec. 1320a-7b, including but not limited to the Anti-kickback Statute, 42 USC sec. 1320a- 7b(b ), as well as analogous state Jaw. Such program shall include, but not be limited to, training of staff as necessary to ensure compliance. DMS shall use reasonable efforts to ensure that any remuneration it offers or provides that may be subject to the Anti-kickback statute falls within the Safe Harbors specified in the statute or in 42 CFRsec. 1001.952.

g.
acknowledge that Philips Products are regulated by the FDA and that DMS is required to comply with all applicable FDA requirements as they relate to DMS 's operations or dealings regarding Philips Products. Upon Philips or the FDA's request, OMS will promptly produce documentation or evidence of such compliance

4. INSURANCE
During the Term of the Agreement, OMS and each of its subcontractors that provide or perform any of the Services shall maintain and keep in force, at its own expense, the following minimum insurance coverages and minimum limits:

a.
workers' compensation insurance, with statutory limits as required by the various laws and regulations applicable to the employees of DMS and any of its subcontractor that provides or performs any of the Services;

b.	employer's liability insurance, for employee bodily injuries and deaths, with a limit of $1,000,000 each accident;

c.
commercial general liability insurance, covering claims for bodily injury, death and property damage, including premises and operations, products, services and completed operations (as applicable to the Services), personal injury, contractual, and broad-form property damage liability coverages, with limits as follows: (1) occurrence limit of $1,000,000 for bodily injury, death and property damage, per claim $1,000,000 for products and completed operations and $2,000,000 combined aggregate;

d.	commercial automobile liability with a minimum limit of $1,000,000 combined single limit insuring all owned, non-owned, hired and leased vehicles;

e.	Excess or Umbrella Liability with a minimum limit of liability of not less than $5,000,000 per occurrence.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 6 of 99

f.
Professional liability in an amount of not less than $2,000,000 per claim DMS will provide Philips with a certificate of insurance evidencing the above policies. Philips will be named as an additional insured with respect to the Commercial General Liability policy. DMS shall endeavor to have its insurance provide thirty (30) day notice prior to any change or cancellation of insurance. DMS shall be responsible for payment of any and all deductibles and coinsurance provisions from insured claims under its policies of insurance. The coverage afforded under any insurance policy obtained by DMS pursuant to the Agreement shall be primary coverage regardless of whether or not Philips has similar coverage. In addition, if permitted by law, workers compensation shall contain a waiver of subrogation in favor of Philips. DMS and its independent contractors shall not perform under the Agreement without the prerequisite insurance. If any policies have "claims made" coverage, DMS will maintain such coverage with Philips named as an additional insured, except Professional Liability ,for a minimum of three (3) years after termination of this Agreement. Any such coverage must have a retroactive date no later than the date of execution of this Agreement. Provided, however, that the DMS shall not have to maintain such coverage if Philips terminated the Agreement without cause.

Philips will maintain commercial general liability insurance (including premises and operations, products, and completed operations, broad form contractual liability, broad form property damage, and personal injury liability) with a minimum limit of $1,000,000 combined single limit per occurrence and $2,000,000 in the aggregate, for claims of bodily injury, including death, and property damage that may arise from products or manufacturer defect. Said policy obtained by Philips will name DMS, its officers, directors and employees as additional insured. Such insurance policies will be written with appropriately licensed and financially responsible insurers. Upon DMS' s request, certificates of insurance evidencing the required coverage and limits will be furnished to the DMS contact designated by DMS.

5. INDEMNIFICATION
Philips shall, except as otherwise provided below, defend or settle any claim made or any suit or proceeding brought against DMS so far as it is based on an allegation that any Product furnished herein infringes a patent of the United States, if notified promptly in writing and given information, assistance and the sole authority to defend or settle same (at Philips' expense), and Philips shall pay damages and costs finally awarded in any such suit or proceeding against DMS not to exceed the amount paid by DMS under this Agreement. In case said Product in such suit is held to infringe and the use or sale of said Product is enjoined, or in the case of a settlement as referred to above, Philips may at its own expense, procure for DMS the right to continue using or selling said Product, or replace same with a non-infringing Product; or modify same so it becomes non-infringing; or grant DMS a credit for the depreciated value of said Product and accept return of same. Any unauthorized modification of the Product by DMS or its agents shall void this indemnity unless DMS has obtained prior written authorization from Philips permitting such Product modification. The foregoing states the entire liability of Philips for patent infringement by Products furnished herein.
The limitation set forth in Section 6 shall not apply to the legal costs/expense of defense or incurred in connection with settlement discussions required by Philips under this Section or the legal costs/expenses incurred by Customer arising from deposition or production requests under Philips' control of defending or settling third party infringement claims on behalf of customer under this section.
DMS shall defend, indemnify and hold harmless Philips, its directors, officers, employees and agents from and against all liabilities, costs, damages, claims and expenses, including reasonable attorneys' fees, arising from or related to any actual or alleged (i)breach by DMS, its representatives, agents, employees or sub-distributors of any expressed or implied covenant, representation, warranty, obligation, or other term of this agreement or (ii) any gross negligent act or omission or willful misconduct of DMS, their representative, agents, employees or subcontractors.
6. LIMITATIONS OF LIABILITY AND DISCLAIMERS

The total liability, if any, of Philips for all damages and based on all claims, whether arising from breach of contract, breach of warranty, negligence, indemnity, strict liability or other tort, or otherwise, arising from a PCCI Product, licensed software, and/or service is limited to the price paid hereunder for the PCCI Product, licensed software, or service. This limitation shall not apply to third party claims for bodily injury or death caused by Philips' negligence or proven product defect.

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, PUNITIVE, INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST REVENUES OR PROFITS, BUSINESS INTERRUPTION, LOSS OF DATA, OR THE COST OF SUBSTITUTE PRODUCTS OR SERVICES WHETHER ARISING FROM BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, INDEMNITY, STRICT LIABILITY OR OTHER TORT.
7. WARRANTY AND LIMITATION OF REMEDIES

a.	DMS will complete Warranty Activation Form for each end-user customer.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 7 of 99

b.
The Products listed on the attached Product Exhibits are covered by Product Warranty as set forth in the Warranty Classification Table (Appendix A), in favor of the end-user of such Products. The Product Warranty as set forth in the Warranty Classification Table is the sole and exclusive Warranty covering any Product sold by Philips.

c.
Philips will supply DMS with the Product Warranty Classification Table for pre-sale disclosure to prospective users. DMS shall comply with Federal Trade Commission regulations requiring pre-sale availability of Warranty, and any other applicable federal or state law relating to Product warranties.

d.	NO OTHER WARRANTY IS EXPRESSED OR IMPLIED. PHILIPS SPECIFICALLY
DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANT ABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE REMEDIES PROVIDED HEREIN, INCLUDING THE PROCEDURE FOR RETURN OF DEFECTIVE GOODS PROVIDED IN SECTION 10 (Schedule A) HEREOF, ARE DMS's SOLE AND EXCLUSIVE REMEDIES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN NO EVENT SHALL PHILIPS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS OR REVENUES OR OTHER INDIRECT DAMAGES), WHETHER BASED ON CONTRACT, TORT, BREACH OF WARRANTY, FULFILLMENT OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATION, FRAUD, OR ANY OTHER LEGAL THEORY, EVEN IF DMS HAS BEEN APPRISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES OCCURRING.

e.
Philips's liability, if any, for damages whether arising from breach of the terms in this Agreement, breach of Warranty, negligence, indemnity, strict liability or other tort, or otherwise with respect to the Products and services is limited to an amount not to exceed the price of the Product or service giving rise to the liability. This limitation shall not apply to third-party claims for bodily injury or death caused by Philips's negligence or proven product defect.

f.	Product Warranty does not transfer upon the sale of used demonstration products or supplies.
8. CONFIDENTIALITY

DMS shall keep in confidence and not divulge to third parties, Philips' proprietary information concerning, but not limited to, confidential product development efforts, technology, trade secrets, service software, service documentation related to installation/warranty, post warranty service, specialized service tools, and financial or business data, without the express written consent of Philips. All such information shall be considered confidential. DMS shall use Confidential Information only for the purposes of its performance under this Agreement to avoid unauthorized disclosure and unauthorized use of such Confidential Information. Unless otherwise required by law these obligations extend for three (3) years from receipt of Confidential Information. This obligation shall survive expiration or termination of this agreement and DMS's employee's or independent contract termination of employment or agency with DMS.

This Agreement imposes no obligation upon DMS, DMS employee or independent contractor with respect to Confidential Information that (a) was in DMS, DMS employee's or independent contractor possession before receipt from Philips; (b) is or becomes a matter of public knowledge through no fault of DMS, DMS employee or independent contractor; (c) is rightfully received by DMS, DMS employee or independent contractor from a third party; (d) is disclosed under operation of Jaw; or (e) is disclosed by DMS, DMS employee or independent contractor with Philips's prior written approval. This Agreement is made under and shall be constructed according to the laws of the Commonwealth of Massachusetts.
9. ADVERTISING, TRADEMARKS AND COPYRIGHT MATERIALS

a.
Philips hereby grants DMS a revocable, non-exclusive license to use any Philips trademark or trade name associated with the Products solely in the advertisement and promotion of the Products during the term of this Agreement. All advertisements or promotions shall be consistent with the Philips supplied labeling. Except as provided in this Section, DMS shall have no right, title, or interest in or to any patent, trademark, or trade name belonging to Philips. DMS shall follow the guidelines as described in Appendix B, Guidelines for Trademarks.

b.	DMS shall return copyrighted materials upon Agreement termination; provided however, with Philips's prior written consent one (1) copy may be retained by DMS for archive purposes only.
10. ASSIGNMENT

This Agreement is binding upon and inures to the benefit of the Parties and their respective successors and permitted assigns.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 8 of 99

Neither Party without prior written approval, which approval will not be unreasonably withheld, from the other may assign rights and delegate the performance of its obligations hereunder to their Affiliates. Any assignment in contravention of this Section shall be ineffective and considered null and void.
DMS further agrees that during the term of this Agreement it shall NOT sell substantially all of its post-warranty service agreements without first providing Philips an opportunity to purchase the Business as provided in Schedule C "Sale of DMS Service Business" (Section 20).
11. TERMINATION

a.
DMS shall immediately cease to be an authorized Philips Distributor upon the effective date of the termination of any or all of the Schedules in this Agreement. DMS shall thereafter refrain from representing itself as an authorized Philips Distributor and from using any Philips trademark or trade name and shall return Product literature and collateral materials promptly. DMS shall cease making any claims of any kind regarding being an authorized Distributor. However, termination shall not affect either Party's rights or obligations as a result of prior sales, including the obligation to pay all amounts as they fall due.

b.
Upon termination of this Agreement, DMS shall, within seven (7) business days of termination, provide Philips an inventory accounting of Philips Products purchased directly from Philips and owned by the DMS as well as a strategy for disposing of the remaining inventory. Philips may repurchase any, or all, of the DMS's inventory. If the inventory: (i) was purchased directly from Philips, (ii) is owned by DMS, (iii) is in "as new" condition, (iv)is on the current Philips price list, and (v) is marketable as new merchandise upon termination of this Agreement, then Philips shall pay or credit DMS's account for such inventory that it elects to purchase. Any inventory Philips elects to purchase, following termination under this Section, shall be purchased at the Philips invoice price of the product paid by DMS. Transportation costs paid by either party for any products Philips elects to re-purchase are not included in this provision.

c.
Upon termination of this Agreement, Philips may enter into agreements with some or all of DMS's Sub- Distributors. Alternatively, Philips may authorize other Philips distributors to enter into Sub-Distributor Agreements with said Sub- Distributors.

12. FORCE MAJEURE

The Parties shall be excused from performing its obligations arising from any delay or default caused by events beyond its reasonable control including, but not limited to, acts of God, acts of third parties, acts of the other party, acts of any civil or military authority, fire, floods, war, embargoes, labor disputes, acts of sabotage, riots, accidents, delays of carriers, subcontractors or suppliers, voluntary or mandatory compliance with any government act, regulation or request, shortage of labor, materials or manufacturing facilities.
13. NOTICE

Any notices given hereunder shall be given in writing by fax, electronically (e-mail), or by mail to the addresses of the Parties first set forth above, or to such other address for either Party as it may designate by written notice to the other. Notices sent by fax or electronically are valid as of the date sent. Notices sent by mail are valid as of the date received. However, if the notice is properly given by courier or mail and is not deliverable because the intended recipient refuses to accept it, fails to claim it, or cannot be located at the proper address, the notice shall be effective on the first day after it is sent by courier service or on the third day after it is mailed.

If to Philips: Philips Healthcare 3000 Minuteman Rd. MS 400 Andover, MA 01810 Fax: 1-855-207-4468 Email: patricia.archambault@philips.com	If to DMS: Paul J Wilson DMS Health Technologies 2101 North University Dr. Fargo, ND 58102 email: paul.wilson@dmshg.com
14. GENERAL CONDITIONS

a.	Neither Party's failure to exercise any of its rights under this Agreement will constitute or be deemed a waiver or forfeiture of those rights.

b.	The laws of the Commonwealth of Massachusetts will govern any disputes arising in connection with this Agreement without regard to the conflict of law principles.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 9 of 99

c.
This Agreement with its related Schedules and attachments supersedes any previous communications, representations, or agreements between the Parties, whether oral or written, regarding the transactions hereunder. DMS's additional or different terms and conditions will not apply. DMS 's purchase or license of Products and support will constitute DMS's acceptance of this Agreement, which may not be changed except by an amendment signed by an authorized representative of each Party.

d.
In certain accounts for which Philips has negotiated a purchase agreement discount or has advertised promotional discounts, Distributor may, at its option, agree to provide the End user customer with the purchase agreement discount and/or promotional discount. DMS does not have to provide these discounts; however, Philips may sell to the account via a direct sale, incorporating these discounts into the price that Philips offers the customer. If DMS chooses to provide the End user customer with the purchase agreement or promotional discount, Philips does not have to increase DMS 's discount.

e.	The provisions of Sections 2, 3, 4, 5, 6, 7, 8, 13, Schedule A Section 3(c), 9, 10, & 13;

f.	Schedule B Exhibit B; Schedule C Section 8 shall survive the termination or expiration of this Agreement or any Product Exhibit.

g.	The headings in this Agreement are inserted for convenience of reference only and do not affect the interpretation of this Agreement.

h.	Nothing in this Agreement gives any person, other than the parties, any legal or equitable right, remedy, or claim under or in respect of this Agreement.

i.	If any provision of this Agreement is held to be invalid, the remainder of the Agreement will not be affected thereby.

j.	This Agreement may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same instrument.
These Common Terms are incorporated into this Agreement by virtue of this reference and apply to the all the Schedules attached hereto.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 10 of 99

SCHEDULE A MASTER DISTRIBUTOR AGREEMENT AGREEMENT #MD228

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 11 of 99

SCHEDULE A

MASTER DISTRIBUTOR AGREEMENT

PHILIPS HEALTHCARE
MASTER DISTRIBUTOR AGREEMENT MD#228

DMS Health Technologies ("Distributor")	Philips Healthcare, a division of Philips Electronics North America Corporation (Philips")
2101 N University Drive	3000 Minuteman Rd. MS 400
Fargo, ND 58102	Andover, MA 01810

This Master Distributor Agreement ("Agreement"), effective as of last date of signature (the "Effective Date"), is by and between Philips and the Distributor identified below (individually, a "Party", and jointly, the ''Parties").

By this Agreement, Philips appoints DMS as an authorized, non-exclusive distributor of the Philips products, accessories and related goods ("Products") described in the attached Exhibits.

The attached Exhibits (when checked) are incorporated and made a part of this Agreement:

X	Exhibit A- Distributor
X	Exhibit E Product Exhibits
	X	Patient Monitoring
Patient Monitoring
	X	Vital Signs
Hospital Respiratory
Children's Medical
Invivo Patient
IntelliSpace Event
	X	Cardiographs and
Holter Systems
	X	Stress Systems
	X	Automated
	X	Manual Defibrillators
	X	Medical Defibrillators
Whisperflow
	X	Ultrasound
Annex - Internet E-Commerce-Sales Terms and Conditions
X	Attachment A-Warranty
X	Appendix A -PCCI Product Warranty
X	Appendix B- Trademark Guidelines
Appendix C - Software License
X	Appendix D - HIPPA BAA

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 12 of 99

The Parties, by their duly authorized officers, have executed this Agreement on the date written below.

DMS Health Technologies	Philips Healthcare, a division of
Philips Electronics North America Corporation
2101 N. University Dr.	3000 Minuteman Road
Fargo, ND 58102	Andover, MA 01810

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 13 of 99

DMS shall purchase and Philips shall sell the Products upon the following terms and conditions:

1. APPOINTMENT

a.Philips hereby appoints Distributor as an authorized, non-exclusive distributor for the promotion, sale and support of the Products in the Territory as defined in the attached Exhibits. Distributor accepts this status upon the terms and conditions contained herein.
b.Distributor shall maintain one or more places of business as set forth on the list of Distributor Locations attached to this Agreement as Exhibit A entitled "Distributor Locations." These locations are the only locations to which Philips will ship Products to Distributor unless otherwise specified on individual Product Exhibits.
c.Distributor shall maintain trained sales staff capable of demonstrating the Products and achieving Distributor's minimum purchase requirements and/or sales goals as set forth on the Product Exhibits. Distributor shall participate in Philips Product training courses that are offered as part of Philips' Distributor program.
d.Distributor shall exert its best efforts to promote, stock, merchandise, sell and support the Products to end-users of the Products. Distributor understands and agrees that Distributor's commitment to pre-sale and post-sale support for Products is essential to Distributor's responsibility under this Agreement. For Ultrasound Products only, Philips is responsible for the Post-sale support for the Products listed on the Ultrasound Product Exhibit.
e.Upon request, Distributor shall provide Philips with accurate written reports on the quantities of Products held in Distributor's inventory.
f.Philips may market other products, including those in competition with the Products listed on the attached Exhibit E. Philips is not obligated to make such other products available to Distributor. Under the terms and conditions of this Agreement, Philips may advertise, promote, and sell the Products listed on the attached Product Exhibits in competition with Distributor in any manner that Philips deems appropriate.

2. APPOINTMENT OF SUB-DISTRIBUTORS

a.PATIENT MONITORING, VITAL SIGNS MONITORING, CARDIOGRAPHS, HOLTER, STRESS, MEDICAL SUPPLIES: Distributor shall notify Philips in advance of its request to appoint Sub-Distributors for the express and exclusive purposes of selling Patient Monitoring, Vital Signs Monitoring, Cardiographs, Holter, Stress and Patient Monitoring Supplies Products. Should Philips assent to Distributor's appointment of Sub-Distributors, Distributor shall obligate Sub-Distributors to adhere to the terms applicable to Distributor under this Agreement, including Territory restrictions. Distributor shall be liable to Philips for the breach of such terms by Distributor's Sub-Distributors. Distributor shall provide Philips with a list of Sub-Distributors using Exhibit E, Sub-Distributor Information.
b.CARDIAC RESUSCITATION: Distributor may appoint Sub-Distributors to promote, sell or resell AED Products provided (i) Distributor complies with the terms herein regarding the appointment of Sub-Distributors of Products set forth in this Section, (ii) each AED Product Sub-Distributor has applied for and entered into a Philips AED Product Sub-Distributor Agreement with Philips and (iii) such AED Product Sub-Distributor Agreement is in force at the time of each sale and at the time of each shipment of AED Products to such AED Product Sub-Distributor or its End user customer as the case may be. Distributor shall ensure the Sub-Distributors the Distributor authorizes to promote or sell Philips AED Products adhere to the terms applicable to the Distributor under this Agreement, including Territory restrictions. Distributor is liable to Philips for breach of such terms by its Sub-Distributors, which Distributor authorizes to promote or sell Philips AED Products. Distributor shall provide Philips with a current list of Sub-Distributors appointed by Distributor to promote, sell, or resell AED Products using Exhibit E and shall inform Philips promptly in writing of any changes to the list of Sub-Distributors appointed to promote, sell, or resell AED Products. In addition, Philips shall inform Distributor in writing if any Sub-Distributor is no longer authorized to purchase and or promote AED Products from Distributor, and Distributor shall immediately terminate all AED Product sales activities with said Sub-Distributor. Distributors of AED Products and their AED Product Sub-Distributors appointed to promote, sell, or resell AED Products may have an Internet presence, but neither Distributor nor AED Sub-Distributor authorized to promote, sell or resell AED Products may have or participate in any mechanism (such as a shopping cart) for selling or taking orders for AED Products over the Internet. This includes shopping mechanisms on external Internet sites, such as eBay or craigslist. This restriction also applies to Internet auctions. This restriction does not extend to Distributor or Sub-Distributor extranet sites with access restricted to Distributor's or AED Product Sub-Distributor's existing End user customers. Sales of Products, including AED Products, by Distributor, to or through Sub-Distributors appointed to promote, sell, or resell AED Products may only be made to or through such parties appointed as set forth above.
c.ULTRASOUND. Distributors who sell Ultrasound Products may not appoint Sub-Distributors for Ultrasound Products.
3. RELATIONSHIP
a.The relationship of Distributor to Philips shall be that of an independent contractor engaged in purchasing Products from Philips for resale to Distributor's End user customers within the Territory. As an independent contractor, Distributor and its employees, contractor and agents are not agents or legal representatives of Philips for any purpose and shall have no power or authority to represent, act for, bind, or commit Philips. Philips and the Distributor are separate entities not in operation for a common purpose.
b.Distributor is solely responsible for any commitments Distributor makes with respect to the Products, quantities, delivery times, suitability of software, or suitability of Products to a particular hardware interface, in specific applications or otherwise.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 14 of 99

c.Distributor has no power or authority to enlarge or modify any Philips Product Warranty defined in Section 10 below or to make any Warranty or commitment on behalf of Philips. Distributor shall not alter any Product labeling.
d.This Agreement shall not be construed in any manner to have established an agency, joint venture, or partnership.
4. ORDERS AND DELIVERY
a.Deliveries under this Agreement shall be initiated by written order(s) and limited to Distributor locations set forth in Master Distributor Agreement Exhibit A, unless otherwise approved by Philips. Each order must request shipment of Products by Philips no later than ninety (90) days after the order date. All orders are subject to acceptance by Philips. All purchases shall be subject to the terms and conditions of this Agreement notwithstanding any contrary or additional terms in Distributor's order, unless Philips explicitly accepts such terms in writing. Distributor hereby grants Philips a purchase money security interest in the Products until all payments have been made. Distributor shall sign any financing statements or other documents reasonably necessary to perfect Philips' security interest in the Products. Where permitted by applicable law, Distributor's signature on its order grants Philips the right to sign on Distributor's behalf and file any financing statement or other documents to perfect Philips' security interest in the Products.
b.Each order shall comply with any minimum order requirements set forth in the attached Product Exhibits.
c.If Distributor requests notification of acceptance of order, then Philips' acceptance of orders shall be communicated to Distributor by phone, fax or email. Delivery is subject to Philips' Product availability at the time Distributor's order is accepted. Philips will make a good faith effort to meet delivery dates quoted or acknowledged. If Philips fails to deliver Products for sixty (60) days beyond the agreed delivery date, Distributor may cancel such orders without charge. Philips shall not be liable for any loss or delay due to causes that are unavoidable or beyond its control.
d.Distributor may request changes in delivery dates (within the ninety (90) day delivery window specified in Section 7(a)) for accepted Product orders, subject to agreement by Philips. If Product is drop-shipped, as permitted on individual Product Exhibits, and end-user does not take delivery of Product, Distributor shall be responsible for any and all shipping costs in both directions between Philips and the end-user.
e.Title to hardware Products and risk of loss or damage will pass to Distributor at Distributor Location, unless (i) Distributor requests drop-shipment of Products as permitted by individual Product Exhibits, or (ii) Products are shipped under Distributor's shipping instructions, in both cases title to hardware Products and risk of loss of damage will pass to Distributor at Philips' shipping dock.
f.Philips will ship according to Philips' standard commercial practice to Distributor Location, or for Product Exhibits that permit drop-shipment, to Sub-Distributors, or end-user. Special packaging or shipping instructions by Distributor must be mutually agreed in writing, and charges will be billed separately to Distributor.
5. PRICE AND PAYMENT

a.Distributor shall pay the prices on Philips' corporate price list on the date Philips receives Distributor's order, less the discounts stated in the applicable Product Exhibits, for the Products purchased. Each Product Exhibit has its own separate discount schedule. Products purchased under other Product Exhibits, schedules, or agreements cannot be combined for discount determination.
b.Philips may increase the price for any of the Products during the term of this Agreement upon sixty (60) days prior written notice to Distributor. Notwithstanding anything to the contrary herein, Philips agrees to hold list pricing through the price increase notification period. Price increases will be applied on the effective date specified in the price increase notification.
c.Taxes are not included in prices and will be invoiced, if applicable, as separate items.
d.Payment is due no later than sixty (60) days from the date of Philips' invoice, except for Products listed on the Ultrasound Product Exhibit, which Exhibit contains the payment terms for such Products.
6. DISTRIBUTOR OBLIGATIONS

a.Distributor is responsible for all steps of the sales process including, but not limited to prospecting, qualifying, selling the features and benefits of Philips Products, producing quotations and proposals, making End user customer presentations, conducting Product demonstrations, closing the sale, ordering Products from Philips, delivering Products to the End user customer, performing installation and End user customer training for Philips Products that do not include Philips-provided installation and training, and working with Philips to handle End user customer satisfaction issues.
b.For Non-Ultrasound Products, Distributor may request the assistance of pre- or post-sale Philips Clinical Specialists or Customer Engineers. Such assistance is subject to availability. Distributor shall pay the cost of such pre- and post-sale Philips' Clinical Specialist and

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 15 of 99

Customer Engineer and will be billed for it on a time-and-materials basis at Philips' then-current rates. The cost of pre- and post-sale assistance is not included in the purchase price of the Product from Philips.
For Ultrasound Products only, Distributor may request the assistance of Philips Clinical Specialists or Customer Engineers for pre- sale activities. Such assistance is subject to availability. Distributor shall pay the cost of pre-sale Philips Clinical Specialist and Customer Engineer and will be billed for it on a time-and-materials basis at Philips' then-current rates. Philips shall be responsible for all post-sale support activities.
c.Distributor shall communicate to its End user customer the Warranty Classification Table as described in Appendix A, installation, and training terms to the End user customer.
d.Distributor shall participate in all Philips meetings, training seminars, Philips on-line training for Product complaint reporting, trade shows, etc. that Philips designates as mandatory. Prior to meetings, training seminars, and trade shows, Philips will notify Distributor, in writing which expenses, if any, will be reimbursed. Distributor shall make its sales force (at minimum, key sales representatives) available for initial and on-going training for the Products listed on the attached Product Exhibit(s). Training will occur either at a mutually convenient site and a mutually convenient time or at a Philips-hosted training session. If Distributor does not make its sales force available to receive initial and on-going training for the Products listed on the Product Exhibit(s), Philips may terminate any Exhibit(s) or this Agreement at any time upon notification.
e.Distributor may provide funding, at its discretion, for local lead generation activities such as telemarketing, local trade shows, meetings, and sponsorships.
f.Distributor will maintain an adequate stock of Product for purposes of Product demonstrations, customer trials, and End user customer loans.
g. Distributor shall promote and sell only to (i) end-user customers in Distributor's Territory, as set forth on the applicable Product Exhibit, and (ii) Philips authorized Sub-Distributors for sale to end-user customer in Distributor's Territory. Distributor shall ensure that its Sub-Distributors abide by the Distributor's Territory restrictions.
h.Distributor will provide Philips with monthly sales tracing reports ("Reports"). The Reports will include at a minimum: customer name, address, zip code, HIN or LLC number, Product number, material selling costs, and customer classification as reasonably requested by Philips. Philips may use the Reports for its own purposes and will not disclose to any third party, except as required by applicable laws or regulations. The right to use the Reports shall survive termination or expiration of this Agreement.
i.Except as provided in this Section 9, Distributor will not advertise, promote, or sell Philips equipment that is not new. Distributors may offer to sell Equipment with fair market value that is used or traded-in ( either "Used Equipment") only to (a) Philips or (b) a 3rd party used equipment dealer listed on the Automated External Product Exhibit or the Manual External Product Exhibit, if included. Neither Philips nor a 3rd party equipment dealer is obligated to accept a Distributor's offer to sell Used Equipment.
7. PHILIPS OBLIGATIONS

a.Philips will provide the following to the Distributor for internal use only within Distributor's organization: telephone consultation for questions about Product capabilities, Philips policies, Product availability and delivery status, Philips corporate price list, and promotional programs.
b.Philips will provide the following to Distributor and Distributor will provide the following to its End user customers: Product Warranty Classification Table (as described in Appendix A). Product literature and collateral materials may be provided through Philips' fulfillment center as set forth above.
c.Philips may, at its sole discretion, attend customer meetings as requested by the Distributor.
d.Philips will provide initial and on-going Product training to Distributor.
8. MODIFICATION OF PRODUCTS

All Philips Products marketed by Distributor shall be sold only in the form as packaged by Philips. Distributor shall not alter, modify, or change any Product or its package or labeling. Distributor shall not cover up any Product's package, nor place the package in another box other than a shipping carton, without Philips's prior written consent.
9.REPAIR OF DISTRIBUTOR OWNED DEFECT GOODS

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 16 of 99

a.The procedure provided in this Section 9 for return and repair or replacement of defective Products is Distributor's sole and exclusive remedy for any claim relating to any alleged defect or nonconformity in the Products sold under this Agreement. Except as set forth in Section 9(b), Distributor shall have no right to return Products.
b.If Distributor discovers that any Product Philips sold to Distributor under this Agreement is defective (a) prior to Distributor selling such Product and (b) within three (3) months of Philips shipping such Product to Distributor, then Distributor shall ;
•contact an authorized Philips representative;
•describe the defect;
•request and obtain Philips approval to return the Product for repair or replacement, which approval Philips shall not unreasonably withhold.
c.If the return of the defective Products qualifies under 9.b. above, Philips will inform Distributor as to the return location and send return labels to Distributor. All returns must be shipped insured at full-value surface freight collect, prepaid parcel post or United Parcel Service.
d.Philips may verify the reason for the return set forth in the service information card and may determine, in its reasonable discretion, whether to replace or repair the Product. Philips is not obligated to replace Products returned for the following reasons: damage from abuse or misuse, attempted repair by an unauthorized service center, repossession, use as demonstration Product, or use with non-Philips supplies.
e.Upon request, Philips will repair or replace Products not covered by Section 9(d) at its current repair or replacement charges.
10. IN WARRANTY REPAIR/REPLACEMENT

a.The Warranty begins upon the earlier of: (i) receipt of the Product(s) by the end-user or (ii) six (6) months after shipment of Product by Philips to Distributor. Philips will provide in-Warranty repair or replacement for the Warranty period specified on Appendix A.
b.Distributor must tender to its End user customers the Product Warranty Classification Table as indicated in Appendix A. To activate the Product Warranty for the End user customer, the Distributor or End user customer must complete the Warranty Activation Form as indicated on Appendix A either (a) by faxing the form to the specified Philips fax number or (b) emailing the form to the specified Philips email address.
c.If the End user customer of a Warranty Product presents a Product to Philips with a request for in-Warranty repair or replacement and Philips cannot verify that such Product is under Warranty because Distributor or End user customer failed to submit a Warranty Activation Form, or if Distributor fails to ship Product to End user customer within six (6) months of shipment from Philips; then Philips may, at its option, repair or replace the Product and charge that Distributor a service fee not to exceed Philips's then current charge for out-of-Warranty repair or replacement.
d.Philips shall perform in-Warranty repair or replacement service. Products sold through a Distributor will include either an on-site Warranty or bench repair Warranty as described in Appendix A entitled "Warranty Classification Table", depending on the specific Philips Product.
e.The Philips service express/replacement program, a feature of which is that Philips pays for transportation both ways, covers many bench repair Warranty Products. Distributor or its End user customer must pay for transportation, insurance, and handling charges in all other cases of shipment of Product to Philips for bench Warranty. Bench repair Warranty Products will be returned to sender at Philips's expense.
f. Philips shall provide reasonable assistance to Distributor at Philips' discretion on Product Warranty related matters, but Distributor is responsible for the satisfactory handling and resolution of complaints from its End user customers. Failure to handle such matters satisfactorily is grounds for Philips to terminate this Agreement.
11. OUT-OF-WARRANTY REPAIR

a.Distributor or its End user customer shall bear all shipping charges for out-of-Warranty repairs.
b.Philips shall bill Distributor, at the current Philips repair charge, for all repairs made by Philips outside of the Warranty period.
c.An authorized factory service representative or an authorized Philips representative shall make all repairs. Philips will determine whether such repairs shall be performed at Distributor's End user customer's site or at a Philips facility.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 17 of 99

d.Philips may make available optional Service Contracts for some products offered under this agreement for Distributor or Distributor's End user customers to purchase.
12. COMPLIANCE WITH LAWS

a.Current shipping regulations specify that any primary lithium battery containing more than 2.0 grams of aggregate lithium content must be transported as Class 9 Dangerous Goods when shipped by air. Primary (non-rechargeable) batteries are forbidden from transport aboard passenger aircraft. The following Philips HeartStart AED battery packs will be subject to the Class 9 Dangerous Goods classification for air shipment. Distributor shall properly transport and dispose of all batteries in accordance with any federal, state, and local laws and regulations.

Philips Product	Description	Aggregate Lithium
BT1	Forerunner Battery Pack	3.36 grams
M3863A	FR2 Battery Pack	6.72 grams
M5070A	HSl/FRx Battery Pack	5.04 grams
989803136301	Forerunner TSO Battery Pack	3.36 grams
989803136291	FR2 TSO Battery Pack	6.72 grams
989803139301	HSl/FRx TSO Battery Pack	5.04 grams
861388	Option A01/FR3 Text FAA - Compliant Battery	<7 grams
861389	Option A01/FR3 Text FAA- Compliant Battery	<7 grams
989803150171	FR3 FAA - Compliant Battery	<7 grams
13. TRACKING, RECALLS AND SAFE HARBOR REGULATIONS

a.Product Reporting Requirements. Distributor shall promptly report to Philips in writing any alleged deficiency related to the identity, quality, durability, reliability, safety, effectiveness, or performance of the Products ("Complaint") of which it becomes aware. In addition, Distributor shall report to Philips (i) any death or injury involving a Product, even if due to user error, or (ii) any Product malfunction that might lead to death or injury if it were to recur, within two (2) days of Distributor's learning of such an event. Distributor shall at Philips' request, undertake reasonable efforts to assist Philips in evaluating or investigating such allegations or events. If Philips advises Distributor that the Complaint may be reportable to the FDA and requires Distributor's assistance by a certain date to meet its reporting obligations, then Distributor shall use its best efforts to provide such assistance by that date. Philips shall use reasonable efforts to keep Distributor reasonably informed of any condition or event involving any Product that in Philips's judgment would be likely to cause or contribute to a death or serious injury.
b. Recall. Distributor shall maintain records of device model, serial, and lot number, as applicable, of Products shipped to each End user customer, as well as name and address of the customer to whom the particular Product was shipped, along with the date and quantity shipped. If any regulatory agency requires Philips to remove or correct the Products or if Philips voluntarily initiates a removal or correction of the Products, then Distributor shall promptly cooperate with and assist Philips in locating and retrieving, if necessary, the recalled Products from Distributor and the End user customer and otherwise comply with all other legal requirements for distributors in recalls of medical devices.
c.Information Regarding Products. Distributor shall supply Philips, upon request, with all information regarding the Products that Philips deems necessary to comply with applicable laws, regulations, and orders, including, but not limited to; information requested for purposes of complying with the FDA Quality System Regulation, including complaint investigation (2l CFR Part 820), medical device reporting (21 CFR Part 803), medical device correction and removal reporting (21 CFR Part 806), and medical device tracking (21 CFR Part 821).

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 18 of 99

d.Device Tracking. Distributor shall collect and maintain the following information ("Device Tracking Information") for Products designated as a tracked device on the attached Exhibits:
P/N (item) Serial #
Date Received
Shipment Date
Date returned to Distributor or disposed of (if any)
Customer Name, Address, City, State, Zip, Phone #
Prescribing Provider Name, Address, City, State, Zip,
Phone # (only for AEDs labeled for prescription use only)
Comments

e.If Philips or the FDA requests Device Tracking Information, the Distributor shall provide this information within five (5) days of Philips's request and within ten (10) days of the request by the FDA. All Device Tracking Information records are subject to audit by Philips and, upon reasonable notice, Distributor shall allow Philips access to such records. If Distributor fails to comply with any requirement in this Subsection 13(d), Philips may suspend shipments of any tracked device to Distributor.
f.If Distributor sells Products to a Sub-Distributor, Distributor shall require Sub-Distributor to provide it with information and take other actions such that Distributor may meet the requirements of this Section 13 with respect to End user customers of the Sub- Distributor.
14. SOFTWARE AND SOFTWARE LICENSE TERMS

Distributor shall be bound by the terms in Appendix C, Software License Terms. In addition, Distributor shall tender to its End user customers the Software License Terms in Appendix C.
15. U.S GOVERNMENT

a.Distributor shall not list, Products on any General Services Administration ("GSA") or Veterans Administration ("VA") schedule or contract, or on any federal procurement schedule contract or database, unless such sales are authorized in writing by Philips. Distributor shall not issue any letter of supply, guaranteeing to supply, or from selling, supplying, or providing any person with Philips Product for resale under any GSA contract, VA contract, or other government schedule or agreement, without Philips' express written authorization. Distributor shall not bid on any government business without express written authorization from Philips.
b.No U.S. Government procurement regulations will be deemed binding on either Party unless specifically accepted in writing and signed by both Parties.
c. Philips has a specific published process for Defense Priority Allocation System ("DPAS") orders, which Philips will provide to Distributor upon request and within a reasonable manner. Orders placed by Distributor on behalf of authorized reseller(s) or other second tier resellers(s) that do not follow this process will not be recognized as DPAS orders and may be rejected. Philips will not be liable for improperly placed DPAS orders.
EXHIBIT A: DISTRIBUTOR LOCATIONS (COMPLETION REQUIRED)
Distributor must provide the location information below with accurate signatory, purchasing and marketing contacts of Distributor.
Please complete this Exhibit and return it with your executed Agreement.
Failure to provide a completed Exhibit may delay implementation of this Agreement and associated Product discounts.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 19 of 99

Distributor Company Name
Street Address (Main Location)
City, State, Zip
Telephone
Fax
Signatory Contact Name and E-mail Address
Marketing Contact Name and E-mail Address
Purchasing Contact Name and E-mail Address

OTHER DISTRIBUTOR LOCATIOINS (Do NOT List Sub-Distributors)
Additional locations where Distributor business is conducted.. Philips will only ship Product to above main location and the addresses below, unless specified on the individual Product Exhibits.

Address:

Phone:
Email:

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 20 of 99

Address:
Phone:
Email:
********************************************************************************************************************

Address:
Phone:
Email:
********************************************************************************************************************

Address:
Phone:
Email:
********************************************************************************************************************

Address:
Phone:
Email:
********************************************************************************************************************

Address:
Phone:
Email:
********************************************************************************************************************

Address:
Phone:
Email:
********************************************************************************************************************

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 21 of 99

PRODUCT EXHIBIT E: AUTOMATED EXTERNAL DEFIBRILLATOR PRODUCTS (AED)
This Exhibit applies only to Philips Automated External Defibrillator products and Automated External Defibrillator Supplies described herein.
Manual Defibrillators and Manual Defibrillator supplies are excluded from this Product Exhibit. For those Distributors authorized to sell Philips Manual Defibrillators and Medical Consumables please refer to Manual Defibrillator and Medical Consumables Product Exhibit.

1.	MINIMUM PURCHASE REQUIREMENTS
Distributors must purchase a minimum of $50,000 in AED's and AED Supplies (Product(s)) per fiscal year. Distributors that do not reach or maintain the minimum purchase requirement will be reviewed by Philips and, upon such review, may be terminated.
For new Distributors, a ten (10) unit Product order must be placed at Agreement signing and will count towards the Minimum Purchase Requirement.
Products counted toward the Minimum Purchase Requirements are M5066A, 861304, 861388, 861389, 861458, 861459, and AED Supplies.
All AED orders must be placed in minimum increments of 10 units per order. The following are excluded from the ten (10) unit minimum purchase requirement: refurbished FR2+ AEDs (861458, 861459) AED orders using AED trade-in promotions will be excluded from the minimum purchase requirement. All AED Supplies require a $500 minimum order.

2.	TERRITORY & MARKETS SERVED

Automated External Defibrillator Market	Automated External Defibrillator Territory Market not available unless geographic territory is assigned
Corporate and Industrial Markets:
Excluding All hospitals, hospital-owned physician offices, hospital-owned surgery centers.
Excluding Philips Protected Account List, included in this exhibit, unless prior approval given by Philips Sales Management team via Lead Participation form
USA
Lay Responder Markets, Which includes: Physician and Dental Office Markets Excluding all hospitals, hospital-owned physician offices, hospital-owned surgery centers.	USA
Police Market Excluding Philips Protected Account List, included in this exhibit, unless prior approval given by Philips Sales Management team via Lead Participation form available on Channel Source.	N/A

State, Local, County and Municipal Markets
Excluding Philips Protected Account List, included in this exhibit, unless prior approval given by Philips Sales Management team via Lead Participation form available on Channel Source
N/A

EMS & Fire Rescue Markets
Includes private, local, hospital based and municipal EMS and Fire Rescue Agencies Excluding Philips Protected Accounts List, included in this exhibit, unless prior approval is given by Philips Sales Management team via Lead Participation form available on Channel Source
N/A
Philips may permit more than one person to be a distributor in any given market or territory. Distributor will sell Products only within its assigned territory and/or applicable market. Distributor may sell to a home office or headquarters location in Distributor's Territory for deployment outside the territory only if the purchasing decision was made in Distributor's Territory.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 22 of 99

3.	PROTECTED DIRECT CORPORATE ACCOUNTS
The following Corporate and Industrial accounts are Philips Direct Accounts. Only Philips may sell AED's, AED Supplies, ALS, ALS supplies, Monitoring and Monitoring Supplies to these account. If Philips deems necessary, distributors may complete the Lead Participation form and upon approval from Philips gain access into an account on this list for some or all of the products described above. All information in the table(s) below is strictly confidential.

4.	2013 PROTECTED DIRECT ACCOUNTS
The following accounts are Direct Philips accounts. Only Philips may sell AEDs, AED Supplies, ALS, ALS Supplies, Monitoring, and Monitoring Supplies to these accounts. If Philips deems necessary, distributors may complete a Deal Registration Form and, upon approval from Philips, gain access into an account on this list for some or all of the products described above.

5.	APPROVED THIRD (3RD) PARTY USED EQUIPMENT DEALERS

6.	STANDARD PRODUCT DISCOUNT SCHEDULE

AED Supplies and the following AED Product are eligible for the Standard Product Discount Schedule.

Product Number	Description
M5066A	HeartStart OnSite
861304	HeartStart FRx
861388	HeartStart FR3 without ECG
861389	HeartStart FR3 with ECG
861458 (subject to availability)	Refurbished HeartStart FR2+ with ECG
861459 (subject to availability)	Refurbished HeartStart FR2+ without ECG
The Distributor earns discounts in accordance with the Standard Discount Schedule shown below:

Year to date Cumulative	$0	$500,000- $999,999	$1,000,000-	$1,500,000-	$3,000,000+
Discount	40%	42%	45%	48%	50%
For AED Services (989803171381, 989803171391, 98980317140, 989803171411, 98980317142, 989803171431, 861309, MXU0001, 861280, 989803158101, 989803147641, 989803147651, 989803147661, 989803147671, 989803147681, 989803150471, 989803150481, 989803164161), a 25% discount shall apply.

7.	DISCOUNT LEVEL

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 23 of 99

The discount effective on December 31, 2013 will remain in effect until year end order results for 2013 are finalized. Philips shall promptly notify Distributor of their beginning 2014 discount rates as described below. No partial retroactive credits will be permitted.
Beginning Discount Level:
For Distributors that purchased Products under this Product Exhibit in the prior fiscal year, the beginning discount level for the current fiscal year is based upon the year end dollar order level from the prior fiscal year (total of) as described in the Standard Product Discount Schedule. For example, if the Distributor's year-end order dollar level from the previous fiscal year was $550,000, then the beginning discount level for the current fiscal year shall be 42%.
For new Distributors, the beginning discount level for the current fiscal year will be the lowest discount described in the Standard Product Discount Schedule.
Continued Discount Level:
Distributor's beginning discount rate shall continue until the Net Dollar Value of Products ordered in the current fiscal year reaches the next threshold in the Standard Product Discount Schedule. The term "Net Dollar Value" means the dollar value of any Product ordered adjusted to (i) exclude or include debits and/or credits, such as but not limited to, credit memos, unauthorized charge-backs, cancellations and returns (regardless if a cancellation or return is requested by Distributor or Philips) and (ii) exclude taxes and shipping charges, if any. For example, if the beginning discount level is 42% (as determined above), then that discount level will continue until the Net Dollar Value of Products ordered in the current fiscal year reaches $1,000,000, at which time the discount level will be adjusted to 45%.
Any qualifying Discount adjustment will be made, following each monthly close, to the next higher net dollar tier as each dollar volume tier is achieved.
For new Distributors, the beginning discount level for the current fiscal year will be the lowest discount described in the Standard Product Discount Schedule shown above.

8.	DISCOUNT EXCEPTION POLICY
Distributor may request Discount Exceptions to counter competitive situations, documented contract pricing, or other promotional programs. Such requests must be submitted through the Indirect Channel Manager for approval by Philips marketing. Philips may require documentation of Distributor's customer pricing as part of the discount exception approval.
Before requesting a Discount Exception, Distributors shall use existing marketing programs. Distributor must submit a new Philips Product order to use the additional discount credit, if any. If Distributor uses existing inventory for the Product order associated with a Discount Exception, then Philips will not apply the additional discount credit until Distributor places a new order having the same number of Product units covered by such Discount Exception. No credit vouchers will be issued for any Discount Exceptions. Philips may require documentation to support Distributor's proper use of the discount exception.
Philips' approval for such requests is at Philips sole discretion.

9.	PRICE CHANGES
Philips may increase the price for any of the Automated External Defibrillators and Automated External Defibrillator Supplies during the term with a 60 day notice. Orders issued by Distributor with requested or acknowledged delivery dates within thirty (30) days after the announcement date shall be billed at the lower price.

10.	E-STORE PURCHASING
If Distributor places orders from the Philips Healthcare e-store www.philips.com/newhealthcarestore and uses a PO, then Distributor will receive an additional 1% discount off the list price of Philips AED's and AED Supplies (product category U22). Only those products available on the Philips e-Store catalogue are eligible for the 1% discount.
The 1% incremental discount: (1) may not be combined with other discount options or promotions unless otherwise specified, (2) may not be applied to capital/system purchases, (3) is not valid for orders placed thru the Philips Business Center, and (4) is not valid for orders placed on the e-Store with a credit card. Because orders for Distributor Demonstration products and Refurbished equipment may not be placed through the e-Store, they are not eligible for this additional discount.
If Distributor misuses promotions or incremental discount, then Philips may (a) reject the incremental discount and require the refund of any such discounts provided or (b) terminate Distributor's Philips e-Store account.

11.	TRACKED DEVICE

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 24 of 99

The following Products are designated as Tracked Devices subject to the requirements specified in Section 19(d) of this Agreement.

M3860A	HeartStart FR2+ with ECG
M3861A	HeartStart FR2+, without ECG
M5066A	HeartStart OnSite
861304	HeartStart FRx
861388	HeartStart FR3 without ECG
861389	HeartStart FR3 with ECG
861458	Refurbished HeartStart FR2+ with ECG
861459	Refurbished HeartStart FR2+ without ECG

12.	SHIPMENT METHOD
Products listed on this Product Exhibit will only be shipped to Distributor locations shown in Exhibit A. If Distributor requests expedited shipping, then applicable expedited freight charge will be applied to the order. Any Distributor request for drop shipment must be accepted by Philips and a complete documentation of medical direction must accompany the purchase order (medical direction not required for M5066A).
All orders will ship complete unless partial shipment is requested at the time of order. All shipments generate invoices and partial shipments will generate multiple invoices with current Distributor payment terms.

13.	DEMONSTRATION PRODUCT PURCHASE REQUIREMENTS AND DISCOUNT
Distributor shall purchase the following Demonstration Products and Supplies at a 50% discount from Philips list price, to be used by Distributor's active sales representatives solely to assist in making sales. At the time of any Demonstration Product purchase, Distributor must specify to Philips, in writing, the purchase is for demonstration purposes only and is within the specified and approved territory. No retroactive credit will be given on orders not specified as Demonstration Product orders prior to invoicing.Distributor shall:

•	use Demonstration Product for customer demonstrations,

•	maintain an adequate inventory of Demonstration Product for demonstration purposes at all times, and service and maintain its Demonstration Product.
Demonstration Product purchases are not added to Distributor's Minimum Purchase Requirements.
HeartStart OnSite Defibrillator (Model M5066A) Supplies for HeartStart OnSite Defibrillator:
Standard Carry Case for OnSite (Option C0l)
Battery for OnSite/FRx (Model M5070A)
Adult Training Cartridge for OnSite (Model M5073A)
Infant/Child Smart Pads Training Cartridge for OnSite (Model M5074A)
External Mannequin Adapters, 10 pack (Model M5089A)
Fast Response Kit (68-PCHAT)
HeartStart HS1 Ready Pack (OptR0l)

HeartStart FRx Defibrillator (861304) Supplies for HeartStart FRx Defibrillator:
Carrying Case for FRx (989803139251)
Infant/Child Key (989803139311)
Training Pads II (989803139271)
Infant Child Pads Placement Guide (989803139281)
Fast Response Kit (68-PCHAT)
HeartStart FRx Ready Pack (Opt R0I)
Battery for OnSite/FRx (Model M5070A)

HeartStart FR3 Defibrillator (861389) Supplies for HeartStart FR3 Defibrillator
Rigid System Case (989803149971)
Soft System Case (989803179161)
Small Soft Case (989803179181) Infant/Child Key (989803150031)
Training Pack (989803150191)
Training Battery Charger and Power Cord (861394)
Replacement Training Pads (989803150181)
Interconnect Cable, Training Pads (989803150201)
Data Card (989803150061)
Bluetooth Transceiver Module (989803150081)
Bluetooth Dongle (861488) (may become one part number w BT module
HeartStart Configure (861487 A01)
Data Messenger Software (861451 A01)
CPR Meter Upgrade, FR3 (989803149941)
3-Lead ECG Cable (989803150051)
Rechargeable Battery (989803150241)

14.	LIMITATIONS OF DEMONSTRATION PRODUCT PURCHASE:

Distributor will not sell the purchased Demonstration Product (except as expressly provided below in this Exhibit). Distributor will bear the future cost of all ancillary supplies.
If Distributor sells the Demonstration Product and supplies, then, except as expressly provided herein, this Agreement will be terminated and the remaining cost of the Demonstration Product and Supplies (i.e. the additional 50% not charged to the Distributor) will become immediately due and payable to Philips.
Before selling demonstration units to an end user, the Product must meet the following criteria:

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 25 of 99

The Demonstration Product has been used by the Distributor for at least 12 months (Automated External Defibrillator).
OR
The Demonstration Product has been removed from the Philips price list and/or has been replaced by another model.
OR
The Demonstration Product has been purchased for and is being sold for the specific purpose of providing Demonstration Product to Sub-Distributors who are working under Philips contract with a Philips Authorized Distributor to distribute Philips Healthcare products. The Sub-Distributors shall comply with the Distributor Demonstration Product requirements of this Agreement.
DEMONSTRATION POOL PURCHASE:
Distributors may buy Philips Demonstration Product from the Demonstration Product Pool, subject to availability. Demonstration Pool Products are Products that have been used for demonstration purposes or returned and refurbished for sale.
Distributors may purchase these Demonstration Products at the greater of the two following Discounts
1) Distributor Standard Product Discount Schedule shown above
OR
2) Discount percentage from list price offered by Philips Demonstration Quoting Team based on age of Demonstration Product. These Discounts cannot be combined.
Demonstration Pool Products purchases are not added to Distributor's Minimum Purchase Requirements. Product Warranty does not transfer upon the sale of used Demonstration Products or Supplies.

15.	INTERNET

If applicable see Annex for the terms and conditions of internet sales.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 26 of 99

PRODUCT EXHIBIT E: MANUAL DEFIBRILLATOR PRODUCTS (ALS)
This Exhibit applies only to Manual Defibrillator Products described herein.
Manual Defibrillator supplies are excluded from this Product Exhibit. Refer to the Medical Consumables Product Exhibit discount schedule.

1.	MINIMUM PURCHASE REQUIREMENTS
Distributors must purchase a minimum of $50,000 in Products per fiscal year. Distributors that do not reach or maintain the minimum purchase requirements will be reviewed by Philips and upon such review may be terminated.
Only items M4735A, 861290, M3535A, and M3536A are credited toward the minimum purchase requirements.

2.	TERRITORY & MARKETS SERVED

Manual Defibrillator Market	Manual Defibrillator Territory Market not available unless geographic territory is assigned
Lay Responder Markets, which includes: Physician and Dental Office Markets Excluding all hospitals, hospital-owned physician offices, hospital-owned surgery centers)	US
Police Market Excluding Philips Protected Account List, included in this exhibit, unless prior approval given by Philips Sales Management team via Lead Participation form available on Channel Source.	N/A
State, Local, County and Municipal Markets
Excluding Philips Protected Account List, included in this exhibit, unless prior approval given by Philips Sales Management team via Lead Participation form available on Channel Source

N/A
EMS & Fire Rescue Markets
Includes private, local, hospital based and municipal EMS and Fire Rescue Agencies
Excluding Philips Protected Accounts List, included in this exhibit, unless prior approval is given by Philips Sales Management team via Lead Participation form available on Channel Source

N/A
Philips may permit more than one person to be a distributor in any given market or territory. Distributor will sell Products only within its assigned territory and/or applicable market. Distributor may sell to a home office or headquarters location in Distributor's (Distributor') Territory for deployment outside the territory as long as the purchasing decision was made in Distributor's (Distributor's) Territory.
NOTE: To bid on a Request For Proposal, Distributor must have the state listed as part of their territory and have a sales representative in the respective Philips geographic region where the units will be deployed. Any exception to this must have prior written approval by the Philips Indirect Channel Manager who covers the Philips geographic region and market where the units will be deployed.

3.	2013 PROTECTED DIRECT ACCOUNTS
The following accounts are Direct Philips accounts. Only Philips may sell AEDs, AED Supplies, ALS, ALS Supplies, Monitoring, and Monitoring Supplies to these accounts. If Philips deems necessary, distributors may complete a Deal Registration Form and, upon approval from Philips, gain access into an account on this list for some or all of the products described above.

4.	APPROVED THIRD (3RD) PARTY USED EQUIPMENT DEALERS

5.	MANUAL DEFIBRILLATOR PRODUCTS ELIGIBLE FOR SALE

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 27 of 99

Product Number	Description
M3535A	HeartStart MRx Monitor Defibrillator
M3536A	HeartStart MRx Monitor Defibrillator
861290	HeartStart XL+

6.	DISCOUNT LEVEL

Year to date	$1-$99,999	$100,000- $199,999	$200,000- $499,999	$500,000+
Discount	40%	44%	46%	48%
The discount effective on December 31, 2013 will remain in effect until year end order results for 2013 are finalized. Philips shall promptly notify Distributor in writing of their beginning 2014 discount rates as described below. No partial retroactive credits will be permitted.
Beginning Discount Level:
For Distributors that purchased Products under this Product Exhibit in the prior fiscal year, the beginning discount level for the current fiscal year is based upon the year end dollar order level from the prior fiscal year (total of) as described in the Standard Product Discount Schedule. For example, if the Distributor's year end order dollar level from the previous fiscal year was $150,000, then the beginning discount level for the current fiscal year shall be 44%.
For new Distributors, the beginning discount level for the current fiscal year will be the lowest discount described in the
Standard Product Discount Schedule.
Continued Discount Level:
Distributor's beginning discount rate shall continue until the Net Dollar Value of Products ordered in the current fiscal year reaches the next threshold in the Standard Product Discount Schedule. The term "Net Dollar Value" means the dollar value of any Product ordered adjusted to (i) exclude or include debits and/or credits, such as but not limited to, credit memos, unauthorized charge-backs, cancellations and returns (regardless if a cancellation or return is requested by Distributor or Philips) and (ii) exclude taxes and shipping charges, if any. For example, if the beginning discount level is 40% (as determined above), then that discount level will continue until the Net Dollar Value of Products ordered in the current fiscal year reaches $500,000, at which time the discount level will be adjusted to 48%.
Any qualifying Discount adjustment will be made, following each monthly close, to the next higher net dollar tier as each dollar volume tier is achieved.
For new Distributors, the beginning discount level for the current fiscal year will be the lowest discount described in the Standard Product Discount Schedule shown above.

7.	DISCOUNT EXCEPTION POLICY
Distributor may request Discount Exceptions to counter competitive situations, documented contract pricing, or other promotional programs, Such requests must be submitted through the Indirect Channel Manager for approval by Philips marketing. Philips may require documentation of Distributor's customer pricing as part of the discount exception approval.
Before requesting a Discount Exception, Distributors shall use existing marketing programs. Distributor must submit a new Philips Product order to use the additional discount credit, if any. If Distributor uses existing inventory for the Product order associated with a Discount Exception, then Philips will not apply the additional discount credit until Distributor places a new order having the same number of Product units covered by such Discount Exception. No credit vouchers will be issued for any Discount Exceptions. Philips may require documentation to support Distributor's proper use of the discount exception.
Philips' approval for such requests is at Philips sole discretion.

8.	PRICE CHANGES
Philips may increase the price for any of the Manual Defibrillators during the term with a 60 day notice. Orders issued by Distributor with requested or acknowledged delivery dates within thirty (30) days after the announcement date shall be billed at the lower price.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 28 of 99

9.	TRACKED DEVICES

The following Products are designated as Tracked Devices subject to the requirements specified in Section 19(d) of this Agreement.

M3535A	HeartStart MRx Monitor Defibrillator
M3536A	HeartStart MRx ECS Monitor Defibrillator
M4735A	HeartStart XL
861290	HeartStart XL+

10.	SHIPMENT METHOD
Products listed on this Product Exhibit will only be shipped to Distributor locations shown in Exhibit A. If Distributor requests expedited shipping, then applicable expedited freight charge will be applied to the order.
All orders will ship complete unless partial shipment is requested at the time of order. All shipments generate invoices and partial shipments will generate multiple invoices with current Sub-Distributor payment terms.

11.	DEMONSTRATION PRODUCT PURCHASE REQUIREMENTS AND DISCOUNT

Distributor shall purchase the following demonstration products and supplies at a 50% discount from List to be used by Distributor's active sales representatives solely to assist in making sales. At the time of any Demonstration Product purchase Distributor must specify to Philips, in writing that the purchase is for demonstration purposes only within the approved specified and approved territory. No retroactive credit will be given on orders not specified prior to invoicing as Demonstration Product orders.
Distributor shall:

–	use Demonstration Product for customer demonstrations,

–	maintain an adequate inventory of Demonstration Product for demonstration purposes at all times, and service and maintain its Demonstration Product.
Demonstration Product purchases are not added to Distributor's volume commitments herein. Product Warranty does not transfer upon the sale of used demonstration products or supplies.
All associated peripherals, accessories, etc. for all Demonstration Product will receive the same discount as the core Product ordered.
HeartStart MRx ECS (ALS) Monitor/Defibrillator (Model M3535A) Supplies for HeartStart MRx ECS (ALS) Monitor/Defibrillator:
SpO2, NBP, (Option A02)
External Pacing (Option B01)
Q-CPR (B08)
Q-CPR Data Capture (B09)
Paddles (Option C01)
Data Card (Option C03)
Instruction for Use (Option LP1)
User Training DVD (Option LP3)
5-Bench Warranty (Option W24

HeartStart MRx ECS (ALS) Monitor/Defibrillator (Model M3536A) Supplies for HeartStart MRx ECS (ALS) Monitor/Defibrillator:
SpO2, NBP, etC02, IBP, Temperature (Option A06 & A26)
External Pacing (Option B01)
12-Lead Acquisition (Option B02)
75MM Printer (Option B04)
12-Lead Transmission (Option B06)
Bluetooth and RS-232 12-lead Transmission (B07)
Q-CPR (B08)
Q-CPR Data Capture (Option B09)
Event Summary Transmission (Option B10)
Batch/LAN Data Transfer (Option B12)
ACI TIPI /TPI (Option B17)
Periodic Clinical Data Transmission (Option Bl8)
Data Card (Option C03)

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 29 of 99

Battery (Option CO5)
AC Power Adapter (Option C06)
Wide Bedrail Hook (C09)
5-Wire Extremity Plugs (C10)
2.7m Trunk Cable (Cl1)
5-Lead Cable with Lead Set (Cl5)
Instructions for Use (Option LP1)
User Training Video (Option LP2)
Display Cover (M4737A)
*Note: Symbio 12-Lead Simulator required for demonstration purposes.

Heart Start XL+ Defibrillator/Monitor (861290) Supplies for HeartStart XL_+ Defibrillator:
SPO2 - Pulse Oximeter (Option A01)
SPO2 & NIBP (Option A02)
Noninvasive Pacing (Option B01)
External Paddles (Option C01)
USB Data Drive (Option C03)
Accessory Storage System (Option C04)
Swap 3 lead ECG cable for 5 lead ECG cable (Option C07) User Training Video (LP2)

12.	LIMITATIONS OF DEMONSTRATION PRODUCT PURCHASE
Distributor will not sell the purchased Demonstration Product ( except as expressly provided below in this Exhibit). Distributor will bear the future cost of all ancillary supplies. Warranty does not transfer upon the sale of used demonstration product or supplies.
If Distributor sells the Demonstration Product and supplies, then, except as expressly provided herein, this Agreement will be terminated.
Before selling demonstration units to an end user, the Product must meet the following criteria:
The Demonstration Product has been used by the Distributor for at least 12 months (Manual Defibrillator).
OR
The Demonstration Product has been removed from the Philips price list and/or has been replaced by another model.
OR
The Demonstration Product has been purchased for and is being sold for the specific purpose of providing Demonstration Product to Sub-Distributors who are working under Philips contract with a Philips Authorized Distributor to distribute Philips Healthcare products. The Sub-Distributors shall comply with the Distributor Demonstration Product requirements of this Agreement.

13.	INTERNET
If applicable see Annex for the terms and conditions of internet sales.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 30 of 99

PRODUCT EXHIBIT E: MEDICAL CONSUMABLES AND SENSORS
This Exhibit applies only to Philips Medical Consumables and Sensors (T89) and ECS (ALS) Supplies (U24) Products ("Medical Consumable").

1.	MINIMUM PURCHASE REQUIREMENTS
Distributors must purchase a minimum of $50,000 in Products per fiscal year. Distributors that do not reach or maintain the minimum purchase requirements will be reviewed by Philips and upon such review may be terminated.
All Medical Consumables orders must be placed in minimum net value of at least $500 per order when placed separately from an equipment order. Medical Consumables orders, placed on the same order as an equipment order, are not subject to minimum order requirements.
For a new Distributor, a $1,000 minimum order must be placed at Agreement signing and will count towards the yearly commitments.

2.	TERRITORY AND MARKETS SERVED

Distributor agrees to sell above Medical Consumables (U24) only within its assigned ECS (ALS) Territory, and assigned Territory below, if applicable.

Medical Consumable Market	Medical Consumable Territory Market not available unless geographic territory is assigned
Physician and Dental Office Markets (excluding all hospitals, hospital-owned physician offices, hospital-owned surgery centers)	USA
Distributor understands that it may not be the only distributor in any given market or territory. Distributor agrees to sell above product only within its assigned territory and/or applicable market. Distributor may sell to a home office or headquarters location in Distributor's Territory for deployment outside the Territory only if the purchasing decision was made in Distributor's Territory,

3.	2013 PROTECTED DIRECT ACCOUNTS
The following accounts are Direct Philips accounts. Only Philips may sell AEDs, AED Supplies, ALS, ALS Supplies, Monitoring, and Monitoring Supplies to these accounts. If Philips deems necessary, distributors may complete a Deal Registration Form and, upon approval from Philips, gain access into an account on this list for some or all of the products described above.

4.	SHIPMENT METHOD
Medical Consumables listed on this Exhibit will be shipped to Distributor locations shown in Exhibit A. All supplies orders shipping standard are subject to a $15 freight charge. If Distributor requests expedited shipping, then applicable expedited freight charge will be applied to the order.

5.	STANDARD MEDICAL CONSUMABLES DISCOUNT SCHEDULE

Cumulative 12 month Product Purchases (Net)	$1- $50,000	$50,000- $250,000	$250,001- $500,000	$500,001+
Discount	28%	32%	34%	40%

6.	PRICE CHANGES
Philips may increase the US list price for any medical supplies and accessories at any time during the term with 60 days notice. Orders issued by Distributor with requested or acknowledged delivery dates within thirty (30) days after the announcement date shall be billed at the lower price.
Medical Consumables pricing will be based on the Philips Current Price List appearing at the time of order less the appropriate discount. Products purchased under other Product Exhibits, schedules or contracts cannot be combined with purchases pursuant to this Exhibit for discount or annual volume determination.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 31 of 99

7.	DISCOUNT LEVEL
The discount effective on December 31, 2013 will remain in effect until year end order results for 2013 are finalized at which time Distributor shall be promptly notified of their beginning 2014 discount rates as described below. No partial retroactive credits will be permitted.

8.	DISCOUNT EXCEPTION POLICY
Distributor may request Discount Exceptions to counter competitive situations, documented contract pricing, or other promotional programs. Such requests must be submitted through the Indirect Channel Manager for approval by Philips marketing. Philips may require documentation of Distributor's customer pricing as part of the discount exception approval.
Before requesting a Discount Exception, Distributors shall use existing marketing programs. Distributor must submit a new Philips Product order to use the additional discount credit, if any. If Distributor uses existing inventory for the Product order associated with a Discount Exception, then Philips will not apply the additional discount credit until Distributor places a new order having the same number of Product units covered by such Discount Exception. No credit vouchers will be issued for any Discount Exceptions. Philips may require documentation to support Distributor's proper use of the discount exception.
Philips' approval for such requests is at Philips sole discretion.

9.	INTERNET
If applicable see Annex for the terms and conditions of internet sales.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 32 of 99

PRODUCT EXHIBIT E: VITAL SIGNS MONITORING
This Exhibit applies only to Philips Vital Signs Monitoring Products described herein.

1.	MINIMUM PURCHASE REQUIREMENTS
Distributors must purchase a minimum of $50,000 in Products per fiscal year. Distributors that do not reach or maintain the minimum purchase requirements will be reviewed by Philips and upon such review may be terminated.

2.	TERRITORY AND MARKETS SERVED

Alternate Care- Out of Hospital Medical Facilities and Physician office Markets (excluding all hospitals, hospital, hospital-owned surgery centers,	US

3.	2013 PROTECTED DIRECT ACCOUNTS
The following accounts are Direct Philips Vital Signs accounts. Only Philips may sell Vital Sign and Vital Signs Supplies to these accounts. If Philips deems necessary, distributors may complete a Deal Registration Form and, upon approval from Philips, gain access into an account on this list for some or all of the products described herein.
All Facilities owned by:

1.

2.
Philips may permit more than one person to be a distributor in any given market or territory. Distributor will sell Products only within its assigned territory and/or applicable market. Distributor may sell to a home office or headquarters location in Distributor's Territory for deployment outside the territory only if the purchasing decision was made in Distributor's Territory.

4.	STANDARD PRODUCT DISCOUNT SCHEDULE
Distributor earns discounts on purchases for all eligible Vital Signs Monitoring Products in accordance with the Standard Product Discount Schedules shown below.
Beginning Discount:

Year end Cumulative Product Purchases (Unit)	1-25	26-60	61-100	101-199	200
Discount	40%	43%	45%	50%	53%
Continued Discount:

Year-to-date Cumulative Product Purchases (Net Dollars)	$0 - $99,999.99	$100,000.00 -$249,999.99	$250,000.00 - $399,999.99	$400,000.00 - $799,999.99	$800,000.00
Discount	40%	43%	45%	50%	53%

5.	DISCOUNT LEVEL
The discount effective on December 31, 2013 will remain in effect until year end order results for 2013 are finalized at which time Distributor shall be promptly notified of their beginning 2014 discount rates as described below. No partial retroactive credits will be permitted.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 33 of 99

Beginning Discount Level:
For Distributors that purchased Products under this Product Exhibit in the prior fiscal year, the beginning discount level for the current fiscal year is based upon the Distributor's Year-end Cumulative Product Purchases from the prior fiscal year (total of 863063, 863063 T01, 863064, 863065, 863066, 863068, 863067, 863069, 863070, 863071, 863072, 863073, 863074, 863275, 863276, and 863278 only) as described in the Standard Product Discount Schedule for the Beginning Discount. For example, if the Distributor's Year-end Cumulative Product Purchases from the previous fiscal year was 50 units, then the beginning discount level for the current fiscal year shall be 43%.
For new Distributors, or Distributors adding this product for the first time, the beginning discount level for the current fiscal year will be the lowest discount described in the Standard Product Discount Schedule for the Continued Discount.
Continued Discount Level:
Distributor's beginning discount rate shall continue until the Net Dollar Value of Products ordered in the current fiscal year reaches the next threshold in the Standard Product Discount Schedule. The term "Net Dollar Value" means the dollar value of any Product ordered adjusted to (i) exclude or include debits and/or credits, such as but not limited to, credit memos, unauthorized charge-backs, cancellations and returns (regardless if a cancellation or return is requested by Distributor or Philips) and (ii) exclude taxes and shipping charges, if any. For example, if the beginning discount level is 40% (as determined above), then that discount level will continue until the Net Dollar Value of Products ordered in the current fiscal year reaches $800,000, at which time the discount level will be adjusted to 53%.
Philips will promptly evaluate and adjust Distributor discount level following each monthly close. Any qualifying Discount adjustment will be made to the next higher net dollar tier as each dollar volume tier is achieved.

6.	DISCOUNT EXCEPTION POLICY
Distributor may request Discount Exceptions to counter competitive situations, documented contract pricing, or other promotional programs. Such requests must be submitted through the Indirect Channel Manager for approval by Philips marketing. Philips may require documentation of Distributor's customer pricing as part of the discount exception approval.
Before requesting a Discount Exception, Distributors shall use existing marketing programs. Distributor must submit a new Philips Product order to use the additional discount credit, if any. If Distributor uses existing inventory for the Product order associated with a Discount Exception, then Philips will not apply the additional discount credit until Distributor places a new order having the same number of Product units covered by such Discount Exception. No credit vouchers will be issued for any Discount Exceptions. Philips may require documentation to support Distributor's proper use of the discount exception.
Philips' approval for such requests is at Philips sole discretion.

7.	PRICE CHANGES
Philips may increase the U.S. list price of its Products and accessories at any time during the term with 30 day notice. Orders issued by the Distributor with requested or acknowledged delivery dates within thirty (30) days after the announcement date shall be billed at the lower price.

8.	PRODUCT INSTALLATION
Philips is not responsible for installing any Product sold by Distributor. Distributor or its customer will install and configure all Products.
If Distributor wishes the assistance of pre- and/or post-sale Philips Clinical Specialists or Customer Engineers, such assistance is subject to availability. Distributor shall pay the cost of such pre- and post-sale Philips' Clinical Specialist and Customer Engineer and will be billed for it on a time-and-materials basis at Philips' then-current rates. The cost of pre- and post-sale assistance is not included in the purchase price of the Product from Philips.

9.	PRODUCTS ELIGIBLE FOR DISCOUNT

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 34 of 99

A (¬) indicates eligible Products	Product Number	Description
•	863264 and appropriate options	SureSigns VM1 - SpO2
•	863265 and appropriate options	SureSigns VM1 - SpO2, Recorder
•	863266 and appropriate options	SureSigns VM1 - SpO2, CO2, Recorder
•	863063 and appropriate options	SureSigns VM4 - 8.4" display, ECG, NBP, Sp02
•	863064 and appropriate options	SureSigns VM6 - 8.4" display, ECG, NBP, Sp02, Resp, Basic Arrh, cont. temp
•	863065 and appropriate options	SureSigns VM6 - 8.4" display, ECG, NBP, Sp02, Resp, Basic Arrh, cont. temp, IBP
•	863066 and appropriate options	SureSigns VM8 - 10.4" display, ECG, NBP, Sp02, Resp, Basic Arrh, cont. temp, IBP, etC02, recorder
•	863068 and appropriate options	SureSigns VM8 - 10.4" display, ECG, NBP, Sp02, Resp, Basic Arrh, cont. temp, IBP
•	989803144011	Wall mount for SureSigns Monitors (VS3 and VM Series)
•	989803144001 and 989803150281	Rollstand for SureSigns Monitors and adaptor kit (VS3 and VM Series)
•	989803159601	SureSigns VS2, VS3 and VM1 Serial Interface Adapter
•	989803160321	SureSigns VS2 Power Supply Bracket - Rollstand
•	989803161091	SureSigns VS2 Power Supply Bracket - Wall Mount
•	989803161281	Rollstand for SureSigns VS2 with Mounting Plate
•	989803161291	SureSigns VS2 Wall Mount
•	989803148491	SureSigns Series Recorder Kit
•	989803163411	SureSigns Wi-Fi Upgrade kit for VS2 and VS3
•	989803163421	SureSigns VS3 Side Mount P-Temp Upgrade Kit
•	863275 and appropriate options	SureSigns VSi - NIBP
•	863276 and appropriate options	SureSigns VSi - NIBP, SpO2
•	863079 and appropriate options	SureSigns VS2 - NIBP
•	863080 and appropriate options	SureSigns VS2 - NIBP, SpO2
•	863081 and appropriate options	SureSigns VS2 - NIBP, SpO2, pTEMP
•	863082 and appropriate options	SureSigns VS2 - NIBP, SpO2, pTEMP, REC
•	863278 and appropriate options	SureSigns VS2+ - NIBP, SpO2
•	863069 and appropriate options	SureSigns VS3 - NIBP
•	863070 and appropriate options	SureSigns VS3 - NIBP, pTEMP
•	863071 and appropriate options	SureSigns VS3 - NIBP, Sp02
•	863072 and appropriate options	SureSigns VS3 - NIBP, Sp02, Rec
•	863073 and appropriate options	SureSigns VS3 - NIBP, Sp02, pTEMP
•	863074 and appropriate options	SureSigns VS3 - NIBP, Sp02, pTEMP, Rec
•	989803167691	1D ID/Bar Code Scanner kit for SureSigns
•	989803147821	2D SureSigns Bar code Scanner
•	863067 and appropriate options	SureSigns Vital Signs Viewer

10.	PALLET VOLUME DISCOUNT
If Distributor purchases ten (10) monitor Products on a single purchase order and all units are shipped to one address at the same time, then Distributor is entitled to receive one (1) additional monitor Product of the least expensive model at a 100% discount. Eligible monitors are those Product numbers identified as being eligible for the discount in this Exhibit.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 35 of 99

11.	DEMONSTRATION PRODUCT PURCHASE REQUIREMENTS AND DISCOUNT
Distributor shall purchase the following Demonstration Products and supplies at a 50% discount from Philips list price, to be used by Distributor's active sales representatives solely to assist in making sales. At the time of any Demonstration Product purchase, Distributor must specify to Philips, in writing, the purchase is for demonstration purposes only within the approved specified and territory. No retroactive credit will be given on orders not specified prior to invoicing as Demonstration Product orders.
Distributor shall:

–	use Demonstration Product for customer demonstrations,

–	maintain an adequate inventory of Demonstration Product for demonstration purposes at all times and, service and maintain its Demonstration Product.
Demonstration Product purchases are not added to Distributor's volume commitments herein.
All associated peripherals, accessories, etc. for all Demonstration Product will receive the same discount as the core Product ordered.

•	SureSigns VMl monitor 863264

•	SureSigns VMl monitor 863265

•	SureSigns VMl monitor 863266

•	SureSigns VM4 monitor 863063

•	SureSigns VM6 monitor 863064

•	SureSigns VM6 monitor 863065

•	SureSigns VMS monitor 863066

•	SureSigns VM8 monitor 863068

•	SureSigns VSi monitor 863275

•	SureSigns VSi monitor 863276

•	SureSigns VS2 monitor 863079

•	SureSigns VS2 monitor 863080

•	SureSigns VS2 monitor 863081

•	SureSigns VS2 monitor 863082

•	SureSigns VS2+ monitor 863278

•	SureSigns VS3 monitor 863069

•	SureSigns VS3 monitor 863070

•	SureSigns VS3 monitor 863071

•	SureSigns VS3 monitor 863072

•	SureSigns VS3 monitor 863073

•	SureSigns VS3 monitor 863074

•	SureSigns VSV (Vital Signs Viewer) 863067

12.	LIMITATIONS OF DEMONSTRATION PRODUCT PURCHASE
Distributor will not sell the purchased Demonstration Product (except as expressly provided below in this Exhibit). Distributor will bear the future cost of all ancillary supplies.
If Distributor sells the Demonstration Product and supplies, then, except as expressly provided herein, this Agreement will be terminated and the remaining cost of the Demonstration Product and Supplies (i.e. the additional 50% not charged to the Distributor) will become immediately due and payable to Philips.
Before selling demonstration units to an end user, the Product must meet the following criteria:
The Demonstration Product has been used by the Distributor for at least 6 months.
OR
The Demonstration Product has been removed from the Philips price list and/or has been replaced by another model.
OR
The Demonstration Product has been purchased for and is being sold for the specific purpose of providing Demonstration Product to Sub-Distributors who are working under Philips contract with a Philips Authorized Distributor to distribute Philips Healthcare products. The Sub-Distributors shall comply with the Distributor Demonstration Product requirements of this Agreement.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 36 of 99

Distributors Demo Pool Purchases:
Distributors may have an option to buy Philips Demonstration product from the demonstration product pool. These products have been used for demonstration purposes or returned and refurbished for sale.
Distributors can purchase these demo products at the higher of the two following discounts from list price, but by no means can the discounts be combined.
Distributor Standard Product discount level OR
Discount percentage offered by demo quoting team based on demo products age.
Product Warranty does not transfer upon the sale of used demonstration products or supplies.

13.	INTERNET
If applicable see Annex for the terms and conditions of internet sales.
PRODUCT EXHIBIT E: INTELLISPACE EVENT MANAGEMENT (IEM)
This Exhibit applies only to Philips IntelliSpace Event Management (IBM) Solutions described herein. IntelliSpace Event Management is formerly known as "Emergin."

1.	MINIMUM PURCHASE REQUIREMENTS
Distributors must purchase a minimum of $50,000 in Products per fiscal year. Distributors that do not reach or maintain the minimum purchase requirements will be reviewed by Philips and upon such review may be terminated.

2.	TERRITORY AND MARKETS SERVED:

Sales to North American-based hospitals, health care systems and/or IDNs.	US
Philips may permit more than one person to be a distributor in any given market or territory. Distributor will sell Products only within its assigned territory and/or applicable market. Distributor may sell to a home office or headquarters location in Distributor's Territory for deployment outside the territory only if the purchasing decision was made in Distributor's Territory.

3.	STANDARD PRODUCT DISCOUNT SCHEDULE
Distributor earns discounts on purchases for all eligible IEM Solutions in accordance with the Standard Product Discount Schedule shown below.

Year-to-date Cumulative Product Purchases (Net Dollars)	$50,000- $249,999	$250,000 - $499,999	$500,000 - $749,999	$750,000
Discount	30%	33%	35%	37%
IEM Eligible Solutions are defined as Licensed Software only. IBM Implementation Services and Software Maintenance Agreement contracts are non-discountable.

4.	PRICE CHANGES
Philips may increase the U.S. list price of its IEM Solutions at any time during the term with 30 day notice. Orders issued by the Distributor with requested or acknowledged delivery dates within thirty (30) days after the announcement date shall be billed at the lower price.

5.	DISCOUNT LEVEL

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 37 of 99

The discount effective on January 1, 2013 will remain in effect until the next Year-to-date Cumulative Product Purchases Tier is achieved, as described in the above table and further defined below. No partial retroactive credits will be permitted.
Beginning Discount Level:
For Distributors that purchased Products under this Product Exhibit in the prior fiscal year, the beginning discount level for the current fiscal year is based upon the year end dollar purchase level from the prior fiscal year (total of all IEM software, services and support contracts) as described in the Standard Product Discount Schedule. For example, if the Distributor's year end purchase dollar level from the previous fiscal year was $350,000, then the beginning discount level for the current fiscal year shall be 35%.
For new Distributors, the beginning discount level for the current fiscal year will be the lowest discount described in the Standard Product Discount Schedule.
Continued Discount Level:
Distributor's beginning discount rate shall continue until the Net Dollar Value of Products ordered in the current fiscal year reaches the next threshold in the Standard Product Discount Schedule. The term "Net Dollar Value" means the dollar value of any Product ordered adjusted to (i) exclude or include debits and/or credits, such as but not limited to, credit memos, unauthorized charge-backs, cancellations and returns (regardless if a cancellation or return is requested by Distributor or Philips) and (ii) exclude taxes and shipping charges, if any. For example, if the beginning discount level is 30% (as determined above), then that discount level will continue until the Net Dollar Value of Products ordered in the current fiscal year reaches $750,000, at which time the discount level will be adjusted to 37%.
Philips will promptly evaluate and adjust Distributor discount level following each monthly close. Any qualifying Discount adjustment will be made to the next higher net dollar tier as each dollar volume tier is achieved.

6.	DISCOUNT EXCEPTION POLICY
Distributor may request Discount Exceptions to counter competitive situations, documented contract pricing, or other promotional programs. Such requests must be submitted through the Indirect Channel Manager for approval by Philips marketing. Philips may require documentation of Distributor's customer pricing as part of the discount exception approval.
Before requesting a Discount Exception, Distributors shall use existing marketing programs. Distributor must submit a new Philips Product order to use the additional discount credit, if any. If Distributor uses existing inventory for the Product order associated with a Discount Exception, then Philips will not apply the additional discount credit until Distributor places a new order having the same number of Product units covered by such Discount Exception. No credit vouchers will be issued for any Discount Exceptions. Philips may require documentation to support Distributor's proper use of the discount exception.

7.	PRODUCT INSTALLATION
Philips shall assign a Project Manager who will manage the Philips implementation of the IEM solution. Third parties (including Distributor) may not perform IEM integration and/or implementation services. As needed, Philips will also provide Clinical Specialist resources for training on use of the IEM system.

1.	IntelliSpace Event management PRODUCTS ELIGIBLE FOR DISCOUNT:

Product Number	Solution Description	Option Description
866030	IntelliSpace Event Mgmt Platform	And All Appropriate License Options

8.	ORDER ACCEPTANCE
Distributor will obtain the following documents and submit them with each Purchase Order: an executed SOW and an acknowledgement by the end customer of the EULA (EULA) prior to an order being accepted. Orders will not be accepted without a signed Statement of Work (SOW) (where applicable) and active Software Maintenance Agreement (SMA) contract with each customer. Distributor and Philips will collaborate with the end-customer (hospital) to draft the SOW, review the EULA and SMA.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 38 of 99

PRODUCT EXHIBIT E: CARDIOGRAPHS and TRACEMASTERVUECLINIC
This Exhibit applies only to Philips Cardiographs and TraceMasterVueClinic Products described herein.

1.	MINIMUM PURCHASE REQUIREMENTS
Distributors must purchase a minimum of $50,000 in Products per fiscal year. Distributors that do not reach or maintain the minimum purchase requirements will be reviewed by Philips and upon such review may be terminated.

2.	TERRITORY AND MARKETS SERVED:

Sales to Cardiology practices and clinics (excluding all hospitals, hospital owned physician offices, hospital owned cardiology centers), all internal medicine practices (excluding hospital owned internal medicine), all independent surgery centers and cardiac rehabilitation facilities.
US
Distributor understands that it may not be the only distributor in any given market or territory. Distributor shall sell above Product only within its assigned territory and/or applicable market. Distributor may sell to a home office or headquarters location in Distributor's Territory for deployment outside the territory only if the purchasing decision was made in Distributor's Territory.

3.	STANDARD PRODUCT DISCOUNT SCHEDULE
Distributor earns discount on purchases for all eligible Cardiographs and Intellispace ECG Management Clinic Products in accordance with the Standard Product Discount Schedule shown below.

Year-to-date Cumulative Product Purchases (Net Dollars)	$1 - $399,999	$400,000 - $899,999	$900,000
Discount	52%	55%	58%

4.	CARDIOGRAPHS AND TRACEMASTERVUECLINIC PRODUCTS ELIGIBLE FOR DISCOUNT

Product Number	Description
860306	PageWriter TC30
860309	PageWriter TC30/TC50 Trolley
860307	PageWriter TC30 Upgrades
860310	PageWriter TC50 Cardiograph
860311	PageWriter TC50 Upgrades
860315	PageWriter TC70 Cardiograph
989803127471	Lan Cable Kit
860318	PageWriter TC70 Trolley
860316	PageWriter TC70 Upgrades
860302	PageWriter Trim II Upgrades
860303	PageWriter Trim III Upgrades
All options, peripherals, trolleys, accessories, etc. for above Products will receive the same discount as the core product with which they are purchased.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 39 of 99

PAGEWRITER TC70 and TC50 DISCOUNT SCHEDULE: The Standard Product Discount Schedule above DOES NOT apply to PageWriter TC70 or PageWriter TC50. PageWriter TC70 (860315 and upgrade 860316), PageWriter TC50 (860310 and upgrade 860311) Products will be sold at a 40% discount from list price.
All options, peripherals, trolleys, accessories, etc. for the PageWriter TC70 and PageWriter TC50 will receive the same discount as the core Product.

5.	PRICE CHANGES
Philips may increase the U.S. list price of the above Products and accessories at any time during the term with 30 days notice. Orders issued by the Distributor with requested or acknowledged delivery dates within thirty (30) days after the announcement date shall be billed at the lower price.

6.	DISCOUNT LEVEL
The discount effective on December 31, 2013 will remain in effect until year end order results for 2013 are finalized at which time Distributor shall be promptly notified of their beginning 2014 discount rates as described below. No partial retroactive credits will be permitted.
Beginning Discount Level:
For Distributors that purchased Products under this Product Exhibit in the prior fiscal year, the beginning discount level for the current fiscal year is based upon the year end dollar purchase level from the prior fiscal year (total of all Cardiograph and IntelliSpace ECG Management Clinic Product sales and accessories) as described in the Standard Product Discount Schedule. For example, if the Distributor's year end purchase dollar level from the previous fiscal year was $550,000, then the beginning discount level for the current fiscal year shall be 55%.
For new Distributors, the beginning discount level for the current fiscal year will be the lowest discount described in the Standard Product Discount Schedule.
Continued Discount Level:
Distributor's beginning discount rate shall continue until the Net Dollar Value of Products ordered in the current fiscal year reaches the next threshold in the Standard Product Discount Schedule. The term "Net Dollar Value" means the dollar value of any Product ordered adjusted to (i) exclude or include debits and/or credits, such as but not limited to, credit memos, unauthorized charge-backs, cancellations and returns (regardless if a cancellation or return is requested by Distributor or Philips) and (ii) exclude taxes and shipping charges, if any. For example, if the beginning discount level is 52% (as determined above), then that discount level will continue until the Net Dollar Value of Products ordered in the current fiscal year reaches $900,000+, at which time the discount level will be adjusted to 58%.
Philips will promptly evaluate and adjust Distributor discount level following each monthly close. Any qualifying Discount adjustment will be made to the next higher net dollar tier as each dollar volume tier is achieved.

7.	DISCOUNT EXCEPTION POLICY
Distributor may request Discount Exceptions to counter competitive situations, documented contract pricing, or other promotional programs. Such requests must be submitted through the Indirect Channel Manager for approval by Philips marketing. Philips may require documentation of Distributor's customer pricing as part of the discount exception approval.
Before requesting a Discount Exception, Distributors shall use existing marketing programs. Distributor must submit a new Philips Product order to use the additional discount credit, if any. If Distributor uses existing inventory for the Product order associated with a Discount Exception, then Philips will not apply the additional discount credit until Distributor places a new order having the same number of Product units covered by such Discount Exception. No credit vouchers will be issued for any Discount Exceptions. Philips may require documentation to support Distributor's proper use of the discount exception.
Philips' approval for such requests is at Philips sole discretion.

8.	PRODUCT INSTALLATION
Distributor may at its option purchase both Products and installation services. A list of Products related installation services are located on the price file and are not discountable and are not used in calculating the Standard Product Discount Schedule. Philips is not responsible for the installation of any Product(s) when installation service is not purchased. Distributor or its customer is solely responsible for Product configurations that do not require Philips installation or services.
If Distributor wishes the assistance of pre- and/or post-sale Philips Clinical Specialists or Customer Engineers, such assistance is subject to availability. Distributor shall pay the cost of such pre- and post-sale Philips' Clinical Specialist and Customer Engineer and will be billed for it

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 40 of 99

on a time-and-materials basis at Philips' then-current rates. The cost of pre- and post-sale assistance is not included in the purchase price of the Product from Philips.

9.	DEMONSTRATION PRODUCT PURCHASE REQUIREMENTS AND DISCOUNT
Distributor shall purchase the following Demonstration Products and supplies at a 60% discount from Philips list price, to be used by Distributor's active sales representatives solely to assist in making sales. At the time of any Demonstration Product purchase, Distributor must specify to Philips, in writing, the purchase is for demonstration purposes only within the approved specified territory. No retroactive credit will be given on orders not specified prior to invoicing as Demonstration Product orders.
Distributor shall:

•	use Demonstration Product for customer demonstrations,

•	maintain an adequate inventory of Demonstration Product for demonstration purposes at all times, and service and maintain its Demonstration Product.
Demonstration Product purchases are not added to Distributor's volume commitments herein.
Distributor will not sell the purchased Demonstration Product (except as expressly provided below in this Exhibit). Distributor will bear the future cost of all ancillary supplies.
If Distributor sells the Demonstration Product and supplies, then, except as expressly provided herein, this Agreement will be terminated and the remaining cost of the Demonstration Product and Supplies (i.e. the additional 40% not charged to the Distributor) will become immediately due and payable to Philips. Before selling demonstration units to an end user, the Product must meet the following criteria: The Demonstration Product has been used by the Distributor for at least 6 months.
OR
The Demonstration Product has been removed from the Philips price list and/or has been replaced by another model.
Distributors Demo Pool Purchases:
Distributors may have an option to buy Philips Demonstration product from the demonstration product pool. These products have been used for demonstration purposes or returned and refurbished for sale.
Distributors can purchase these demo products at the higher of the two following discounts from list price, but by no means can the discounts be combined.

1)	Distributor Standard Product discount level

2)	Discount percentage offered by demo quoting team based on demo products age.
Product Warranty does not transfer upon the sale of used demonstration products or supplies.

10.	LIMITATION OF DEMONSTRATION PRODUCT PURCHASE
Distributor understands and agrees that the purchased Demonstration Product may not be sold (except as expressly provided below in this Exhibit) and that the future cost of all ancillary supplies are considered a cost of doing business and that cost will be borne by the Distributor.
Distributor further understands and agrees that if it sells the Demonstration Product and supplies, except as expressly provided herein, this Agreement will be terminated and the remaining cost of the Demonstration Product and supplies (i.e. the additional 40% not charged to the Distributor) will become immediately due and payable to Philips.
Before selling demonstration units to an end user, the Product must meet the following criteria:
The Demonstration Product has been used by the Distributor for at least 6 months.
OR
The Demonstration Product has been removed from the Philips price list and/or has been replaced by another model.
OR
The Demonstration Product has been purchased for and is being sold for the specific purpose of providing Demonstration Product to Sub-Distributors who are working under Philips contract with a Philips Authorized Distributor to distribute Philips Healthcare products. The Sub-Distributors shall comply with the Distributor Demonstration Product requirements of this Agreement.
Distributors Demo Pool Purchases:
Distributors may have an option to buy Philips Demonstration product from the demonstration product pool. These products have been used for demonstration purposes or returned and refurbished for sale.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 41 of 99

Distributors can purchase these demo products at the higher of the two following discounts from list price, but by no means can the discounts be combined.
Distributor Standard Product discount level OR
Discount percentage offered by demo quoting team based on demo products age.
Product Warranty does not transfer upon the sale of used demonstration products or supplies.

11.	INTERNET
If applicable, see Annex for the Terms and Conditions of lnternet Sales.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 42 of 99

PRODUCT EXHIBIT E: STRESS SYSTEMS
This Exhibit applies only to Philips Stress Systems described herein.

1.	MINIMUM PURCHASE REQUIREMENTS
Distributors must purchase a minimum of $50,000 in Products per fiscal year. Distributors that do not reach or maintain the minimum purchase requirements will be reviewed by Philips and upon such review may be terminated.

2.	TERRITORY AND MARKETS SERVED

Sales to Cardiology practices and clinics (excluding all hospitals, hospital owned physician offices, hospital owned cardiology centers), and cardiac rehabilitation facilities.	US
Distributor understands that it may not be the only distributor in any given market or territory. Distributor agrees to sell above Product only within its assigned territory and/or applicable market. Distributor may sell to a home office or headquarters location in Distributor's Territory for deployment outside the territory only if the purchasing decision was made in Distributor's Territory.

3.	STANDARD PRODUCT DISCOUNT SCHEDULE
Distributor earns discounts on purchases for all eligible Stress Products in accordance with the Standard Product Discount Schedule shown below.

Standard Product Discount for Stress Products: 35%

4.	PRICE CHANGES
Philips may increase the U.S. list price of its Stress Products and accessories at any time during the term with 30 day notice. Orders issued by the Distributor with requested or acknowledged delivery dates within thirty (30) days after the announcement date shall be billed at the lower price.

5.	DISCOUNT EXCEPTION POLICY
Discount exceptions may be requested by the Distributor to counter competitive situations, documented contract pricing, and other promotional programs. Upon Philips' receipt of documented and approval of the Discount Exception Form, Philips may provide the Distributor the additional discount percentage points necessary to provide a discount margin of up to 10%.
For example, if the Distributor discount is 40% for the Products and 40% for supplies and a Philips contracted discount is 35% for the Products and 20% for the supplies; in this case, Philips will provide an additional discount to the Distributor of up to 5% on the Products and 0% on supplies for sales to Distributor which will be resold under the applicable program. All discount exception requests must be submitted through the Indirect Channel Manager for approval by Philips marketing. Philips may require documentation of Distributor's customer pricing as part of the discount exception approval.
Distributors are expected to use existing marketing programs first, before requesting a discount exception. A new Product order with Philips is required to apply the additional discount credit. If Distributor utilizes existing inventory for the Product order associated with a discount exception, then Philips will not apply the additional discount credit until Distributor places a new order having the same number of Product units covered by such discount exception. No credit vouchers will be issued for any discount exceptions. Philips may require documentation to support Distributor's proper use of the discount exception.

6.	PRODUCT INSTALLATION
If Distributor wishes the assistance of pre- and/or post-sale Philips Clinical Specialists or Customer Engineers, such assistance is subject to availability. Distributor shall pay the cost of such pre- and post-sale Philips' Clinical Specialist and Customer Engineer and will be billed for it on a time-and-materials basis at Philips' then-current rates. The cost of pre- and post-sale assistance is not included in the purchase price of the Product from Philips.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 43 of 99

7.	STRESS PRODUCTS
STRESS PRODUCTS ELIGIBLE FOR DISCOUNT:

Product Number	Description
860343	ST80i Stress Test System
860344	ST80i Stress Test System Trolley
860351	ST80i Stress Test System Upgrade
989803180121	12-lead Lead Set, AAMI Grabbers
989803180141	12-lead Lead Set, AAMI Snaps
989803180161	Long 12-lead Lead Set, AAMI Grabbers
989803180181	Long 12-lead Lead Set, AAMI Snaps
989803180801	Stress Patient Belt
989803180811	Stress PIM Holder
989803136981	Lode Ergometer interface cable
989803136971	TKM425 Treadmill Interface Cable (9 PIN)
TKM42500	TrackMaster Treadmill
M5118A	Tango BP Monitor
989803161101	Svue Cable SPO2 Adult Finger Kit Tango+

8.	DEMONSTRATION PRODUCT PURCHASE REQUIREMENTS AND DISCOUNT
Distributor shall purchase the following Demonstration Products and supplies at a 50% discount from Philips list price, to be used by Distributor's active sales representatives solely to assist in making sales. At the time of any Demonstration Product purchase, Distributor must specify to Philips, in writing, the purchase is for demonstration purposes only within the approved specified and approved territory. No retroactive credit will be given on orders not specified prior to invoicing as Demonstration Product orders. Distributor shall:

–	use Demonstration Product for customer demonstrations,

–	maintain an adequate inventory of Demonstration Product for demonstration purposes at all times, and service and maintain its Demonstration Product.
Demonstration Product purchases are not added to Distributor's volume commitments herein. All associated peripherals, accessories, etc. for all Demonstration Product will receive the same discount as the core Product ordered.
Distributor understands and agrees that the purchased Demonstration Product may not be sold (except as expressly provided below in this Exhibit) and that the future cost of all ancillary supplies are considered a cost of doing business and that cost will be borne by the Distributor.
Distributor further understands and agrees that if it sells the Demonstration Product and supplies, except as expressly provided herein, this Agreement will be terminated and the remaining cost of the Demonstration Product and supplies (i.e. the additional 50% not charged to the Distributor) will become immediately due and payable to Philips.
Before selling demonstration units to an end user, the Product must meet the following criteria:
The Demonstration Product has been used by the Distributor for at least 6 months.
OR
The Demonstration Product has been removed from the Philips price list and/or has been replaced by another model
OR
The Demonstration Product has been purchased for and is being sold for the specific purpose of providing Demonstration Product to Sub-Distributors who are working under Philips contract with a Philips Authorized Distributor to distribute Philips Healthcare products. The Sub-Distributors shall comply with the Distributor Demonstration Product requirements of this Agreement.
Distributors Demo Pool Purchases:
Distributors may have an option to buy Philips Demonstration product from the demonstration product pool. These products have been used for demonstration purposes or returned and refurbished for sale.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 44 of 99

Distributors can purchase these demo products at the higher of the two following discounts from list price, but by no means can the discounts be combined.
1)Distributor Standard Product discount level OR
2)Discount percentage offered by demo quoting team based on demo products age. Product Warranty does not transfer upon the sale of used demonstration products or supplies.

9.	INTERNET
If applicable see Annex for the terms and conditions of internet sales.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 45 of 99

ATTACHMENT A - PHILIPS WARRANTY ACTIVATION FORM
PHILIPS WARRANTY ACTIVATION FORM**
Upon receipt of your Philips Product(s), please be sure to activate your Warranty by completing this form and sending it to: Email: warranty.contracts@philips.com or fax to 1-80-947-3299.
For questions, please call (800) 934-7372, option 5
PRODUCT INFORMATION:

Product Description Product Model Number Product Serial Number Date of Receipt of Product

ORGANIZATION INFORMATION:

Organization Name
Organization Contact Name & Title

Department
Organization Address (street,city, state, zip code)

DISTRIBUTOR OR SUB-DISTRIBUTOR INFORMATION

Distributor or Sub-Distributor Name
Distributor or Sub-Distributor Contact
** To activate the Warranty on Ultrasound Products, please use the Ultrasound Warranty Activation Form

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 46 of 99

SCHEDULE B
INDEPENDENT MANUFACTURER'S REPRESENTATIVE
AGREEMENT #971036

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 47 of 99

SCHEDULE B
INDEPENDENT MANUFACTURER REPRESENTATIVEAGREEMENT #971036

This Agreement, effective (the "Effective Date") between Philips Healthcare, a division of Philips Electronics North America Corporation, ("Philips"), a Delaware corporation and DMS Technologies, Inc. ("Representative') is made with reference to the following facts:

WHEREAS, Philips develops, manufactures, and sells certain products;
AND
WHEREAS, Representative has agreements to sell and sells other MANUFACTURER'S products, none of which competes with any Philips Product or Service including those defined herein;
AND
WHEREAS, Representative desires to sell specified Philips Products and Services to specified accounts or customers located in the designated territory and market segment as further defined herein;
AND
WHEREAS, Philips desires to appoint Representative as its authorized representative for the sale of such specified Philips Products and Services to the designated list of accounts and pursuant to the terms and conditions herein:

1.	DEFINITIONS

"Net Commissionable Value" means the list price of commissionable items, less discounts, sales promotions, and applicable taxes unless otherwise defined in the Product Exhibit.

2.	APPOINTMENT

a.
Philips appoints Representative as its sales representative upon the terms set forth in this Agreement and the attached Product, Service and Account Exhibits. Such sales are to be in accordance with the terms of all Exhibits attached hereto and shall be for sole purpose of selling to those Accounts specified in the Account Exhibits. Representative accepts appointment upon such terms.

b.	Representative understands and agrees that:

c.	Philips may market other products, including products complementary to those contained on the Product Exhibits herein, without making such other products available to Representative.

d.
ii. Other sales channels, including Philips Authorized distributors, Philips Customer Management Group, Philips direct sales personnel, other manufacturers, and other channels of sales and distribution, may also sell some or all of the Products and Services into Representative's territory.

e.
iii. It shall not represent any person, entity, or product that may compete with Philips Healthcare or its Affiliates' products or services. This restriction applies to association with any such person, entity, or product that competes with Philips Healthcare or its Affiliates' products or services regardless of whether or not Representative, itself, handles competitive merchandise. To the extent that Representative has any other relationship with Philips Affiliates, Representative shall comply with the terms and conditions of this Agreement when acting in the capacity of Representative as set forth herein.

3.	RELATIONSHIP OF PHILIPS AND REPRESENTATIVE

a.
The relationship of Representative to Philips is that of independent contractor engaged in selling Philips Products and Services to Accounts. As an independent contractor, Representative and its employees and its independent contractors are not employees, agents, nor legal representatives of Philips for any purpose and have no power or authority to represent, act for, bind, or commit Philips. However, Representative may transmit Philips Standard Terms and Conditions of Sale as set forth on the back of the Philips quote, published documentation,and current delivery schedules to Accounts.

b.
Philips has no right to dictate to or control Representative's employees and independent contractors in the method of performance pursuant to the Agreement, nor shall it dictate their days or hours of work.

c.
Representative is responsible for paying compensation and benefits (including but not limited to retirement, workers' compensation, and unemployment benefits) to its employees and independent contractors and withholding and paying federal, state, and local taxes on same. Representative acknowledges that Philips has no obligation in this regard.

d.	Neither the making nor the performing of this Agreement shall be construed in any manner to have established an agency, joint venture, or partnership.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 48 of 99

4.	COMPLIANCE WITH HIPAA LAWS

Representative shall, and shall cause its employees and independent contractors to, comply with the HIPAA Subcontractor Addendum attached as Appendix D. If requested, Representative shall produce evidence of compliance of this section.

"HIPAA and Privacy. The parties also agree to comply with the Health Insurance Portability and Accountability Act ("HIPAA") of 1996 and, specifically, the related Final Rule, 45 CFR Parts 160 and 164 (the ''Final Rule"). To the extent applicable to the parties' obligations under this Agreement,the parties shall endeavor to implement reasonable and appropriate safeguards, consistent with HIPAA and the Final Rule, regarding the use and disclosure of Protected Health Information ("PHI"). Under the Final Rule, Philips is a business associate and Supplier, as a subcontractor, is required to enter into a business associate agreement ("BAA") with Philips to the extent Philips requests Supplier to perform service engagements requiring Supplier to use or disclose PHI, on behalf of Philips for Philips' customers, as referenced in Schedule B & C of this Agreement. If the foregoing is applicable to Supplier, the fully executed BAA and Privacy Agreement between the parties is incorporated by reference attached to this Agreement in Appendix C.

Notwithstanding the foregoing, Supplier represents and warrants that they will not purposefully take PHI, and never use, disclose or otherwise access PHI they acquire incidentally in the course of performing its service engagements on behalf of Philips."

5.	PRICE AND DELIVERY

a.
The price, delivery schedule, and terms and conditions under which Representative shall solicit orders for Philips' Products and Services shall be the then current Philips' end-user prices and availability (as determined by Philips in its sole discretion) and under the terms and conditions of Philips applicable Standard Terms and Conditions of Sales for such Product (http://www.healthcare.philips.com/main/terms_conditions/) or Philips executed contract with the end-user.

b.	Representative shall transmit to Accounts only those selling prices, terms, and conditions specified by Philips for the Products and Services without increase, reduction, discount, or rebate.

c.
Representative shall not offer any discount without prior approval in each case by the appropriate authorized Philips employee. If Philips approves a discount, Representative will issue within two (2) business days a quotation that reflects such discount. Representative specifically agrees that it will not "kick-back" to customer or otherwise fund a discount for customer.

d.
Philips is not obligated to accept orders from Representative or Account for the Products, unless the order complies with all documentation and Philips corporate policy booking requirements, including having a signed quote, sales terms and conditions document, and a statement of work document, which terms were authorized by Philips. This is a material term of this Agreement and an assumed risk by the parties.

6.	COMMISSIONS

a.
Philips shall pay Representative a commission, at the rate on the Product Exhibit for those orders released by Philips for customers on the Account Exhibit (not included and subject to revision in 2014). The commission fee shall be calculated using the Net Commissionable Value. In no event shall Philips be obligated to make commission payments for Products provided by Philips to customers as part of a make right or settlement of a claim against either party. Subject to Sections 7.b and 7.c, payment of commissions shall be made monthly by the 25th of the month following the last day of the month during which the order was released by Philips.

b.
Should Representative's acts or omission related to the sale of the products contained in the following Exhibits' A: Patient Monitoring, Emergency Care & Resuscitation, Medical Consumables and Sensors and ALS Consumables, result in any costs to Philips because of canceled orders, returned equipment, or equipment delivered by Philips that was missing from the quotation and the purchase order due to failure of the Representative to determine accurately the necessary complement of equipment. Representative agrees upon notification to promptly pay Philips such costs. If the costs are not paid within 30 days of notification, Philips may offset payment of any commissions due Representative that are not subject to dispute by Representative. lf the amount of offsets exceeds the amount due Representative, Philips may invoice Representative and Representative shall promptly pay the difference.

c.	Philips will pay Representative according to terms of this Agreement for all orders the equipment rental company for Accounts provided that all of the following provisions are satisfied:

i.) Representative actively solicited and participated in both the concept and brand sale to the Account;
AND
ii.) Representative participates fully in the customer training;

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 49 of 99

AND
iii.) An Agreement between the rental company and Philips is in force at the time of order placement.

7.	NO MODIFICATION OF PRODUCTS

a.
Representative shall not make any commitments with respect to prices, quantities, delivery times, special modifications, suitability of software, or suitability of Products for a particular purpose or hardware interface in specific applications without prior specific written authorization from Philips. Philips shall be liable to perform only those obligations that are contained in the Philips quotation provided by Philips to Accounts. Any purchase order provided to Philips by an Account is subject to acceptance by Philips.

8.	EXPORTING

a.
Products sold hereunder are NOT for export from the US. Representative shall not sell Products to a non-US entity, or deliver to a non-US address or to any US entity or address when it has reason to believe the Products are intended for export or export sale by any third party. Representative acknowledges that the Products or documentation supplied may be subject to export laws or regulations and agrees that it will not deal with the Products or documentation in violation of such laws and regulations.

9.	ADVERTISING, TRADEMARKS, AND COPYRIGHTED MATERIALS

a.
Philips shall provide Representative, at no cost, with such technical advice, marketing support and Philips Product and Service marketing materials, as Philips deems necessary to enable Representative to perform its obligations hereunder.

10.	TERMINATION

a.
Upon termination or expiration of this Agreement, there shall be nothing due or payable by Philips except for commissions due as a result of sales orders Released by Philips prior to termination or expiration.

b.
If Philips provides sixty (60) day notice of: (i) Product or Account deletions or one hundred eighty (180) day notice of (ii) termination of the Agreement, Product Exhibit or Account Exhibit without cause by Philips, Representative shall within one week of the notice, provide Philips with a written list of Active Deals that Representative intends to finalize prior to Product or Account deletion or termination. Philips may permit Representative to pursue any such Active Deals. If Philips approves any Active Deal and the Products or Services are released prior to termination of the Agreement, Account, or Product, then Representative shall be entitled to commission as agreed by Philips.

c.	If an account is listed on the Account Exhibit and as a direct account, then Philips may delete the Account from the Account Exhibit.

d.
Upon termination or expiration, (i) return all demonstration inventories; and (ii) return to Philips any price list, Account Exhibits, other Philips Confidential Information, marketing material or any other property belonging to or provided by Philips.

11.	REPRESENTATIVE OBLIGATIONS

Business Establishment

a.	Representative shall at its own expense at all times during the Term:

i.
maintain at Representatives' place of business, sufficient computers and modems and Microsoft Office Suite compatible software ("PC's") to enable Representative's employees and independent contractors to read Philips' electronic documents;

ii.	subscribe to Philips approved e mail service to send and receive Philips e-mail and electronic documents;

iii.	install and use other software recommended by Philips from time-to-time to enhance Representatives' productivity;

b.
If Philips assigns a Representative's principal, employee, or independent contractors a Philips voicemail box, then such voicemail box shall be accessed solely by the person to whom it was assigned and such person shall regularly check the Philips voicemail box.

c.
Representative shall comply with the requirements set forth in Section 4 of the Common Terms regarding insurance coverage and provide Philips with evidence of such insurance coverage upon Philips' request.

Performance Standards

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 50 of 99

a.	Representative shall meet or exceed the Performance Standard set forth in Product Exhibits, which Representative agrees is a reasonable approximate forecast of its performance hereunder.

Sales Process
Representative shall:

a.
Use its best efforts to promote the sale of Products and Services to Accounts, including maintaining regular contact with all Accounts and providing pre-sale and post-sale support as set forth on the Product Exhibit.

b.	Have the skills and knowledge necessary to give effective demonstrations and train customers to use the Products in all applications.

c.	Conduct new product introductions and product enhancements, champion Philips National and Regional Accounts, and protect against competitor marketing strategies.

d.	Cultivate customer loyalty through continuity of call coverage.

e.	Understand pricing plans, competition, marketing objectives, customer services objectives, and customer and Philips administrative processes.

f.	Respond to informal requests for quotations for Products and Services from Accounts, utilizing Philips approved quotation software or quotes from Philips.

g.
Respond to formal requests for quotations for Products and Services from Accounts by promptly forwarding them to Philips. Inform Philips as to whether the quotation should be directed to Representative or to the prospective customer with copy to Representative.

h.
Market, promote, and solicit orders for Products and Services only from those persons, entities, or classes of customer set forth on the applicable Account Exhibits; provided however, Representative shall not have or participate in any mechanism (such as a shopping cart) for selling or taking orders for Products or Services over the Internet.

i.
Immediately transmit to Philips all original orders received from Accounts for Product and Services, and keep in a manner satisfactory to Philips accurate and complete records showing the number of the Product orders received by Representative, when placed, when and to whom sold, and the prices and terms at which the sales were made. All records shall be and shall remain the property of Philips.

j.
Ensure that all orders transmitted to Philips are solid commitments by Accounts and notify Philips of any facts, which might indicate that an order is not a solid commitment. For example, acceptance by Account may not be contingent on performance during a trial period. Philips will notify Representative when it believes an order does not represent a solid commitment by a customer. Philips may within two weeks of notification.

k.
Promptly respond to any customer inquiries concerning Products or Services as further directed by Philips. If such customer is not an Account on Representative's Account Exhibit, then Philips and Representative shall agree upon Representative's handling of customer and compensation, if any.

1.	Review all the information transmitted periodically from Philips relating to Representative's performance of this Agreement.

m.
If Philips offers Representative a Philips systems engineer, clinical specialist, or customer engineer pre-sales support, a factory visit, or a reference site visit, then Representative and Philips shall share such costs equally.

n.	Comply with all policies promulgated by Philips and communicated to Representative regarding the marketing, sale, and support of Philips Products and Services.

o.
Dispose of any equipment that is taken as trade-in as instructed by the Philips disposition services program. Representative shall not sell, transfer, or otherwise provide to any third party, product taken as trade-in.

p.
Promptly comply with Philips' requests for information pertaining to the marketing and sale of Products and Services and Representative's performance under this Agreement, including but not limited to (i) generation of monthly sales forecasts and funnel information, using Philips specified forecasting and funnel methodology and (ii) participation in "book, order, bill" phone conferences on a regular basis as specified by Philips' Channel Managers.

q.
Ensure that Account receives installation and operator training. The schedule for installation and operator training shall be determined on a case-by-case basis by Representative and Philips' responsible sales manager. Representative will coordinate all installations with the appropriate Philips' manager or designee.

r,
Provide reasonable assistance to Philips to resolve any collection or other payment matters between Philips and any customers, and inform Philips of any changes in the financial or ownership status of any customer of which Representative becomes aware that may affect Philips' continued business with that account.

s.
Establish a standard process to collect customer feedback, Information from Philips' customers regarding Products, Services, and personnel shall be provided to Philips by submitting the information using the Customer Feedback Form, provided to Representative by Philips.

t.	At all times during the Term, employ at Representative's own expense, sufficient employees or independent contractors to achieve Performance Standards in its Accounts.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 51 of 99

12.	TRAINING

a. Product Training: Representative's employees and independent contractors shall attend Philips' product training in person as mutually agreed to by both parties. Representative shall pay for all transportation to the site of training, including airfare, rental automobile or use of own automobile,and food. Philips shall pay for hotel room only for Representative's employees and independent contractors subject to Philips standard travel and expense policy (Exhibit E).

b. General Sales Training: If Philips determines the Representative's employees and independent contractors require training, Philips will then request Representative make Representative employees and independent contractors available for such training. Training curriculum, upon Philips skills inventory and needs assessment and may include Representative paying a portion of the expenses when Philips has to pay the fee for a non-Philips instructor for courses on general selling skills as defined by Philips.

c. Meetings: Representative will pay for all transportation to the site of district meetings, account management meetings, installation planning meetings, and all other Philips events not specified in this section. Representative shall pay for hotel room for Representative and its employees and independent contractors.

d. Trade Shows and Council Meetings: Philips will pay for all transportation, lodging, and meals, subject to Philips standard travel and expense policy (Exhibit E), if Philips requires Representative to attend either trade shows (where Representative is asked to perform booth duty in a Philips booth) or Philips awards meetings. All training materials loaned to Representative by Philips remains the property of Philips and will be promptly returned upon written request of Philips or termination of the Agreement.

e. Quality Training: Philips shall provide Representative with all quality documents, required training completiondates, and training completion forms. Representative is responsible for making sure its employees and independent contractors read and comply with all applicable quality training documents and complete quality training. Within ten (10) days of training, Representative shall submit the training completion forms to Philips. Representatives hall ensure that its principals, employees, and independent contractors have received all training required by Philips to perform the contracted scope of work and Representative's obligations under this Agreement. Philips may inventory and assess the skills of Representative employees and independent contractors.

f. Demonstration Equipment and Requirements: Unless otherwise provided in the Product Exhibit, Representative may request demonstration equipment from Philips. Philips, in its discretion, may make inventory available for demonstration. Representative shall maintain and take control of, until sold by or returned to Philips, such consignment inventory assigned to Representative. Such models will be provided at Philips' expense. Demonstration equipment provided by Philips hereunder shall be used only in the support of sales under this Agreement and not in support of sales under a distributor agreement.

i.	Representative shall:

•	Locate demonstration inventory/equipment immediately upon Philips' request, and shall thereafter return equipment at Philips' request or upon termination of the Agreement.

•	Notify Philips promptly if demonstrator equipment is lost damaged, destroyed or stolen.

•	Be responsible for and pay the repair costs, at standard Philips rates, for any damage to Products delivered to Representative for demonstration.

•
Pay eighty percent (80%) of the list price of any demonstrator inventory that has not been returned to Philips in good working order at the termination date of this Agreement or other date specified by Philips for return of the inventory. Philips will set off any such amounts against amounts due to Representative under this Agreement ten (I0) days after the requested return date if equipment is not received by Philips within that time period. Upon termination of the Agreement Philips will pay reasonable costs of shipment for return of inventory.

•
Clearly mark all demonstrator equipment property of Philips as specified by Philips and consistent with the Codes. Representative shall execute any financing statement requested by Philips to evidence Philips ownership.

•	Not sell or otherwise obtain value for accessories to Products in Representative's possession which Philips has provided to Representative at no charge.

Any demonstration inventory that is not assigned to Representative, but is borrowed from Philips central pool of inventory for special events including clinical trial, must be returned by the due date and all return shipping charges must be paid for by Representative. Philips will set off eighty percent (80%) of the list price of any borrowed demonstration inventory against amounts due to Representative under this Agreement, if it is not received by Philips within ten days following the Philips specified return due date, Representative shall return such equipment to the Massachusetts demonstration inventory hub (Philips Healthcare US Consignment Logistics, 3000 Minuteman Road, Dock B, Building 2, Andover, MA O 1810) unless otherwise specified on the Product Exhibit.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 52 of 99

13.	GENERAL CONDITIONS

a.	The failure of either party to enforce any provision of this Agreement shall not be deemed to be a waiver of such provision or of the right of such party thereafter to enforce the provision.

b.
This Agreement and attached Exhibits contain the entire and only understanding between the parties and supersedes any previous communication, representations, or agreements between the parties, whether oral or written, regarding transactions hereunder. Except as provided in Section 8, no modification hereof shall be binding upon either patty unless made in writing and signed by both parties.

c.	The headings in this Agreement are inserted for convenience of reference only and do not affect the interpretation of this Agreement.

d.	Nothing in this Agreement gives any person, other than the parties, any legal or equitable right, remedy, or claim under or in respect of this Agreement.

e.	If any provision of this Agreement is held to be invalid, the remainder of the Agreement will not be affected thereby.

f.	This Agreement may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same instrument.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 53 of 99

14.	PRODUCT AND OTHER EXHIBITS

The attached Exhibits checked below are hereby made part of this Agreement:

X	EXHIBIT A
	X	Patient Monitoring
Cardiographs, TraceMaster and Stress (DECG) Point of Sale Service)
Holter Systems
	X	Customer Services
	X	Emergency Care and Resuscitation	X	Exhibit B - Philip's Travel Policy
	X	Medical Consumables	X	Exhibit C - Philips Travel Expense Report
	X	Ultrasound and Ultrasound Point of Sale Service Agreement	X	Exhibit D - Employee Hiring
		Children's Medical Venture (ChMV)	X	Exhibit L - Account List
APPENDIX
X		Appendix A - PCCI Product Warranty (updated 2013)
X		Appendix B - Trademark Guidelines
X		Appendix D - HIPAA BAA

DMS Health Technologies
Master Agreements
March28,2014-CCM;TAA Page 70 of 116

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 54 of 99

[SIGNATURE PAGE] IN WITNESS WHEREOF, the parties have by their duly authorized officers executed this Agreement as of the Effective Date.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 55 of 99

MANUFACTURER'S REPRESENTATIVE AGREEMENT
EXHIBIT A
PATIENT MONITORING

TERRITORIES and MARKETS:	Same as the 2013 territories

PM PRODUCTS:	Patient Monitoring Systems

COMMISSION:	13.5%

2013 PERFORMANCE STANDARD:	$6,309,000 (Six Million Three Hundred Nine Thousand Dollars) continuing through 12/31/14 unless otherwise amended in writing by both Parties. Performance Standard is subject to annual change.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 56 of 99

MANUFACTURER'SREPRESENTATIVE AGREEMENT

EXHIBIT A
EMERGENCYCARE AND RESUSCITATION (ECR)

TERRITORIES and MARKETS:	Same as the 2013 territories

PATIENT MONITOR PRODUCTS: ECR PRODUCTS	listed under Business Unit 990952583021 AND 90952583022

COMMISSION:	13.5%

2013 PERFORMANCE STANDARD:	$517,000.00 (Five Hundred Seventeen Thousand Dollars) continuing through 12/31/14 unless otherwise amended in writing by both Parties. Performance Standard is subject to annual change.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 57 of 99

MANUFACTURER'S REPRESENTATIVE AGREEMENT
EXHIBIT A
MEDICAL CONSUMABLES AND SENSORS AND ALS CONSUMABLES

TERRITORIES AND MARKETS SERVED:	Same as the 2013 territories

MEDICAL CONSUMABLES PRODUCTS:

Products listed under Business Unit 90951037T89 (Medical Consumables) Products listed under Business Unit Consumables) 90952583U24

COMMISSION:	7%

QUARTERLY INCENTIVES:
If Representative exceeds the Quarterly Performance Standard, Representative will earn a bonus of 20% on the incremental dollars over the quarterly performance standard. 2013 Quarterly incentives continue through 12/31/14 unless otherwise amended in writing by both Parties, Quarterly Incentives are subject to annual change.

Medical Consumables		ALS Consumables		Totals
Ql:	$156,378.77	Ql:	$5,968.66	$162,347.42
Q2:	$161,238.57	Q2:	$6,154.14	$167,392.71
Q3:	$160,532.66	Q3:	$6,127.20	$166,659.87
Q4:	$176,850.00	Q4:	$6,750.00	$183,600.00
				$680,000.00

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 58 of 99

MANUFACTURER'S REPRESENTATIVE AGREEMENT
EXHIBIT A
CUSTOMER SERVICES

TERRITORIES and MARKETS:	Same as the 2013 territories

MEDICAL SERVICE PRODUCTS:	Customer Service Products listed under Business Unit 90941019

COMMISSION:	7%

2013 PERFORMANCE STANDARD:	$1,703,000 (One Million Seven Hundred Three Thousand Dollars) continuing through 12/31/14 unless otherwise amended in writing by both Parties. Performance Standard is subject to annual change.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 59 of 99

MANUFACTURER'S REPRESENTATIVE AGREEMENT
EXHIBIT A
ULTRASOUND AND ULTRASOUND POINT OF SERVICE

TERRITORIESAND MARKETS SERVED
The sales territory for following states; Montana, North Dakota, South Dakota, Minnesota and Wisconsin will be governed by the Account List attached herein as Exhibit A.

Under this schedule DMS is also permitted to sell to all accounts in these additional Wyoming zip codes with the EXCEPTION of all locations of Cheyenne Regional Medical Center.

Wyoming	820
821
822
823
824
825
826
827
828
829
830
831

ULTRASOUND PRODUCTS:

MAG	Description	MAG	Description
114	EPIQ 7 GI	K68	EPIQ 7 WHC
152	EPIQ 7 CV	N39	EPIQ 5 (All segments)
K61	iU22 Ultrasound Pre-owned	S66	Ultrasound Undivided
K62	iE33 Ultrasound Pre-owned	S97	iE33 2D Select
K63	ClearVue 550	T68	iE33
K64	ClearVue 350	U04	PercuNav
K65	Sparq	U19	HD11 XE
K66	CX30	U43	Ultrasound Pre-Owned Products
Q90	HD7 XE	W79	CX50 POC
Q91	CX50	K67	ClearVue 650
Q92	HD15	P16	Ultrasound 3rd Party Turnkey
S65	iU22

Remanufactured Products (as available):
Sonos 5500, Sonos 4500, Philips 5000, HDI 5000, iU22, HDII, Envisor, HD3, iE33, Sonos 7500, HD15, HD9, HD7, CX50

Philips is responsible for installation and post installation applications training. Representative shall maintain a sufficient number of sales representatives, whom are dedicated Ultrasound sales representatives, to cover the accounts or territory provided. If a territory or group of accounts becomes vacant, Representative shall fill the sales position within 60-days.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 60 of 99

CLINICAL SUPPORT:
Representative is expected to provide pre-sales clinical resources. If a need is identified to use Philips personnel in this role, Representative shall be charged the current 8 hr rate for this resource ($1500.00 per 8 hrs). Approval is needed by Philips Channel Manager as well as Philips Clinical Manager.

COMMISSION RATE:

Ultra Sound	15%

POS	2%

2014 PERFORMANCE STANDARD:

Ultrasound	$5,799,000 (Five Million Seven Hundred and Ninety-nine Thousand Dollars)

POS	$580,000.00 (Five Hundred Eighty-Thousand Dollars)

Performance Standard is subject to annual change.

Prepaid POS Support Contracts: 2% on Net Booking Credit for full term of support contract Deferred POS Support Contracts: 2% on Net Booking Credit for full term of support contract upon installation of equipment. As a result of this commission payment may not occur at the same time as the Product Commission Payment.

Representative must sell and provide all necessary support contract documentation within 90-days of installation in order to receive commissions.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 61 of 99

DMS - Schedule B
2014 Ultrasound Account List

Schedule B - Ultrasound Account list 3.12.14	Confidential Not for distribution

DMS - Schedule B
2014 Ultrasound Account List

Schedule B - Ultrasound Account list 3.12.14	Confidential Not for distribution

MANUFACTURER'S REPRESENTATIVE AGREEMENT

EXHIBIT A

IMAGING SYSTEMS

TERRITORIES and MARKETS SERVED	Separate Schedule still being finalized by Philips and DMS
IS PRODUCTS:
MRI, CT, CV, X-RAY, NM, Surgery
COMMISSION:	15%
POS COMMISSION:	2%
COMMISSION:	6%
Cardiology PACS*
iSite PACS
*Installation and warranty support are not commissionable. Those are performed by Philips.
2014 PERFORMANCE STANDARD:	Mutually being defined by Philips and DMS. This Exhibit shall be amended in writing by both Parties. Performance Standard is subject to annual change

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 64 of 99

EXHIBIT B

MANUFACTURER'S REPRESENTATIVE

PHILIPS TRAVEL POLICY AND EXPENSE REIMBURSEMENT PROCESS

TRAVEL EXPENSE REPORT
The traveler must use the Philips MR Travel Expense Report (Exhibit F). Each report must be filled in correctly for reimbursement. For MR traveler submitting an expense report, the MR owner for that company must sign each report. The purpose of the trip must be listed on each report. Only one report per trip can be submitted. Expense reports must be submitted within ten days of trip. The traveler reports only his or her own expenses, not expenses incurred by fellow company travelers, except in the case of joint lodging while traveling. In those situations, the traveler seeking reimbursement must include the names of other company travelers present as part of his or her substantiation.

RECEIPTS
Original itemized receipts; invoices and itemized charge card slips must be submitted for all travel expenses. Receipts must be stapled to each expense report submitted. Monthly credit card statements or travel agency invoices and statements alone are not acceptable as receipt documentation. In case of missing receipts, travelers are encouraged to contact the third party service provider in order to obtain a copy of the original invoice. A delay in reimbursement or non-reimbursement may occur if the expense repott is not complete or if proper support documentation or receipts have not been provided.

LODGING
Travelers are to book standard accommodations in reasonably priced lodging; premier properties (5 stars) are not allowed. Travelers must· utilize Philips hotel suppliers whenever feasible. Travelers will be reimbursed for reasonable and the actual cost of lodging, up maximum allowable room rate of $180 exclusive of tax. While attending conferences, seminars, or other pre-arranged venues, travelers are encouraged to search for reasonably priced properties within the same proximity of the venue.

TRANSPORTATION
In such cases where Philips shall reimburse the traveler for transportation, traveler must follow Philips transportation policy. Air travel must be booked at the most reasonable and economic fare. First- and business class are not allowed for any travel. The class of service must be coach using the lowest logical fare based on the valid business time requirement. Travelers are strongly encouraged to book well in advance of travel (minimum of 14 days) to secure the lowest fares. In addition, travelers are encouraged to select special or promotional flights that may require significant advance booking, use alternative airports, take a connection, and be flexible on departure and arrival to obtain the lowest far available.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 65 of 99

EXHIBIT C

MANUFACTURER'S REPRESENTATIVE AGREEMENT

MR TRAVEL EXPENSE REPORT

Due 30-thirty days after the travel date

Sales Representative Name:

Company Name:

Address:

City:	State:	Zip Code:

Purpose of Trip:
	Sun	Mon	Tues	Wed	Thurs	Fri	Sat	Total*
Date
Hotel
Daily Tot.*
Total Expenses to be Paid by Philips

*Total columns must be complete to be reimbursed

Explanations:

Sales Representative Signature:

Date:

MR Owner Signature:

Date:

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 66 of 99

EXHIBIT D

MANUFACTURER'S REPRESENTATIVE AGREEMENT

GUIDELINES FOR HIRE OF A MANUFACTURER REPRESENTATIVE (MR) EMPLOYEE OR
INDEPENDENT CONTRACTOR

If an active employee of the MR Company accepts a written offer of employment from Philips Healthcare, Philips will directly compensate the MR Company an incremental payment of $10K. Payment is contingent on the MR Company and the employee or independent contractor meeting the following conditions:

•	The employee or independent contractor must have been an active employee of the MR at the time of acceptance of Philips offer for at least 6 months, but no longer than 2 years.

•	Philips will compensate the MR Company directly an amount of $5K upon the date the employee or independent contractor begins working full time for Philips.

Upon the completion of six consecutive months of successful employment as defined by Philips employment policies and procedures, by the employee, Philips will compensate the MR Company the remaining $5K.

This policy excludes any employees by Philips Healthcare for Vital Signs Monitoring

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 67 of 99

SCHEDULE C
SERVICE AGREEMENT

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 68 of 99

SERVICE AGREEMENT

THIS AGREEMENT is effective as of , and is by and between:

(a) Philips Healthcare North America Company, a division of Philips Electronics North America Corporation, with its principal place of business at 3000 Minuteman Rd., Andover, MA 01810 (hereinafter "Philips");
and
(b) DMS Health Technologies, Inc., a wholly owned subsidiary of Project Rendezvous Acquisition Corporation, organized under the laws of the State of North Dakota, with its principal place of business at 2101 North University Drive, Fargo, North Dakota 58102 (hereinafter "DMS ").

Philips and DMS are hereinafter also referred to individually as a "Party" and collectively as the "Parties."

WHEREAS, DMS desires to be an exclusive manufacturer's sales representative and warranty service organization for certain Philips products and customers in a certain geographic area (the "Product Territory", as defined below); and

WHEREAS, Philips desires to permit DMS to provide such services in the exclusive Product Territory;

NOW, THEREFORE, in consideration of the mutual covenants and agreements between the Patties hereto, it is agreed as follows:

1. TERM AND TERMINATION

Subject to the General Termination right set forth in the agreement orders shall not be intentionally withheld from one contractual period to another. The determining factor shall be the date Philips receives all documentation required under Section 4 of this Agreement. Additionally, Philips shall have the right to (i) withdraw a Product from Schedule I or (ii) alter the Product Territory of a Product for any reason, with ninety (90) days prior written notice to DMS.

2. PRODUCT AND TERRITORY

Philips grants DMS an exclusive right and license to (i) promote, market and sell (as a manufacturer's sales representative) the Products into the Territory, collectively as set forth in Exhibit A affixed hereto, and (ii) perform installation and warranty services, in accordance with Philips installation and service manuals, processes, and procedures, for the Products sold by Philips arising from Section 3 (iii), provided that, for the purpose of this license, Philips retains the right to revise such license, at any time and at Philips sole discretion, to enable Philips to have the exclusive right to sell Products directly to federal government customers in the Territory. Such revised license shall not apply to orders accepted prior to the date Philips provides DMS notice of such change. Notwithstanding the foregoing, Philips retains the right to perform installation or warranty service for Products sold by DMS or serviced by DMS, in the event a customer requests Philips to aide in resolving an installation or warranty service issue that cannot be promptly resolved between the customer and DMS and the customer has notified DMS and Philips that it demands Philips intervention in resolving such issues or DMS requests Philips to perform installation or warranty related services based on a customer's request. Philips shall invoice DMS the cost, as identified on Exhibit C, to perform such installation of warranty service. In exchange of receiving the above license to sell Philips Products, DMS agrees that it shall not sell any of Philips competitor's products or products which functionality is materially similar to the Products under Exhibit A to customers located in the Territory, without first securing Philips' written approval. Additionally, DMS shall use its best efforts to sell, distribute, install and provide warranty service for Philips Products in the Territory. In addition, DMS shall maintain a sales and service staff considered by Philips adequate in size, education, ability and experience to sell, distribute, install and provide warranty service for the Products. During the term of this Agreement and to the extent permitted by law, DMS shall have the first right (as between Philips and DMS) to provide post-warranty services on Philips Products in the Territory. Philips shall not directly sell service into the Schedule C territory as defined, unless such sales activity is expressly modified herein. Such right shall not alter or affect any post-warranty services contracts currently held by Philips.

3. ORDERS & DISCOUNTS
Philips shall be obligated to only accept orders for Products from customers in the Territory, to the extent, customer and DMS provide all documentation necessary for the order to comply with Philips then current booking policy, including without limitation a signed quote or Philips terms and conditions document, along with a customer purchase order, and in some cases a signed statement of work.

All discounting of Products sold by DMS into the Territory shall be subject to the prior approval of the Philips Director of Channel Management.

4. COMMISSIONS AND PAYMENT

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 69 of 99

During the term of the Agreement, Philips and DMS may mutually agree to make changes to the commission rates set forth on Exhibit A affixed to this Agreement. Such commission rate adjustments shall occur no more than once per annum of the Agreement, using the anniversary date of the Agreement as the basis of such calculation. No adjustment to the commission rate is effective unless an amendment to this Agreement is signed in writing by both parties. The commission rates set forth in Exhibit A shall remain in effect and apply to orders booked by Philips, until such an amendment is duly executed by both Parties.

Product Sales Commissions.
( a) The Product sale compensation will be that of a manufacturer's representative for the Product sale itself. Subject to Section 5 (i), in consideration of selling Products to customers located in the Territory, Philips shall pay DMS the commission rate set forth in Exhibit A, for Commissionable Items, as a percentage of the Net Commissionable Value of an order. Philips shall not be obligated to make commission payments for Products provided by Philips and DMS to customers in the Territory as part of a make right or settlement of a claim, against either party.

(b) Except as otherwise provided under this Agreement, Philips agrees to pay fifty percent (50%) of the normal Product sale Commission under Section 5 (i) for any Products purchased by a customer outside the applicable Territory, but shipped to a location within its Product Territory. Conversely, DMS agrees that it shall be entitled to fifty percent (50%) of its Product sale commission under Section 5 (i) of this Agreement, for Products sold to customers in the Product Territory that are installed and serviced outside the Product Territory. Philips shall have final approval authority for split deals.

Compensation to DMS for DMS to perform all Installation and Warranty Service on Products sold during the
Term of Agreement & Make- Rights/Settlements.
Philips shall pay DMS the amounts set forth on Exhibit B ("Installation and Warranty Services Payments"), attached, as full compensation for DMS to perform all installation and warranty service for Products sold by DMS after the effective date of the Agreement. DMS shall bear the cost of spare parts required to perform warranty service. Exhibit B is incorporated into this Agreement by virtue of this reference. Notwithstanding the foregoing, Philips shall not be obligated to pay DMS the fees set forth on Exhibit B for Products sold by DMS where the customer requires installation and warranty service to be performed outside of their Product Territory. Additionally, Philips shall pay fifty percent (50%) of their normal installation fee set forth in Exhibit B for a Product installed by DMS as a result of a (1) make right or (2) settlement of a claim, collectively (1)-(2) made directly and solely against Philips. Warranty service based on the foregoing shall be subject to the compensation set forth herein, provided that, Philips shall be entitled to apply a pro-rata credit for warranty service commission paid on the original Product sale, not yet performed, against payment of warranty service on the new product based on the warranty period offered to customer under the make right arrangement and/or settlement agreement provided that Philips was at fault.

Radiology & Xcelera PACS Renewals, Installation, and Service Commission.
Notwithstanding Sections 5 (a) and (b), DMS shall not receive compensation for any renewals of the product known as iSite PACS today, or named differently thereafter or successor products, to those under this heading, in all cases, sold to customers within their Product Territories set forth in Exhibit A. Additionally, DMS shall not receive any compensation related to installation or service for the product known as iSite PACS or Xcelera today or named differently thereafter or either of their successor products installed and/or serviced in their Product Territories.

Timing of Payments from Philips to DMS.
(i) Initial Payment. Philips shall pay DMS forty percent (40%) of the commission owed under Section 5(a) for Product sales net forty-five (45) days from the end of the month in which such order was booked, subject to Section 4 of this Agreement. This is subject to any credits that Philips is entitled to apply against such payments as set forth in Section 5 (iii) of this Agreement.
(ii) The Balance of amounts owed for Products Sales and Installation/Warranty payments under Exhibit B. The remaining amounts due for Product sales in the Territory shall be due net forty- five (45) days from the end of the month that customer accepts the Products and pays Philips in full for such sale, including any installation or professional services. Installation and warranty service compensation payments under Section 5 of this Agreement are payable at the same time the balance of the Product sale commission is due under this subsection.
(iii) Cancellation of Orders and Returns. In the event a customer cancels an order, DMS is required to refund Philips for any payment made by Philips to DMS for such order within forty-five (45) days of such order cancellation. In the event DMS does not comply with the foregoing, Philips may offset other commissions or compensation owed to DMS hereunder by such amount. The same shall apply for any products returned prior to the expiration of the warranty period, unless there is a swap-out pursuant to a make right and/or settlement arrangement, which are subject to Section 5 (a) and Section 5 (b) of this Agreement. For the purpose of clarification Section 8 shall address payment and return of spare parts terms.
(iv) Replacement Parts. Replacement parts required to complete the installation process shall be provided by Philips to DMS, at no cost to DMS.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 70 of 99

5. DMS SALES GOALS, QUARTERLY BUSINESS REVIEWS AND FORECAST OBLIGATIONS
(i) Product and Service Sale Growth Obligations. DMS shall use best efforts to meet the same year over year growth for the Products and support services sold in connection therewith equal to or greater than the Philips direct organization for such Products. DMS may be asked to submit quarterly growth reports, by the Philips Director of Channel Management, and DMS agrees to provide such information, within a reasonable period thereafter.

(ii) Forecasting. DMS will exercise its best efforts in providing accurate estimates of Products to be purchased over a rolling five (5) month period, utilizing the Philips customer management tool, Siebel, or equivalent system, and participate in the Minneapolis Region monthly accountability process. In addition, DMS will estimate market potential on a rolling three (3) year basis capturing this data in Siebel. DMS will also provide, as requested by Philips, detailed business plans supporting these forecasts, including operations reviews, discussing its plans, results, personnel, support requirements and financial details.

6. PROJECT MANAGEMENT & SERVICE KNOWLEDGE BASE MATERIALS
DMS personnel shall have access to Philips project management and service knowledge databases and electronic support tools subject to the conditions of Sections 15 and the Confidentiality Term in the Common Terms Section of this Agreement and any other specific requirements placed on the use of a given tool. Certain Philips resources are fee based as described in Exhibit C (Service Support Fees). Except for performance of warranty service, any use of the tools and materials hereunder shall cease upon termination of this Agreement, including use in connection with any post warranty service support.

7. TRAINING CLASSES AND SPARE PARTS
(a) Spare Volumes and Their Permitted Use. In consideration of the installation and warranty service compensation under Section 5 of this Agreement, DMS shall perform all installation and warranty support service sold on DMS related orders booked in compliance with Section 4 of this Agreement, during the term of this Agreement and any balance of a product warranty period for a Product installed in the Territory by DMS prior to expiration thereof.

DMS agrees that it shall buy one hundred percent (100%) of the number of all spare parts from Philips needed to perform warranty services. Philips agrees to sell DMS the same as provided herein during the term of this Agreement and following the expiration or termination of this Agreement to the extent that DMS warranty service agreements entered into during the term of this Agreement obligate DMS to provide warranty services.

During the term of this Agreement, DMS shall purchase from Philips and Philips shall sell to DMS eighty-five percent (85%) of the spare parts DMS needs to perform post warranty services, as an Independent Service Organization ("ISO"), within the Product Territories; provided that, Philips continues to provide the thirty-eight percent (38%) discount on NEW spare parts with price match guarantee compared with any third party's published pricing for the exact same part, as set forth below, and such NEW spare parts are actively stocked by Philips.

Within one month from the end of a Philips fiscal quarter, DMS shall provide a written certification, signed by the Chief Financial Officer of DMS, attesting to DMS meeting its minimum purchase obligations with respect to spare parts hereunder. This obligation survives expiration or termination of this Agreement, as it applies to those customers that DMS was providing warranty and post warranty service on Philips products prior to expiration or termination of this Agreement for the remainder of the warranty period or service contract that exceeds the expiration date or termination date of this Agreement, provided that the obligation shall not exist with respect to any post-warranty service agreements assigned as provided in Section 22. DMS shall be provided a thirty-eight percent (38%) discount from Philips published list price for spare parts and accessories, a thirty-five percent (35%) on glassware with a price match guarantee compared with any third party's published pricing on the exact same NEW glassware and a seventy-five (75%) discount on any type of manual. The terms of discounts for spare parts and the obligation to purchase eighty-five percent (85%) of such spare parts for post warranty services are not assignable under any circumstance to a third party, Spare parts are not returnable, unless (1) DMS purchased them from Philips; and (2) Philips receives them back within thirty (30) days of their date of delivery to DMS; and (3) they are accommodated with an appropriate Philips return authorization number("RMA'')(collectively (1)-(3) the "Spares Return Criteria"). Items that do not meet the Spares Return Criteria shall be returned to DMS, with freight costs chargeable to DMS, or Philips may dispose of them. No credit is given for spares returned that do not meet the Spares Return Criteria. Returned spare parts meeting the Spares Return Criteria shall be credited net thirty (30) days from receipt and all parts returned shall carry a ten (10%) restocking fee of the purchase price on unopened parts (seal intact) with a maximum fee of One Thousand Dollars ($1,000.00). The re stocking fee for opened (seal broken) parts shall be twenty five percent (25%) of the purchase price, with a maximum fee of Three Thousand Dollars ($3,000.00). DMS shall not be charged restocking fees for parts that are DOA or damaged in shipment. Spare parts warranties from Philips to DMS shall be same as those in effect to Philips field service at the time of sale. For the purpose of setting a baseline as to the current spare parts warranty in effect at the time of execution of this Agreement, Philips current Spare Patts Warranties is affixed as Exhibit D.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 71 of 99

(b) Shipping and Payment terms for Spares. Net spare parts cost to DMS shall include standard shipping costs then in effect. DMS shall be responsible for actual costs associated with any special shipping including, but not limited to, storage at a Philips distribution center in excess of fourteen (14) calendar days; special handling, including, without limitation, rigging and rental of equipment for use in installations; and, any excess costs over normal shipping (i.e. Next Flight Out), if expedited shipment is requested by DMS to meet a delivery date which allows less than Philips' standard delivery lead time then in effect.

All invoices for spares except warranty and DOA parts in which DMS is owed a credit by Philips, are due net forty-five (45) days from their invoice date. There is no offsetting of invoices for credits that accrue and are applied to their account after the time an invoice is payable to Philips. Philips reserves the right to charge any unpaid amounts the maximum interest permissible by law, unless such failure to pay is based on a good faith payment dispute with respect to such invoice itself.

(c) Training
DMS employees installing Products or servicing Products must have attended a Philips training course on such Products, prior to installing or servicing such Products. Philips shall make such training available to DMS. Costs of training including the seminar, travel and board, shall be at DMS's sole cost and expense. DMS engineers may use such information solely to perform installation, warranty and service support on Philips Products located in the Territory.

If DMS provides to a customer any used, refurbished, or other spare or replacement parts from a source other than Philips' parts stock, DMS shall assure that the customer is fully aware of the source and history of each such part, and has agreed to accept it. DMS may not sell a service to a third party that provides access to the materials set forth under Section 7 of this Agreement or is materially similar to Philips then current Co-operative Alliance service, without obtaining the prior written consent of the Philips Director of Channel Management. Any sale or access to the foregoing shall be subject to DMS, its customer, or customer's third party service provider signing terms and conditions required by Philips, which shall be substantially similar to what Philips requires for its Co-operative customers or third party service providers obtaining access to Philips proprietary service materials under such arrangements with Philips.

(d) Test Equipment. Equipment purchased by DMS to perform warranty testing shall be priced at Philips cost plus twenty percent (20%). This equipment cannot be resold to customers or other resellers.

8. VENDOR CREDENTIALING & CUSTOMER PREMISES POLICIES
DMS agrees to promptly comply with all vendor credentialing requirements of customers, prior to installing Products and/or going on customer premises to perform support services on products. Additionally, DMS agrees to adhere to customer's rules and regulations that apply to all vendors of customer going on-site or in response to customer fulfilling its obligations under the Deficit Reduction Act, including without limitation customer policies applicable to Whistleblower, False Claims and/or Medicare Fraud and Abuse laws.
Performance of the Services by Personnel shall not interfere with Philips or Customer's employees or operations at the Customer site. Personnel shall exhibit decorum appropriate to the environment and cooperate with Philips personnel and, if any, other subcontractors employed by Philips and Customer. DMS agrees to use commercially reasonable efforts to ensure the work site of Personnel is clean and free from rubbish generated by DMS.

9.REPAIR
Except for the spare parts warranty provided under Section 8, NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, SHALL APPLY TO ANY SPARE PARTS SOLD HEREUNDER. Philips disclaims any implied warranties of merchantability or fitness for a particular purpose as it applies to spare parts purchased by DMS.

Upon request, Philips shall provide copies of applicable Product warranty documents within a reasonable period to DMS. DMS shall not obligate, nor shall it attempt to obligate, Philips to any third parties by means of warranties or guarantees on the Products other than such standard warranties. DMS shall, at its expense, perform warranty service that exceeds that provided for in Section 8. Philips may defray any costs incurred by Philips based on DMS's overselling of warranty against commissions owed, as applicable, in the event Philips performs such warranty service or is required to provide spare parts to customer.

If Philips incurs any expense in the exchange of Products or the repair thereof caused by the failure of DMS to fulfill its obligations hereunder, Philips shall invoice DMS for such costs. DMS agrees to maintain sufficient equipment and replacement parts to adequately maintain and service the Products and shall purchase such tools and test equipment as Philips considers necessary for the proper installation, maintenance and service of the Products.

10. NOTIFICATION OF COMPLAINTS

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 72 of 99

If a Product allegedly caused an injury to persons or property or if a Product allegedly failed to meet any of its performance specifications or otherwise allegedly failed to perform as intended, or if DMS receives any information regarding dissatisfaction by a customer relative to the identity, quality, durability, reliability, effectiveness or performance of a Product, DMS will immediately notify Philips' Director of Regulatory Affairs of such occurrences. In all other respects, DMS will cooperate with Philips in the investigation of all complaints for regulatory and product liability purposes. DMS shall, in addition, make required repairs as well as performance modifications at DMS' cost, and assist in whatever corrective actions are necessary and report completion of those corrections via the field change order action ("FCO") notification reports, FCO's must be installed by DMS within the slated time frame for each FCO established by Philips.
Philips shall supply parts to DMS free of charge for mandatory modifications and shall reimburse labor expenses at one hundred dollars ($100.00) per hour for "time required" as defined in FCO installation documentation. All FCO's must be current in order to qualify for reimbursement. Philips shall provide DMS FCOs reasonably in advance of the deadline for completion of the FCOs.

11. CUSTOMER COMPLIANT COLLECTION
DMS must have a standard process to collect Customer complaints. Information from Philips' Customers regarding Philips Services, processes, products and/or personnel must be available to Philips upon request. DMS shall provide evidence of its complaint process, the activity of that process and an accounting of satisfactory resolutions. A complaint means any written, electronic, or communication that alleges deficiencies related to the identity, quality, durability, reliability, safety, effectiveness, security or performance of a Philips device after it is released for distribution.

12. ADVERSE EVENT/INCIDENT REPORTING
DMS agrees that it will adhere to and take all appropriate action in accordance with all FDA requirements for Adverse Event or Incident Reporting. DMS shall immediately notify Philips in the event that DMS becomes aware of information which reasonably suggests that Adverse Event or Incident has occurred with respect to Philips Products that requires the establishment of a complaint file or the filing of a Medical Device Report. DMS and Philips further agree that DMS's failure with respect to this paragraph may be considered by Philips as a material breach allowing Philips to terminate the Agreement without penalty.

13. BINDING ON THE SUBCONTRACTOR
Philips and DMS agree that the terms and conditions set forth in any agreement between Philips and its Customer, as they relate to the Services to be provided by DMS ("Customer Terms") shall be binding on DMS. Philips will give DMS the opportunity to review the Customer Terms. In the event DMS disagrees with any of the Customer Terms, then prior to commencing Services for such Philips Customer, DMS shall provide Philips with its reasons, in writing. If Philips and DMS are unable to agree on the applicable Customer Terms, DMS shall not be required to commence Services for that Customer.

14. LICENSES
Philips may, from time to time, provide, at DMS' request and expense, service documentation and service applications software ("Service Materials"). This information and software shall remain the sole and exclusive property of Philips or the licensor of such information or software. The foregoing does not preclude DMS from owning a license to applicable Service Materials to use for the purposes permitted under this Agreement.

In order to protect its right, title and interest in and to such documentation and software, Philips grants to DMS, non-transferable and non-exclusive licenses to use the software and the information contained therein for installation, warranty, and post warranty services, performed during the term of this Agreement for Products in the Territory. As it applies to post warranty support, DMS agrees to sublicense software only to end user customers identified on such quote, and with terms as protective to the software as set forth in Philips quotation. DMS shall indemnify and hold Philips harmless for all damages, liabilities, losses, costs and expenses (including reasonable attorney's fees and legal costs) incurred or suffered by Philips, associated with DMS's failure to protect the software required by this section.

15. FORCE MAJEURE
Philips shall not be responsible for indirect, direct or consequential damages alleged to be sustained by DMS for failure to deliver Products.

16. TRADE NAMES
DMS may use the name "Philips" on the DMS website, line cards and business cards to the extent it is bundled with "an authorized Manufacturer's Representative for Philips Healthcare products". If DMS wishes to use any trademarks or trade names in any other manner, DMS would need the prior written consent from the Philips Director of Channel Management. DMS is solely permitted to represent itself as an ISO in connection with any post warranty services it sells to customers.

17. RECORDS AND REPORTS

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 73 of 99

Upon Philip's reasonable request, DMS shall furnish information to Philips directly relating to Philips' Product sales, inventories, Product installation, warranty servicing, warranty repairs and similar warranty data.

18. SHOWS AND EXHIBITIONS
DMS shall cooperate with Philips by assisting at all industry and professional shows and exhibitions as may be reasonably requested by Philips and shall be responsible for its own expenses in doing so.

19. INDEMNIFICATION, INSURANCE, LIMITATIONS OF LIABILITY AND DISCLAIMER OF DAMAGES
(a) Philips agrees to indemnify DMS from and against any damages, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses resulting from tangible property damage or personal injuries to persons or death to the extent caused by Philips. Philips shall use its best efforts to obtain adequate insurance coverage for the acts or omissions of its employees. Under no circumstances or for any reason shall DMS be responsible for indirect or consequential damages, including, without limitation, lost revenue or profits, business interruption, loss of data, regardless of whether as not foreseeable at the time of contracting, associated with the acts of any employee, agent or other party associated with Philips. Except as otherwise provided above for claims involving personal injury or tangible property damage, the total liability of Philips to DMS arising out of Philips' performance of this Agreement shall not exceed, in the cost of spare parts the purchase price paid by DMS for the spare parts giving rise to the liability or, in the case of commissionable services, the amounts payable hereunder. For the purposes of clarification, except for Philips indemnification obligations for personal injury, death and tangible property damages (to the extent such represents the actual replacement or repair cost of physical property loss or damage) above, Philips, in connection with sales of spare parts or items sold hereunder to DMS, shall have no liability for INDIRECT, PUNITIVE, INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST REVENUES OR PROFITS, BUSINESS INTERRUPTION, LOSS OF DATA, regardless of whether or not foreseeable at the time of contracting.

20. SALE OF DMS SERVICE BUSINESS
(a) Definitions.

For purposes of this Section 20:
"Service Contracts" means the DMS's post- warranty service agreements for Philips Products within the Product Territory existing before the termination or expiration of this Agreement.
"Business" means DMS's intangible and tangible assets reasonably related to DMS's sale, installation, and servicing of Philip's products, including the Service Contracts.
"Fair Market Value" means an amount as determined by an independent appraisal on the basis of, and shall be equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy the Business and an informed and willing seller under no compulsion to sell the Business. "Independent Appraisal" means the appraisal prepared by the Appraiser establishing the Fair Market Value of the Business.
"Appraiser" means an accounting firm with relevant experience, without material conflicts, that is competent to provide an Appraisal. A Party shall not unreasonably withhold approval of the Appraiser.
The Parties shall mutually agree upon the Appraiser from among the following firms:

*Pricewaterhouse Coopers        *Deloitte & Touche        *Ernst & Young KPMG

(b) Process for Sale of Business

DMS may sell the Business at any time, and nothing herein shall be construed to prohibit such a sale, provided that DMS shall provide Philips an opportunity to buy the Business at Fair Market Value before selling to another buyer as provided in this Section 20.

DMS shall provide Philip's written notice of DMS's intent to sell the Business. Thereafter the Parties shall have thirty (30) days to negotiate the Fair Market Value of the Business. If the Parties agree on Fair Market Value they shall close on the sale of the Business within a reasonably prompt period of such agreement.

If the Parties do not agree on the Fair Market Value of the Business within thirty (30) days of Philips' receipt of DMS's written notice of DMS's intention to sell the Business, the Parties shall within ten (10) days engage the Appraiser who shall determine the Business's Fair Market Value. The fees and expenses of the Appraiser shall be divided equally between DMS and Philips. The Appraiser shall deliver its Appraisal in writing to the Parties within thirty (30) days of being engaged to provide the Appraisal.

Philips shall provide DMS written notice of its acceptance or rejection of the Independent Appraisal within five (5) days of its receipt of the Independent Appraisal. If rejected by Philips, DMS may sell the Business to any willing buyer. If accepted by Philips, DMS shall provide Philips notice of DMS's acceptance or rejection of the Independent Appraisal within five (5) days of DMS's receipt of Philip's notice. If accepted by DMS, the Parties shall close on the sale of the Business within a reasonably prompt window of time. If rejected by DMS, DMS may sell the Business to any willing buyer, excluding the following entities and subsidiaries thereof:

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 74 of 99

•	GENERAL ELECTRIC

•	TOSHIBA

•	SIEMENS

(Collectively the "Restricted Entities")

This Agreement may be terminated by either party upon the sale of the Business. Notwithstanding any provision herein to the contrary, this Section 20 shall not survive the termination or expiration of this Agreement, except that the prohibition on the sale of the Business to the Restricted Entities following DMS's rejection of an Independent Appraisal shall, if triggered during the term of this Agreement, remain in effect during the term of the Agreement and for a period of one (1) year following expiration or termination of this Agreement.

21. SOLICITATION OF EMPLOYEES

During the term of this Agreement and for one (1) year after expiration or termination, Philips will not solicit or cause to be solicited the employment of any DMS employee engaged by DMS to perform services related to this Agreement. For purposes of this paragraph, solicitation shall not include general advertisements seeking employees published in periodicals of general circulation; web postings; Philips career internet page; or unsolicited responses to DMS employee questions that direct them to such employment vehicles.

22. GENERAL PROVISIONS

a. DMS agrees to conduct a pre-employment background screening for all DMS employees ("Personnel") hired after the effective date of this updated and Combined Agreement. DMS will perform a background check for felony and misdemeanor convictions, and verify the social security number for, work history, and education of potential Personnel. Additionally, DMS agrees that additional background screening may be required by Philips' customers prior to granting site access to DMS Personnel.

b. DMS certifies they do not knowingly employ, or contract with, unauthorized aliens and that DMS is enrolled in and uses the E-Verify Program for all new hires after the effective date of this Amendment. E-Verify is an electronic system administered by the U.S. Department of Homeland Security, USCIS, Verification Division, and the Social Security Administration.

23. CONDUCT OF PERSONNEL

DMS will be fully responsible for the proper conduct and appearance of its personnel while on Customer premises DMS agrees to enforce the expectation for DMS Personnel dress and appearance. DMS understands Philips' concerns regarding the ability of its Personnel to meet the technical standards required to achieve Customer satisfaction regarding provision of Services by DMS Personnel. DMS agrees to maintain the technical skills of its Personnel to achieve consistent Customer Satisfaction through continuing education and training.

Prior to DMS assignment of any of Personnel to perform the Services, DMS agrees to provide training for Personnel to ensure that such Personnel will not engage in inappropriate conduct while on Philips or Customer premises. DMS agrees that inappropriate conduct shall include, but is not limited to, being under the influence of or affected by alcohol, illegal drugs, or controlled substances; the use, distribution, sale, or possession of alcohol, illegal drugs, or any other controlled substances, except for approved medical purposes; the possession of any weapon and/or harassment, threats, or violent behavior; profanity and/or any unprofessional behavior that could be viewed as flirtatious or unwelcomed by the person to whom it is directed.

Under the U.S. Drug Free Workplace Act ("the Act"), Philips is committed to providing a safe work environment for its employees. As part of this effort, DMS shall use commercially reasonable efforts to ensure that each of its Personnel who are to be assigned to Philips or Customer facilities for an assignment estimated to last one (1) month or longer are "drug free". DMS shall not assign any Personnel to Philips who is not "drug free". For purposes of this provision, "drug free" shall mean that Personnel shall have passed a drug-screening test prior to initial employment with DMS or prior to the first assignment to Philips of Philips Customer. The manner and scope of the drug screening test, as well as DMS's internal communication about or other use of the results, is a matter,within the sole discretion of DMS; provided, however, that any such test shall include screening for and at the cut off levels set for the five classes of drugs identified by the Substance Abuse and Mental Health Administration (formerly National Institute of Drug Abuse (NIDA)), generally, Cannabinoids, Cocaine Metabolites, Opiates, Phencyclidine, and Amphetamines.

Philips agrees to provide prompt notification to DMS in the event Philips becomes aware of any issues related to the conduct or performance of any DMS personnel. If any Personnel is asked to leave a Philips or Customer premises, Philips will attempt to contact DMS to discuss the reasons why such Personnel is being removed from the premises, prior to actual removal. All reasonable requests for removal of DMS personnel will be dealt with accordingly by DMS. Philips will not participate in any DMS discipline of Personnel.

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 75 of 99

DMS shall develop and maintain an appropriate injury and illness prevention program for its employees assigned to Philips. Such program shall include training that is appropriate to the general type of work Personnel will perform, and shall adhere to all state and local requirements. By way of example and not by limitation, technicians working in the hospital environment shall be trained in Bloodborne Pathogens, and HazComm in addition to basic safety training.

Any disputes related to this Agreement which cannot be settled between the parties, shall be resolved by arbitration in accordance with the commercial rules of the American Arbitration Association. Neither Party shall, however, be obligated to submit to arbitration any dispute relating to cancellation or termination of this Agreement.

SIGNATURE PAGE (Schedule C)

DMS HEALTH TECHNOLOGIES INC.

COMPANY NAME: DMS Health Tech.

BY: [signature]

PRINT NAME: PAUL J. WILSON

TITLE: CEO

DATE: 4-1-14

BY: [signature]

PRINT NAME: Margaret H. Messelaar

TITLE: Director, Commercial Contracts

DATE: 4/1/2014

BY: [signature]

PRINT NAME: Leslie Steiner

TITLE: Sr. VP, Head of Finance Americas

DATE: ______________________

DMS Health Technologies Master Agreements March 28, 2014-CCM;TAA	page 76 of 99

SERVICE AGREEMENT EXHIBITS

Exhibit A

(Products and Commission Rates)

CT	8%	Surgery	8%
MRI	8%	Cardiology PACS*	6%
CV	8%	iSite PACS	6%
XRAY	8%	Nuclear Medicine	8%
* Installation and warranty support are not commissionable. These are performed by Philips directly.

Reminder: Renewals of iSite as well as installations and support are not commissionable. The maximum commissionable contract period is five years at the minimum contracted study value.

APPS SUPPORT FOR PCR/RAD/RF/ULTRASOUND
Philips grants DMS a nonexclusive right to perform Applications training to customers in the DMS territory in accordance with published Philips applications materials, standards, and guidelines, which are subject to change without notice. This training will be provided upon the sole request of Philips to conduct such training. DMS agrees to complete a standard Philips trip report (http://www.team.philips.com/ClinEdTripReports) within five days of the completion of a training event. For services performed according to Philips standards and guidelines, subject to a properly completed and submitted trip report and invoice, DMS will be reimbursed by Philips at the rate of $1300.00 per training day (8 hours) that is specified in the Philips request. The reimbursement for requested partial training days will be pro-rated. DMS is responsible for all travel expenses associated with DMS training. At its sole expense, DMS will enroll and successfully complete Philips training for products sold. Philips shall not charge tuition or any fees for applications training provided to DMS personnel. Philips shall not charge any fees for providing applications materials such as manuals, checklists, and quick step guides to DMS. DMS shall interface with Philips Clinical Education (currently Lori Hawkins, 440-483-2260) for all matters concerning applications training, including but not limited to trip reports, applications training invoicing, required materials for DMS customer presentation, and DMS staff training.

Note for Sales Ops: Standard training entitlements must be included in each order. Training for any order that is missing an entitlement will require a change order to add the training line items prior to the execution of any training that is either reimbursable to DMS or that will be provided directly by Clinical Education.

TERRITORY

Michigan:	Gogoboc, Ontenagon and Iron counties

Minnesota:	Counties north of and including: Nobels, Rock, Murray, Pipestone, Lincoln, Lyon, Yellow Medicine, Lac Qui Parle, Swift, Pope, Todd, Cass, Crow Wing, Aitkin, Carlson, St. Louis, Lake and Cook Counties

Montana:	All counties North Dakota: All Counties South Dakota:

Wisconsin:	Douglas, Bayfield and Ashland Counties

Wyoming:	Park, Teton, Big Horn, Johnson, Sheridan, Campbell, Crook, Hot Springs, Washakie and Weston Counties

Exhibit B
(Installation and Warranty Services Payments)

Installation:	3% of the Net Cornmissionable Value.
Warranty:	5% of the Net Cornmissionable Value.

Warranty Stabilization
If the sales discount price from list price exceeds 45%, then the warranty net commissionable value payable to OMS shall be calculated as the equipment list price less 45% times 5%.

Exhibit C
(Service Support Fees)

Service	Rate
Access to Philips standard knowledge databases	No charge
Project Management phone support	$75/half hour in half hour increments
Phone support, service or installation (FSE, ZTS, CSC)	$90/half hour in half hour increments
Onsite support, service or installation (NIT, FSE, ZTS, CSC)	$260/hour in hour increments, 8 hour minimum
Phone support, clinical education	$90/half hour in half hour increments
On-site support, clinical education	$260/hour in hour increments, 8 hour minimum

Notes:

1.	Minneapolis Region Service Manager or designee coordinates support, escalation via Rocky Mountain Zone Operations Director

2.	DMS purchase order (P.O.) required prior to travel by Philips personnel

3.	Actual expenses will be charged for travel & lodging, travel time is not charged

4.	DMS will be billed for technical support, not for product problems. Determination of product v. technical problem to be made by Philips

Exhibit D
(Spare Parts Warranties)

SERVICE PARTS AND LABOR
This service warranty document is an addition to the terms and conditions set forth in the quotation to which this warranty document is attached. The terms and conditions of the quotation are incorporated into this warranty document. The capitalized terms herein have the same meaning as set forth in the quotation.

LIMITED WARRANTIES
Philips provides hourly-billed service labor during Standard Hours of Coverage, which is defined as 8:00A.M.- 5:00 P.M.; Monday through Friday, excluding Philips observed holidays. Standard, modality specific, labor rates apply to travel and on-site labor provided during Standard Hours of Coverage. Philips will provide Extended Coverage Hours billed service at either Premium or Sunday/Holiday Rates depending upon when such service is provided.
Except as set forth below under WARRANTY LIMITATIONS, Philips warrants that the Parts and Labor provided will be free from defects per the following schedule.

	Parts and Labor	Parts (no Labor)
Diagnostic Imaging including Ultrasound	N/A	30 days from date of shipment
Patient Monitoring and Medical IT	N/A	90 days from date of shipment

Certain parts such as: nuclear camera detector crystals, transducers, flat panel detectors, and evacuated devices such as x-ray tubes, image intensifier tubes, TV camera pick-up tubes, photo multiplier tubes, CRTs and selected other service parts may carry separate warranties that will be provided at the time of purchase.

PART RETURN POLICY- EXCHANGE PARTS
Philips provides service parts on an exchange basis. Replaced parts become the property of Philips and are to be returned promptly to Philips using the established Return Material Authorization (RMA) process. Delayed parts return may result in additional customer charges.

REMEDIES
If Philips determines that any parts or labor fails to meet the foregoing warranties, Philips shall correct any such failure, at its sole option by either (a) repairing any defective or damaged part and furnishing the necessary labor to resolve any problems directly associated with the labor provided by Philips, or (b) for parts not installed by Philips by making available at the place of installation any necessary repaired, exchange or replacement parts or assemblies. Certain of the replacement parts may contain refurbished components. If such components are used, they will carry a full new part warranty and will be subject to the same quality control and inspection procedures as all components in the original equipment. This and the above provisions contain the sole and exclusive remedies for claims based on defects in the parts or labor supplied by Philips. This liability terminates at expiration of the warranty period.

WARRANTY LIMITATIONS
Philips obligations under the service warranty are limited, at Philips option, to the repair or the replacement of the Philips Medical Systems Document Number 4535 983 03411 999 24Nov2003 product or a portion thereof, or to a refund of a portion of the purchase price paid by Customer contingent upon the return of service parts to Philips. Customers will provide Philips a written notice of a defect during the warranty period, and within thirty (30) days of discovering the defect. Philips obligations under the service warranty do not apply to any defects resulting from improper installation or inadequate maintenance or calibration by Customer or its agents. Philips obligations under the service warranty also do not apply to any defects resulting from; Customer or third party supplied software, interfaces, or supplies; use or operation of the product other than in accordance with Philips applicable System specifications and written instructions; abuse, negligence, accident, loss, or damage in transit; improper site preparation; unauthorized maintenance or modifications to the System; or to viruses or similar software interference resulting from the connection of the product to a network. Philips does not provide a warranty for any such third party products furnished to Customer by Philips; however, Philips shall use reasonable efforts to extend to Customer the third party warranty for the product. The obligations of Philips described above are Philips only obligations and Customer's sole and exclusive remedy for a breach of a service warranty.

THE WARRANTIES SET FORTH IN THIS PHILIPS SERVICE WARRANTY DOCUMENT ARE THE ONLY WARRANTIES MADE BY PHILIPS IN CONNECTION WITH ANY SERVICE PROVIDED BY PHILIPS MEDICAL SYSTEMS. THIS SERVICE WARRANTY IS, EXPRESSLY IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ACCESS TO SYSTEM
Philips shall have full, free and safe access to the System and Customer's operation, performance and maintenance records for the System, on each scheduled or requested warranty service visit. Philips shall also have access to and use of any machine, attachments, features or other equipment required to perform the necessary service contemplated herein at no charge to Philips. Customer waives warranty service if it does not provide such access to the System and Customer's records. Should Philips be denied access to the System and Customer's records at the agreed upon time, a charge equal to the appropriate hourly rate will be accepted by Customer for "waiting time."

WARRANTY SERVICE LABOR
In the event it is not possible to accomplish warranty service labor within the standard workweek, or in the event customer specifically requests that warranty service labor be performed outside of Philips standard workweek, Customer agrees to pay for such services at Philips Premium or the Sunday/Holiday labor rate in effect at the time the service labor is provided.

LIMITATIONS OF LIABILITY AND DISCLAIMERS
The liability, if any, of Philips for damages whether arising from breach of the terms in the quotation, breach of warranty, negligence, indemnity, strict liability or other tort, or otherwise with respect to the products and services is limited to an amount not to exceed the price of the product or service giving rise to the liability.

IN NO EVENT SHALL PIDLIPS BE LIABLE FOR ANY INDIRECT, PUNITIVE, INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST REVENUES OR PROFITS, OR THE COST OF SUBSTITUTE PRODUCTS OR SERVICES WHETHER ARISING FROM BREACH OF THE TERMS IN TI-ITS QUOTATION, BREACH OF WARRANTY, NEGLIGENCE, INDEMNITY, STRICT LIABILITY OR OTHER TORT. PIDLIPS SHALL HA VE NO LIABILITY FOR ANY GRATUITOUS ADVICE PROVIDED TO THE CUSTOMER.

FORCE MAJEURE
Philips and Customer shall each be excused from performing its obligations arising from any delay or default caused by events beyond its reasonable control including, but not limited to: acts of God, acts of third parties, acts of the other party, acts of any civil or military authority, fire, floods, war, embargoes, labor disputes, acts of sabotage, riots, accidents, delays of carriers, subcontractors or suppliers, voluntary or mandatory compliance with any government act, regulation or request, shortage of labor, materials or manufacturing facilities.

APPENDIX

APPENDIX A: WARRANTY AND CLASSIFICATION TABLE

PHILIPS PRODUCT WARRANTY
Patient Care and Clinical Informatics ("PCCI") Products
This product warranty document is an addition to the terms and conditions set forth in the quotation to which this warranty document is attached and applies to the Patient Care and Clinical Informatics Products listed on the quotation, hereinafter "PCCI Products." This warranty does not apply to replacement parts. The terms and conditions of the quotation are incorporated into this warranty document. The capitalized terms herein have the same meaning as set forth in the quotation unless defined herein.

1.	WARRANTY

A.
Commencement of Warranty Period. For all products that do not require installation, the warranty period begins on the date of invoice. For products that require installation, the warranty period begins upon completion of installation and product availability for first patient use. Available for first patient use means the product has been installed and substantially meets Philips' published specifications.

B.
Product Specifications. Product Specifications means specific technical information about Philips products, which is published in Philips product manuals and technical data sheets in effect on the date Philips ships Customer's order.

C.	Product Type and Warranty.

Category 1: Software Only Products (including Software Upgrades)
If the PCCI Product described in the quotation includes only Philips software, then Philips warrants that any and all media on which the Software is delivered to the customer shall be free of defects in material and workmanship for a period of ninety (90) days or as otherwise stated in the "PCCI PRODUCT WARRANTY CLASSIFICATION TABLE".

Category 2: Philips Integrated Hardware/Software Products/Supplies. Philips Integrated Hardware/Software Products are those which run on Philips designated hardware platforms and which contain hardware which is part of the Philips PCCI Product as described in the Product's Specifications. Philips warrants such PCCI Products against defects in materials and workmanship and will perform substantially within the Product's Specifications for a period of 12 months or as otherwise set forth on the attached Warranty Classification Table. Designated hardware platforms are hardware validated by Philips to operate PCCI software products in a manner consistent with Product Specifications. Philips warrants supplies products against defects in materials and workmanship for a minimum of one year or the balance of the product's shelf life.

Philips Hardware Product Upgrades are those which provide additional functionality to Integrated Hardware Products. Philips warrants such PCCI Product Upgrades against defects in materials and workmanship and will perform substantially within the Product's Specifications for a period of 90 days.

Category 3: Non-Philips Complementary PCCI Products.
Non Philips Complementary Products are Customer selected hardware, which are not part of the Philips PCCI Product as described in the Product's Specifications. For Non Philips Complementary Products, the hardware supplier warranty will be passed through to the customer and the Philips PCCI warranty shall not apply.

D.
Exclusions. Philips does not warrant PCCI Products to operate error free or without interruption. Philips does not warrant third party hardware including hardware component upgrades; third patty software including software upgrades; third party operating systems or operating system patches, fixes and updates. Network hardware components, network operating systems, and network wires are not covered by this warranty document. Consumables used in the operation of the PCCI Product, such as, but not limited to storage media, are not covered under this warranty document. Any fixes, patches, updates or upgrades to the Software, including without limitation, any professional services are not covered by any warranty or condition, express, implied, or statutory.

E.
Warranty Limitations. The above warranties do not apply to defects resulting from improper or inadequate maintenance or configuration by Customer; Customer or third party supplied software, interfacing or consumables; unauthorized modification; improper use or operations outside of the Specifications for the PCCI Product; abuse, negligence, accident, loss or damage in transit; improper site preparation; or unauthorized maintenance or repair. The warranty services do not include: servicing or replacing components of the PCCI Product other than those listed in the exhibits; the cost of consumable materials; providing software updates and upgrades, back-up copies of software, or the programming of custom code providing any service or parts specifically excluded under the quotation.

The warranties do not include any service necessary due to: a design, specification, or instruction provided by Customer or Customer representative; the failure of anyone other than Philips or Philips' subcontractor to comply with Philips' written instructions or recommendations; any combining of the PCCI Product with a product or software of other manufacturers other than those recommended by Philips; any alteration or improper storage, handling, use or maintenance of the PCCI Product by anyone other than Philips or Philips' subcontractor.

THE WARRANTJES SET FOR TH IN PHILIPS' WARRANTY DOCUMENT WITH RESPECT TO THIS PCCI PRODUCT (INCLUDING THE SOFTWARE PROVIDED WITH THE PCCI PRODUCT) ARE THE ONLY WARRANTIES MADE BY PHILIPS IN CONNECTION WITH THE PCCI PRODUCT, THE SOFTWARE, AND THE TRANSACTIONS CONTEMPLATED BY THE QUOTATION, AND ARE EXPRESSLY IN LIEU OF ANY OTHER WARRANTIES, EXPRESSED OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

2. ACCESS TO PCC/ PRODUCT
Philips shall have full, free and safe access to the PCCI Product and Customer's operation, performance and maintenance records for the PCCI Product, on each scheduled or requested warranty service visit. Philips shall also have access to and use of any machine, service, attachments, features or other equipment necessary to perform the necessary service contemplated herein at no charge to Philips. Customer waives warranty service if access is not provided to the PCCI Product and Customer's records. Should Philips be denied access to the PCCI Product or Customer's records at the agreed upon time, a charge equal to the appropriate hourly rate will be accepted by the Customer for "waiting time".

3. WARRANTY COVERAGE & RESPONSE TIME
Philips will provide to the Customer the on-site or remote Warranty service hours set forth on the Warranty Classification Table. Initial telephone response time will be within two (2) hours 8a.m. through 5p.m., Monday through Friday, excluding Philips holidays and within four (4) hours after hours Customer local time.

4. TRANSFER OF PCCI INSTALLABLE PRODUCT
At Philips' discretion, if Customer transfers or relocates the PCCI installable Product, or any portion thereof, all obligations under this warranty document will terminate unless Customer receives the prior written consent of Philips for the transfer or relocation. At Customer's request, Philips, at its discretion, will re-locate the PCCI Product and shall re-certify the PCCI Product, at the Customers expense.

5. CUSTOMER RESPONSIBILITIES FOR NETWORKED PRODUCTS
A. System Administrator. The Customer shall designate and train system administrator(s), as defined in the Professional Services Statement of Work (SOW) if applicable, who will serve as Philips' primary support contacts (the "Administrators") during the applicable warranty period. If the Customer does not have trained Administrators, then the Customer will be required to purchase an optional PCCI Product administration service from Philips.

B. Remote Access. The Customer shall provide Philips with remote access to the PCCI Product as per the Products Specifications and shall notify Philips of any changes to remote access connection procedures. Customer must also provide Philips with the network and local machine access privileges necessary to perform the warranty services. In the event that the Customer prohibits Philips from remotely accessing the PCCI Product and Philips unnecessarily sends a field service engineer to the PCCI Product site, the Customer will be charged for the services rendered based upon Philips' then-current standard labor and material rates.

C. Security. Philips has taken commercially reasonable steps to ensure that all software is free from computer viruses intentional or unintentional that disable, harm or otherwise disrupt computer systems or networks. Philips accepts no liability in respect to any loss, cost, damage, inconvenience or expense suffered as a result of any computer viruses. Post installation, Customer is solely responsible for providing adequate security to prevent unauthorized access to or use of the PCCI Product, including but not limited to access to proprietary and confidential information.

D. Data Reconstruction. The Customer is responsible for following the backup processes recommended in the Product Specifications. The Customer is responsible for the reconstruction, restoration, retrieval or recovery of any lost or altered patient records, files, programs, or data. Philips is not responsible for the reconstruction, restoration, retrieval or recovery of any lost or altered files, data, or programs.

6. INTERFACE SUPPORT FOR NETWORKED PRODUCTS
Philips' support of DICOM and HL7 interfaces to the PCCI Product is included in the applicable warranty period only to the extent that such interfaces exist at the PCCI Product location at the time of installation of the PCCI Product. PCCI Product interface support does not include the modification of any interface due to interface changes in third patty hardware or software. In the case of a planned upgrade of the PCCI Product or any Software that involves modifications to the PCCI Product interface specifications, Philips requires that detailed technical information on such modifications be made available to Philips at least ninety (90) days in advance of the planned upgrade. In such a case Philips shall have the right, but not the obligation, to modify and upgrade the PCCI Product or Software to support such new interface specifications at a schedule and cost to be mutually approved by Philips and the Customer. The Customer shall pay the cost of any additional work required to implement and support the new interface specifications at Philips' then-current standard rates for such service.

7. LIMITATIONS OF LIABILITY AND DISCLAIMERS
The total liability, if any, of Philips for all damages and based on all claims, whether arising from breach of contract, breach of warranty, negligence, indemnity, strict liability or other tort, or otherwise, arising from a PCCI Product, licensed software, and/or service is limited to the price paid hereunder for the PCCI Product, licensed software, or service. This limitation shall not apply to third party claims for bodily injury or death caused by Philips' negligence or proven product defect.

IN NO EVENT SHALL PHILIPS BE LIABLE FOR ANY INDIRECT, PUNITIVE, INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST REVENUES OR PROFITS, BUSINESS INTERRUPTION, LOSS OF DATA, OR THE COST OF SUBSTITUTE PRODUCTS OR SERVICES WHETHER ARISING FROM BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, INDEMNITY, STRICT LIABILITY OR OTHER TORT.

8. FORCE MAJEURE
Philips shall be excused from performing its obligations arising from any delay or default caused by events beyond its reasonable control including, but not limited to, acts of God, acts of third parties, acts of the other party, acts of any civil or military authority, fire, floods, war, embargoes, labor disputes, acts of sabotage, riots, accidents, delays of carriers, subcontractors or suppliers, voluntary or mandatory compliance with any government act, regulation or request, shortage of labor, materials or manufacturing facilities.

PCCI PRODUCT WARRANTY CLASSIFICATION TABLE

WARRANTY NAME	WARRANTY DESCRIPTION	SERVICE LOCATION	WARRANTY PERIOD	PERIOD of COVERAGE	RESPONSE TIME	PCCI PRODUCTS Product Number/Description
Onsite	Customer site repair	Onsite	l year	7x24	Maximum	JntclliVue Patient Monitors
					next day	[MX400, MX450, MX500, MX550, MX700,
					onsite.	MX800, MX40, X2, MP2, MP5, MP5SC, MP5T,
MP20, MP30, MP40, MP50]
lntclliVuc MP2/X2 Battery Extension (865297)
lntclliVue Telemetry System ( l .4GH)
lntelliVuc Wireless Infrastructure (802.11)
IntelliVue XDS - Preinstalled hardware (865159
XD5)
Philips IntelliVue Information Center iX Hardware
(H options) - 866023, 866025
IntelliVue Infonnation Center N.01 Hardware (H
options) 866091, 866092, 866093, 866094,
866095, 866096, 866097, 866112, 866113; N.O
Hardware (H options)
865415,865418
Juniper Firewall (866395)
Avalon FM20, FM30, FM40, FMSO
Avalon CTS Cordless Fetal Transducer System
Invivo Expression Patient Monitor- 865214
Onsite	Customer site repair	Onsite	1 Year	8a.m. - Sp.Ill., Monday-	Maximum next business	Multi Measurement Server (M3001 A)
				Friday(6)	day	Flexible Module Rack (M8048A),
IntclliVuc FMS-4 (86524), Hemo Extension
Module (M3012A), Capnography Extension
Module (M3014A), Microstream C02 Extension
Module (M30l5AIB)
Intravascular Oxygen Saturation (S02) Module
(M1011A)
PageWriter TC70 Cardiograph (860315)
PageWriter TC50 (860310)
Stress System ST80i Trolley (860344)
ST80i Treadmill (TKM42500)
Parameter Modules: Cardiac Output (M 1012A),
SP02 (Ml020B), Mixed Venous (MIOl lA),
Invasive Pressure (MI 006B), EEG (MI 027A),
Temperature (M1029A), BISx (M1034AX)
IntelliBridge (865114, 865115)
M353 SA Hospital HeartStart MRx ( l)
M3536A EMS HeartStartMRx (1)
M4735A Hcartxtart XL (1)
Invivo Precess 3160 Patient Monitor- 865323,
465485 (2)
Invivo Precess 3160 Patient Monitor- 865111 (2) Rcspironics HRC V60 Ventilator
Onsite	Customer site repair	Onsite	2 Year	8a.m. - 5p.m.,	Maximum	Respironics HRC V200 Ventilator
				Monday-	next business

				Friday (6)	day
Bench	Repair and return of	Philips	1 Year	8a.m. - Sp.m.,	Typical 3	Innercool RTx Endovascular System
	customer unit	Customer		Monday-	business	Innercool Celsius Control Systems
		Repair Ctr.		Friday (6)	days (5)	lnnercool STx consoles
Invivo Essential SP02 Patient Monitor - 865353
Respironics ChMV Smartmonitor 2 With Modem,
PCMCIA
Respironics ChMV Smartmonitor 2 With PCMCIA
Respironics ChMV Srnarlmonitor 2 Ps W/Modcm
Respironies ChMV Smartmonitor 2 Psi W/Modem
Respironics ChMV BiliTx Homecare Package-
Neonatal Panel
Respironics ChMV BiliTx Homecare Package-
Wrap Panel
Respironics ChMV Bilichek Advanced System
Respironics ChMV Masimo Rad-8 Oximeter
Respironics HRC BiPap Focus
Bench	Repair and return of	Philips	2 Year	8a.m. - 5p.m.,	Typical 5-7
	customer unit	Customer		Monday-	business	Holter Recorders
		Repair Ctr.		Friday (6)	days (5)
Rcspironics HRC NM3 Monitor
Respironics HRC Trilogy 202 (12)
Bench	Repair and return of	Philips	2 Year	8a.rn. - Sp.m.,	Typical 3
	customer unit (with	Customer		Monday-	business	SureSignsVM1,VM4,VM6,VM8,VSi,VS2+,VS3,V
	loaner) (2)	Repair Ctr		Friday (6)	days (5)	S4, VSV(8)
SurcSigns VS Wireless Bridge (WO l option)
M3536A EMS Hear!Start MRx (I)
8603 IO PagcWritcr TC50 Cardiograph (8)
Bench	Repair and return of	Philips	3 Year	8a.m. - 5p.m.,	Typica13	860306 PageWriter TC30 Cardiograph
	customer unit	Customer		Monday-	business
		Repair Ctr		Friday (6)	days (5)
Bench	Repair and return of customer unit	Philips Customer	5 Year	8a.m. - 5p.m., Monday-	Typical 3 business	M3535A Hospital HeartStart MRx (1) M4735A I Heart Start XL (1)
	(with loaner) (2)	Repair Ctr.		Friday (6)	days (5)
Exchange	Product exchange	NIA	I Year	8a.m. - 5p.m., Monday-	Typical next business day	Ml019A(G5) M1013A (Gl)
				Friday (6)		MIO l 4A Spirometry Module
Tympanic Temperature Module (866149)
IntelliVuc XDS - Hardware Only (865159 XD I)
lntelliVue Cableless Sp02 Pod {865215),
IntclliVucCableless NIBP Pod (865216),
lntelliVue Cableless Respiration Pod (865218)
IntelliVuc TcGlO Module (865298)
lntelliVue NMT Module (865383)
StressVue System (not including treadmills)(! I)
Stress System ST80i (860343)
ST80i Upgrade Kit (860351)
Invivo Expression Display Control Unit (DCU)
Rcspironics ChMV NeoPAP CPAP Device

Exchange	Product exchange	NIA	5Year	8a.m. - 5p.m., Monday-	Typical next business day	861388 Heartxtart FR3 Text 861389 HeartStart FR3 ECG
				Friday (6)		M3860A HeartStart FR2+ (ECG)
M3861A HcartStart FR2+ (TEXT)
861458 ReFurb FR2+ ECG
861459 RcFurb FR2+ TEXT
Exchange	Product exchange	NIA	8 Year	8a.m. - Sp.m., Monday-	Typical next business day	M5066A HeartStart Onsite M5068A HeartStart Home
				Friday (6)		861304 HcartStart FRx
Media		NA	90 days (3)	NA	NA	Philips IntelliVue Information Center iX A
Replacement Only						Software (000 option)- 866023, 866025
IntellfVue Information Center N.01 Software (A
options) 866091, 866092, 866093, 866094,
866095, 866096, 866097, 866112, 866113; N.O
Software (A options)-
865415,865418
IntelliBridge Enterprise (866183)
lntell iVue Mobile Caregiver (8663 37)
Intell iVue Guardian Software - 866009
CS770 IntelliSpace Critical Care and Anesthesia
(866072)
CompuRecord (865230)
IntclliVue Mobile Patient Access
lntclliSpace Perinatal, Revision H.00 (866131,
866132)
OBTV G.O Software Only (865342)
IntelliSpace Event Management (release 10,
formerly Emergin) 865354, 865355 and 865356
IntelliSpace Event Management (release 11)
866030
TrnceMasterVue Software Only for Clinic, Basic,
Standard, Enterprise, & Universal Editions
(860326) (7)
including Software Only Upgrades
lntclliSpace ECG 860426 (software application
only)
Holter Software System including Software
Upgrades
ECG Gateway Softwarc,(86033 l)
Enhanced Web Server (865433) (Do I remove?)
Custom Enhanced Web Server {866087) (Do I
remove?)
PIIC MultiPatient Web Server (866193)
CSCN Specifications (865461)
Remote (4)	Remote Access	Remote\	I Year	8a.m. - 5p.m.,	Maximum	TraceMasterVue Turnkey Systems - includes
		On site		Monday-	next business	Hardware & Software for Dasie, Standard,
				Friday (6)	day	Enterprise, & Universal Editions (860325) (7)
lntclliSpace ECG 860425 (hardware for IECG)
TraceMasterVue System Upgrades - includes
Hardware & Software (860327)

Remote(4)	Part Replacement	Remote\	I Year	8a.m. - 5p.m.,	Maximum	StressVue treadmills only
		Onsite		Monday-	next business	TKM42500 and 1MX425
				Friday (6)	day
Biomcd	In-house	Customer site	3 Year	8a.m. - 5p.m.,	Typical next	SureSignsVMl,VM4,VM6,VM8,VSi,VS2+,VS3,V
	Biomedical Parts			Monday-	business day	S4, VSV(8)
Friday (6)
M3536A HcartStart MRx (I)
Biomed	In-house	Customer site	5 Year	8a.m. - 5p.m.,	Typical next	M3535A HeartStart MRx (1)
	Biomedical Parts			Monday-	business day
				Friday (6)		M4735A I HeartStart XL (1)

Notes:
1. These devices offer optional warranties; the Customer must select one at the time of order or the default of the one year warranty will be applied.
2. Philips will provide a loaner for period of time product is under repair.
3. Warranty applies to media only.
4. Most repairs can be completed remotely. Occasional onsite support may be required.
5. 3-7 days does not include transportation to and from Philips' Customer Repair Center.
6. Excluding scheduled Philips holidays.
7. When ordering TraceMasterVue Software Only with the OrderVue option, OrderVue receives a 90 day media only warranty; When ordering TraceMasterVue Turnkey Systems with the OrderVue option, OrderVue receives a 1 year remote/onsite warranty
8. These devices offer optional warranties; the Customer must select one at the time of order or the default warranty will be applied. Note: the VSi, VS2+, and VS4 offer purchasable warranties for extended years of service as well.
9. Demo equipment will receive the same warranty as new equipment.
10. Invivo Patient Monitors arc supported both onsite and at the bench
11. Primary warranty is exchange although, if the problem cannot be resolved by the CCSC, then FSE onsite will be utilized
12. When supplied by Philips, a 90 day warranty will be offered on the internal and detachable battery.

Updated 3-12-14

APPENDIX B: TRADEMARK GUIDELINES

This Appendix B describes the proper use of the Philips identity by Distributors who wish to indicate their association with Philips. Generally Philips allows authorized Distributors to do this, although their use of Philips brand must be consistent, of the highest quality and in line with the rules on this Exhibit.

ADVERTISING
Advertising through Distributors must be clear, regardless of the commercial agreement between Philips and the Distributor.

INTERNET ADVERSTING (AED products only)

•
Distributor shall use only Philips approved and current images, descriptions, context, and videos that are provided on ChannelSource . Such resources shall ONLY be reused in the same layout as posted on ChannelSource. Videos, imagines, text etc. taken from ChannelSource, shall not be combined with, arranged in or in any way modified that creates a public representation of the product(s) that was unintended by Philips or the resources as removed from ChannelSource. Philips will provide Distributor with access to ChannelSource upon execution of this Agreement. If Distributor sells products that are not manufactured by Philips ("Non-Philips Products") with Philips products, then Distributor shall clearly and conspicuously identify such Non-Philips Products on its website including in the description of such items, when placing orders for such items, in the shopping cart (if used), at checkout, when reviewing orders, and on invoices (including invoices that are e-mailed to customers)

•
Distributor shall notify Philips of each of its officers, employees, or agents to whom it has provided access to ChannelSource or the Materials. Distributor is responsible for all such individuals' use of the Materials and shall indemnify Philips if any such user violates the terms and conditions of the license or this Amendment. Distributor shall notify Philips within five (5) business days if any such individual ceases to be its officer, employee, or agent.

WEBSITES
Distributors may link their websites to Philips by using the following elements as links:

•	Philips wordmark

•	The word Philips in text (blue underlined)

•	Specified URL (e.g. www.philips.com)

The word mark and the word Philips in a text may link to any relevant page (e.g. Home or product detail page). Note however that linking to detail pages is difficult to manage as URLs change regularly and the links will be broken. We therefore advise to link the wordmark and word Philips to the country or global home page, unless there is a manageable situation with a Distributor.

A specified URL must always link to the accurate page.

Distributors must not imitate the style of our website or create a site that could be confused with Philips. Distributors may not use the Philips word mark or any Product name in any URL.

WORDMARK
Distributors must only use the Philips word mark to indicate their status as an authorized Philips dealer or to identify Philips products.

The wordmark must be in Philips blue whenever possible. If not possible, it must be black on a light background and white on a dark background. The background must always be an even color.

VEHICLES
Distributors may display the wordmark on their vehicles.

SIGNAGE
Distributors must display the word mark in Philips blue on any signage used inside and outside Distributors' premises.

STATIONERY

Distributors must use the wordmark in the standard form on letters, faxes, business cards, envelopes and compliment slips. If a list of other company names appears on the stationery, Distributors may write Philips in the same typeface as the other names. Distributors must state they are an authorized Distributor for Philips Products with the phrase "Authorized Philips Dealer" or "Authorized Philips Distributor".

APPENDIX C: SOFTWARE LICENSE TERMS (Rev. H)

BY OPERATING THIS PRODUCT AND USING THE LICENSED SOFTWARE, YOU AGREE TO ALL THE TERMS OF THIS LICENSE AGREEMENT AND LIMITATION OF REMEDY PROVISIONS. IF YOU DO NOT AGREE WITH THE TERMS OF THIS LICENSE AGREEMENT, RETURN THE LICENSED SOFTWARE TO THE SELLER FOR A FULL REFUND.

The Philips proprietary computer software package ("Licensed Software") installed on your system, is licensed (and not sold) to you (the "Customer") by Philips Healthcare, a division of Philips Electronics North America Corporation ("Philips"), whose principal place of business is 3000 Minuteman Road, Andover, Massachusetts 01810 U.S.A for your use in accordance with this Agreement.

1. License Grant.
1.1 Subject to any usage limitations for the Licensed Software set forth on the product description of the quotation, Philips grants to end user customer a nonexclusive and non-transferable right and license to use the computer software package ("Licensed Software") in accordance with the terms of the quotation. The License shall continue for as long as end user customer continues to own the product, except that Philips may terminate the License if end user customer is in breach or default. End user customer shall return the Licensed Software and any authorized copies thereof to Philips immediately upon expiration or termination of this License.
1.2 The License does not include any right to use the Licensed Software for purposes other than the operation of the product. End user customer may make one copy of the Licensed Software in machine-readable form solely for backup purposes. Philips reserves the right to charge for backup copies created by Philips. Except as otherwise provided under section 1.6, End user customer may not copy, reproduce, sell, assign, transfer, or sublicense the Licensed Software for any purpose without the prior written consent of Philips. End user customer shall reproduce Philips' copyright notice or other identifying legends on such copies or reproductions. End user customer will not (and will not allow any third party to) decompile, disassemble, or otherwise reverse engineer or attempt to reconstruct or discover the product or Licensed Software by any means whatsoever.
1.3 The License shall not affect the exclusive ownership by Philips of the Licensed Software or of any trademarks, copyrights, patents, trade secrets, or other intellectual property rights of Philips (or any of Philips' suppliers) relating to the Licensed Software.
1.4 End user customer agrees that only authorized officers, employees, and agents of End user customer will use the Licensed Software or have access to the Licensed Software (or to any part thereof), and that none of End user customer's officers, employees, or agents will disclose the Licensed Software, or any portion thereof, or permit the Licensed Software, or any portion thereof, to be used by any person or entity other than those entities identified on the quotation. End user customer acknowledges that certain of Philips' rights may be derived from license agreements with third parties, and End user customer agrees to preserve the confidentiality of information provided by Philips under such third party license agreements.
1.5 The Licensed Software shall be used only on the product(s) referenced in the quotation.
1.6 End user customer may transfer the Licensed Software in connection with sale of the product to a healthcare provider who accepts all of the terms and conditions of this License; provided that End user customer is not in breach or default of this License, the Terms and Conditions of Sale, or any payment obligation to Philips.

2. Modifications,
2.1 If End user customer modifies the Licensed Software in any manner, all warranties associated with the Licensed Software and the products shall become null and void. If End user customer or any of its officers, employees, or agents should devise any revisions, enhancements, additions, modifications, or improvements in the Licensed Software, End user customer shall disclose them to Philips, and Philips shall have a non-exclusive royalty-free license to use and to sub-license them.
2.2 The Licensed Software is licensed to End user customer on the basis that (a) End user customer shall maintain the configuration of the products as they were originally designed and manufactured; and, (b) the product includes only those subsystems and components certified by Philips. The Licensed Software may not perform as intended on systems modified by other than Philips or its authorized agents, or on systems which include subsystems or components not certified by Philips. Philips does not assume any responsibility or liability with respect to unauthorized modification or substitution of subsystems or components.

3. Limitation of Liability, THE TOTAL LIABILITY, IF ANY OF PHILIPS AND ITS AFFILIATES FOR ALL DAMAGES AND BASED ON ALL CLAIMS, WHETHER ARISING FROM BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, INDEMNITY, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING FROM A PRODUCT, LICENSED SOFTWARE, AND/OR SERVICE IS LIMITED TO THE PRICE PAID HEREUNDER FOR THE PRODUCT, LICENSED SOFTWARE, OR SERVICE. TillS LIMITATION SHALL NOT APPLY TO THIRD PARTY CLAIMS FOR BODILY INJURY OR DEATH CAUSED BY PHILIPS' NEGLIGENCE OR PROVEN PRODUCT DEFECT.

4. DISCLAIMER. IN NO EVENT SHALL PHILIPS OR ITS AFFILIATES BE LIABLE FOR ANY INDIRECT, PUNITIVE, INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST REVENUES OR PROFITS, BUSINESS INTERRUPTION,LOSS OF DATA, OR THE COST OF SUBSTITUTEPRODUCTS OR SERVICES Wl-llil1IBR ARISING FROM BREACH OF CON1RACT, BREACH OF WARRANTY,NEGLIGENCE, INDEMNITY, STRICT LIABILITY OR OTIIER TORT.

Appendix D

BUSINESS ASSOCIATE and PRIVACY AGREEMENT

This Business Associate and Privacy Agreement (''Agreement"), first effective on the Effective Date, is entered into by and between the following parties (each a "Party" and collectively the "Parties"):

	Philips		Company
Philips:	Philips Healthcare, a division of Philips Electronics North America Corporation	Company:	Enter Company's full legal name
Philips' Principal Address	3000 Minuteman Rd. Andover, MA 01810	Company's Principal Address	Enter address

Section 1. BACKGROUND AND PURPOSE

1.1
The Parties have entered into one or more contracts (the "Underlying Contract(s)"), including without limitation those described or listed on SCHEDULE A attached hereto, which require Company to be provided with, to have access to, and/or create (a) Protected Health Information that is subject to the federal regulations issued pursuant to the Health Insurance Portability and Accountability Act ("HIPAA") and codified at 45 C.F .R. parts 160 and 164 ("HIP AA Rules") and (b) other Personal Data. This Agreement shall supplement and/or amend each of the Underlying Contract(s) only with respect to Company's receipt, use, access, disclosure, or creation of PHI and Other Personal Data under the Underlying Contract(s) to allow Philips to comply with sections 164.502(e) and 164.314(a)(2)(i) of the HIPAA Rules and other Privacy Laws. Except as so supplemented and/or amended, the terms of the Underlying Contract(s) shall continue unchanged and shall apply with full force and effect to govern the matters addressed in this Agreement and in each of the Underlying Contract(s).

Section 2. DEFINITIONS

2.1	"Business Associate" shall generally have the same meaning as the term "business associate" at 45 CFR 160.103, and in reference to the party to this Agreement, shall mean Company.

2.2	"Effective Date" means the date of the last of the Parties to sign the signature page hereto.

2.3	"HIPAA" means the U.S. Health Insurance Portability and Accountability Act.

2.4	"HIPAA Regulations" means the regulations codified at 45 C.F.R. parts 160 and 164.

2.5	"HIPAA Rules" means the Privacy Rule, Security Rule, breach notification, and enforcement rules in the HIPAA Regulations.

2.6
"Personal Data" means (a) PHI and (b) any information relating to an identified or identifiable individual that is (i) disclosed to Company by Philips, (ii) accessed or obtained by Company from, or on behalf of, Philips or (iii) created by Company from data so disclosed, accessed or obtained, in each case in connection with its performance under the Underlying Contracts. (For illustration purposes, the following is a non-exhaustive list of examples of Personal Data: Social Security number, driver's license number, financial account number of an individual, credit or debit card account number of an individual (including personal identification number, card validation code or value, and magnetic stripe data), and health or medical information or one or more factors specific to physical, psychological, mental, economic, cultural or social identity or any other unique identifier paired with an identified or identifiable individual.)

2.7	"PHI," "ePHI" and "uPHI" shall mean Protected Health Information, Electronic Protected Health Information and Unsecured Protected Health Information, respectively, as defined in 45 C.F.R. §160.103.

2.8
"Privacy Laws" means (i) federal, state, provincial and local laws, rules, regulations and governmental requirements relating to privacy or security of PPD, including without limitation laws implemented pursuant to the California Computer Security Breach Act (Cal. Civ. Code§§ 1798.29, 1798.80 - 1798.84), California Assembly Bill 1950 (Cal. Civ. Code§1798.81.5), Massachusetts Standards for the Protection of Personal Information of Residents of the Commonwealth (201 CMR 17.00) and similar requirements, (ii) generally-accepted industry standards concerning privacy, data protection, confidentiality or information security, including without limitation the Payment Card Industry Data Security Standard, and any other similar standards of which Philips has notified Company in writing, and (iii) provisions of Philips privacy policies, statements or notices provided to Company in writing.

2.9	"Privacy Rule" means Subpart E of 45 C.F.R. Part 164.

2.10	"Secretary" means the Secretary of U.S. Department of Health and Human Services.

2.11	"Security Rule" means Subpart C of 45 CFR Part 164.

2.12
"Subcontractor" means a (a) "subcontractor" (as defined at 45 CFR 160.103) of Company or (b) any other third patty to whom the Company provides access to Personal Data to support the Company's activities under the Underlying Contracts.

2.13
"Underlying Contract(s)" means contracts between the Parties (including without limitation as described on SCHEDULE A hereto) that require, permit or contemplate the Company being provided with, having access to, and/or creating Personal Data, including without limitation PHI subject to HIPAA and HIPAA Regulations.

2.14
Other. Other capitalized terms used in this Agreement shall, (a) when used with respect to PHI, have the same meaning as those terms have in the HIPAA Rules and (b) when used with respect to other Personal Data, have that same meaning but without being limited to PHI.

Section 3. OBLIGATIONS AND ACTIVITIES OF COMP ANY

3.1	General. With regard to its creation, maintenance, transmittal, use or disclosure of Personal Data, Company agrees to:

(a)     Permissible Use/Disclosure. Not Use or disclose Personal Data other than as permitted or required by this Agreement or as Required By Law;

(b)    No De-Identification. Not create de-identified PHI or other Personal Data received from Philips, absent specific written permission from Philips.

(c)    No Data Aggregation Services. Not Use PHI to provide Data Aggregation Services without the express written approval of Philips.

(d)    No Marketing. Not Use or disclose any Personal Data for marketing purposes unless explicitly permitted by the Underlying Contract(s) or in writing by Philips. Company shall not directly or indirectly receive payment for any Use or disclosure of Personal Data for marketing purposes.

(e)    No Sale of Personal Data. Not directly or indirectly receive remuneration in exchange for Personal Data except where explicitly permitted by the Underlying Contract(s) and agreed to in writing by Philips and consistent with the HIP AA Rules.

(f)    No Violation of HIPAA Privacy. Not Use or disclose PHI in a manner that would violate Subpart E of 45 CFR Part 164 if done by Philips, unless permitted by this Agreement.

(g)    Safeguards

(i)
For Protecting Personal Data. Implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of Personal Data that Company creates, receives, maintains, or transmits; and

(ii)	For Preventing Impermissible Use or Disclosure of Personal Data. Use appropriate safeguards to prevent any Use or Disclosure of Personal Data not permitted by this Addendum;

(h)    Certain Standards. Develop, implement, maintain and use appropriate administrative, technical, and physical Safeguards that reasonably and appropriately protect the integrity, confidentiality and availability of, and to prevent non-permitted or violating use or disclosure of, ePHI and other Personal Data created, transmitted, maintained or received in connection with the services, functions, and/or transactions to be provided under this Agreement, consistent with and in compliance with the requirements of the HIPAA Security Rule, and document and keep these Safeguards current. These Safeguards shall extend to transmission, processing, and storage of ePHI and other Personal Data. Transmission of ePHI and other Personal Data shall include transportation of storage media, such as magnetic tape, disks or compact disk media, from one location to another. Upon Philips request, Company will provide Philips with access to and copies of documentation regarding such Safeguards.

(i)    Reports to Philips. Notify Philips in writing within ten (10) days of any suspected or actual breach of security, security incident, intrusion or unauthorized Use or disclosure of PHI or other Personal Data and/or any actual or suspected Use or disclosure of PHI, or other Personal Data, in violation of this Agreement or any applicable federal or state laws or regulations. Such notice to Philips shall contain the identification (if known) of each individual whose uPHI or other Personal Data has been, or is reasonably believed by Company to have been, accessed, acquired, or disclosed during such breach, as well as:

(i)    Identify the nature of the non-permitted Use or disclosure or other breach;

(ii)    Identify the Personal Data Used, accessed or disclosed;

(iii)    Identify who made the non-permitted Use or received the non-permitted disclosure;

(iv)    Identify what corrective action Company took or will take to prevent further non-permitted Uses or disclosures;

(v)    Identify what Company did or will do to mitigate any deleterious effect of the non-permitted Use or disclosure; and

(vi)    Provide such other information, including a written report, as Philips may reasonably request.

(j)    Corrective Action. Take (i) prompt corrective action to cure any such deficiencies and (ii) any action pertaining to such unauthorized disclosure required by applicable federal and state laws and regulations.

(k)    Costs. Pay for all reasonable costs associated with the notification of individuals in connection with any breach of uPHI, including reasonable costs for credit monitoring as reasonably determined by Philips.

3.2
SUBCONTRACTORS. Where permitted by the Underlying Contract(s) to utilize a Subcontractor, or where permitted by Philips, ensure that any Subcontractors that create, receive, maintain, or transmit PHI on behalf of Philips or Company agree to the same restrictions and conditions that apply to Company with respect to such information.

3.3	DESIGNATED RECORD SETS

(a)
Within ten (10) days of receiving a written request from Philips, make available to Philips PHI necessary for Philips to respond to individuals' requests for access to PHI about them in the event that the PHI in Company's possession constitutes a Designated Record Set.

(b)
Within ten (10) days of receiving a written request from Philips, make available to Philips PHI for amendment and incorporate any amendments to the PHI in accordance with the Privacy Rule in the event that the PHI in Company's possession constitutes a Designated Record Set.

(c)
Within two (2) days of Company receiving a request directly from an individual for access, amendment or modification to, or disclosure to another person or an accounting, of that or another individual's PHI, notify Philips of such request and the contact information of that requesting person and identity of the person's PHI being requested.

3.4
Accounting. Within ten (10) days of receiving a written request from Philips, make available to Philips the information required for Philips to provide an accounting of Disclosures as necessary to satisfy its obligations under 45 CFR 164.528;

3.5
Inspection by Secretary. Make its internal practices, books, and records available to the Secretary and Philips, upon request, for purposes of determining compliance with the Privacy and Security Rules.

3.6	Compliance with Privacy Laws. Comply with all applicable Privacy Laws to which Company is subject.

3.7	Mitigation. Company shall use reasonable commercial efforts to mitigate any harmful effect that is known to Company of a Use or disclosure of PHI by Company in violation of this Agreement.

Section 4. PERMITTED USES AND DISCLOSURES BY BUSINESS ASSOCIATE
Except as otherwise specified in this Agreement, Company may:

4.1
General. Use or disclose PHI as necessary to perform its obligations under the Underlying Contracts. Such Use, disclosure or request of PHI shall utilize a limited data set if practicable or otherwise the minimum necessary PHI to accomplish the intended result of the Use, disclosure or request. Company also agrees to implement and follow appropriate minimum necessary policies in the performance of its obligations under this Agreement.

4.2	Required by Law. Use or disclose PHI as required by law.

4.3	Proper Management and Administration.

(a)    Use the PHI in its possession for its proper management and administration and to carry out the legal responsibilities of Company;

(b)    Disclose the PHI in its possession to a third party for the purpose of Company's proper management and administration or to carry out the legal responsibilities of Company, provided that the disclosures are required by law or Company obtains reasonable assurances from the third party regarding the confidential handling of such PHI as required under the Privacy Rule.

Section 5. ADDITIONAL MATTERS RELATED TO PERSONAL DATA GENERALLY

5.1
Authorized Processing. Company shall Process Personal Data only (i) on behalf and for the benefit of Philips, (ii) in accordance with Philips' instructions and (iii) for the purposes authorized by this Agreement, the applicable Underlying Contract or otherwise by Philips.

5.2
Limiting Access. Except with Philips' prior written consent, Company shall not disclose or provide access to any Personal Data to any person, except to its affiliates and Subcontractors with genuine need to access the Personal Data to enable Company to meet its obligations under this Agreement or an Underlying Contract.

5.3
Compliance Monitoring. Philips shall have the right to monitor compliance with this Agreement ("Compliance"). During normal business hours, with reasonable prior notice, Philips, its authorized representatives and relevant government authorities may audit, monitor and inspect Company's facilities and equipment, and any information or materials in Company's control, and interview Company's key employees, relating to Company's obligations under this Agreement, including without limitation, customer's security measures. Company shall allow all necessary access and information to accomplish such audit.

Section 6. RED FLAGS RULE

6.1
Red Flags Rule Matters. If Company is a "Service Provider" (as defined at 16 C.F.R. §68 l.2) to Philips, Company must, with respect to activities performed by Company concerning Philips' "Covered Accounts" (as defined in the Identity Theft Red Flags Rule under the Fair and Accurate Credit Transaction Act, 16 CFR Part 681):

(a)     conduct such activities in accordance with reasonable policies and procedures of a "Service Provider" (as defined in the Red Flags Rule) designed to detect, prevent and mitigate the risk of identity theft of individuals or businesses purchasing Philips goods or services under those Covered Accounts, and

(b)     promptly report to Philips any specific pattern, practice, or activity ("Red Flags Incident") that indicates the possible existence of identity theft that Company detects as to Covered Accounts and, as appropriate, respond to and mitigate, or assist Philips in responding to and mitigating, such Red Flags Incident.

Section 7. TERMINATION

7.1
Termination. This Agreement shall terminate on (a) the date that the last of the Underlying Contracts terminates or expires or (b) on the date Philips terminates for cause as authorized in Section 0 hereof, whichever is sooner.

7.2
Termination by Philips. Should Philips become aware of a breach of a material term of this Agreement by Company, Philips shall provide Company with written notice of such breach in sufficient detail to enable Company to understand the specific nature of the breach. Philips shall be entitled, upon provision of such notice, to immediately terminate the Underlying Contract(s) associated with such breach. If for any reason Philips determines that such termination of the Underlying Contract(s) is not feasible, Philips may report such breach to the U.S. Department of Health and Human Services.

7.3
Effect of Termination. Upon termination of this Agreement for any reason, Company, with respect to PHI received from Philips, or created, maintained, or received by Company on behalf of Philips, shall:

(a)    Retain only that PHI which is necessary for Company to continue its proper management and administration or to carry out its legal responsibilities;

(b)    Return to Philips or destroy the remaining PHI that Company still maintains, if it is feasible to do so;

(c)    Continue to use appropriate safeguards and comply with Subpart C of 45 CFRPart 164 with respect to ePHI to prevent use or disclosure of the PHI, other than as provided for in this Section, for as long as Company retains the PHI;

(d)    Not use or disclose the PHI retained by Company other than for the purposes for which such PHI was retained and subject to the same conditions set out in this Agreement which applied prior to termination; and

(e)     Return to Philips or destroy the PHI retained by Company when it is no longer needed by Company for its proper management and administration or to carry out its legal responsibilities.

7.4	Survival. The obligations of Business Associate under this Section 7 shall survive the termination of this Agreement.

Section 8. MISCELLANEOUS

8.1
Remedies. Company agrees that any Processing of Personal Data in violation of this Agreement or Privacy Law may cause immediate and irreparable harm to Philips for which money damages may not be adequate remedy. In such case, Company agrees that Philips may obtain specific performance and injunctive or other equitable relief for any such violation, in addition to its remedies at law, without proof of actual damages. Company agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

8.2
Contact Information. If an individual, in seeking an accounting of the disclosures of his/her PHI, requests that Philips provide such individual with the identity of and a contact at Company in Company's capacity as a business associate of Philips, Philips may provide the individual with the following Company contact information:

Company contact information

8.3
Amendment. The Parties agree to take such action as is necessary, - including negotiating in good faith, -- to amend this Agreement from time to time as is necessary for Compliance with the requirements of the HIPAA Rules and any other applicable law.

8.4
No Third Party Beneficiaries. Nothing in this Agreement shall confer upon any person other than the Parties and their respective successors or assigns, any rights, remedies, obligations, or liabilities whatsoever.

8.5	Interpretation. The terms of this Agreement shall prevail in the case of any conflict with the terms of any Underlying Contract to the extent necessary to allow Philips to comply with the HIPAA Rules.

BUSINESS ASSOCIATE and PRIVACY AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties acknowledge their agreement to the foregoing by due execution of the Agreement by their respective authorized representatives,

PHILIPS	COMPANY

Signature	Signature
Name (print):	Name (print):
Title:	Title:
Date:	Date:

SCHEDULE A
Underlying Contracts

UNDERLYING CONTRACTS
List the specific contracts covered by this Appendix D.

Contract Title	Contract No
2013 Phillips Master Distributor Agreement	MD228
Phillips Manufacturer Representative Agreement	971036
Service Agreement	Dated 01/01/09